                                                                   Exhibit D-1.2





                           UNITED STATES OF AMERICA

                                  BEFORE THE
                     FEDERAL ENERGY REGULATORY COMMISSION



Union Electric Company and           )
Central Illinois Public              )                    Docket Nos. EC96-7-000
Service Company                      )




                           PREPARED DIRECT TESTIMONY

                                      OF

                                 RODNEY FRAME








                                 Washington, DC
                               December 22, 1995

                               TABLE OF CONTENTS


I.    INTRODUCTION.............................................................1

II.   PURPOSE OF TESTIMONY AND SUMMARY OF CONCLUSIONS..........................5

III.  APPROACH TO ANALYZING COMPETITIVE EFFECTS ASSOCIATED WITH
      ELECTRIC UTILITY MERGERS................................................11

IV.   TRANSMISSION............................................................19

        A.  OPEN ACCESS TRANSMISSION TARIFFS..................................19

        B.  INTERCONNECTIONS..................................................24

        C.  TRANSMISSION OVERLAPS.............................................41

V.    BULK POWER..............................................................45

        A.  SHORT TERM CAPACITY...............................................49

        B.  LONG TERM CAPACITY................................................70

        C.  NONFIRM ENERGY....................................................76

        D.  OTHER CONSIDERATIONS..............................................90

VI.   RETAIL COMPETITION ISSUES...............................................92

VII.  VERTICAL ISSUES.........................................................97

                                                         Exhibit No. ____(RWF-1)
                                                                   Page 1 of 100


                           UNITED STATES OF AMERICA

                                  BEFORE THE
                     FEDERAL ENERGY REGULATORY COMMISSION



     Union Electric Company                      )
                                                         Docket No. EC96-___-000
     Central Illinois Public Service Company     )


                           Prepared Direct Testimony

                                      of

                                 RODNEY FRAME


I.   INTRODUCTION

Q.   PLEASE STATE YOUR NAME AND POSITION.

A. My name is Rodney Frame. I am a Vice President of National Economic Research Associates, Inc. (NERA).

Q.   WHAT IS YOUR BUSINESS ADDRESS?

A.   My business address is 1800 M Street, N.W., Washington, D.C. 20036.

Q.   WHAT IS NERA?

                                                          Exhibit No. ___(RWF-1)
                                                                   Page 2 of 100


A. NERA is a consulting firm founded in 1961 to provide business, government and the legal profession with research and analysis in microeconomics--a field that encompasses price and cost determination, the behavior of firms and consumers, and the impact of competition and regulation upon the efficiency of firms, markets and the economy as a whole. We have nine offices in the U.S. and a staff of approximately 230. We have offices overseas in London and Madrid.

Q.   WHAT IS YOUR FORMAL EDUCATIONAL BACKGROUND?
A. I received a Bachelors degree in Business Administration from George Washington University in 1970. Also at George Washington I completed all requirements for my Ph.D. in Economics with the exception of my thesis. My graduate studies at George Washington were funded under the National Science Foundation Graduate Traineeship program.

Q.   PLEASE DESCRIBE YOUR PROFESSIONAL EXPERIENCE.
A. I have been employed at NERA since 1984, originally as a Senior Consultant and since 1990 as a Vice President. Most of my work has involved consulting with electric utility clients on various competition related matters, including retail competition, bulk power markets and competition, transmission access and pricing, partial requirements ratemaking, contractual terms for wholesale service, mergers and contracting for generation supplies from nonutility generators.

                                                           Exhibit No.___(RWF-1)
                                                                   Page 3 of 100


     From 1976 to 1984 I was a Senior Economist at Transcomm, Inc. (Transcomm), in Falls Church, Virginia. There I directed a number of projects concerning market structure and ratemaking in the telecommunications industry, competition among electric utilities and postal ratemaking.
     Prior to my affiliation with Transcomm, I worked as an independent economic consultant advising clients mostly on telecommunications issues.

     I have testified in federal and local courts and before state and federal regulatory commissions. I submitted testimony to the Commerce Commission of New Zealand on the competitive implications of alternative transmission pricing proposals. I provided an affidavit and supporting competitive analyses in Federal Energy Regulatory Commission (FERC or Commission) Docket No. EC92-5-000 concerning the merger of Iowa Power, Inc. and Iowa Public Service Company. I submitted prepared direct and rebuttal testimony in FERC Docket Nos. ER93-465-000 and ER93-922-000 concerning competitive issues raised by Florida Power & Light Company's (FP&L) proposed interchange contract modifications, wholesale electric service tariff revisions and "open access" transmission tariffs. In the same proceeding I also submitted separate pieces of testimony relating to "comparability" of transmission services, the appropriateness of crediting transmission rates to account for customer-owned transmission facilities, and the implications of FERC's Notice of Proposed Rulemaking (NOPR) on FP&L's proposed transmission tariffs. In FERC Docket No. ER93-498-000, I submitted prepared answering and prepared rebuttal testimony concerning allegations that a contractual agreement entered into by Central Louisiana Electric Company constituted predatory pricing. In FERC Docket No. EC95-4-

                                                           Exhibit No.___(RWF-1)
                                                                   Page 4 of 100

     000, I submitted prepared direct testimony concerning competitive issues raised by the proposed merger of Midwest Power Systems, Inc. (MPSI) and Iowa-Illinois Gas and Electric Company (IIGE). In Docket Nos. EC94-7-000 and ER94-898-000, I submitted prepared rebuttal testimony concerning issues of comparability associated with open access transmission tariffs submitted by El Paso Electric Company and Central and South West Services, Inc. In Docket No. ER93-540-000, I submitted prepared rebuttal testimony concerning pricing and comparability issues associated with American Electric Power Company's (AEP) proposed open access transmission tariff. In Docket No. ER95-1686-000, I submitted prepared direct testimony addressing market power issues associated with an application by Northeast Utilities Service Company for market-based pricing authority. On numerous occasions I have spoken before electric industry groups on transmission access and pricing and other competition related matters.

     A copy of my resume is attached as Exhibit ___(RWF-2).

Q.   BY WHOM HAVE YOU BEEN RETAINED IN THIS PROCEEDING?
A. I have been retained by Union Electric Company (UE) and Central Illinois Public Service Company (CIPS)/1/, collectively "Applicants."


---------------------------------

/1/ Abbreviations are used throughout this testimony and accompanying exhibits and workpapers to identify utilities, regional reliability councils and other entities. A list of all such abbreviations is contained in Exhibit___(RWF-3).

                                                           Exhibit No.___(RWF-1)
                                                                   Page 5 of 100

II.  PURPOSE OF TESTIMONY AND SUMMARY OF CONCLUSIONS


Q.   WHAT IS THE PURPOSE OF YOUR PREPARED DIRECT TESTIMONY?
A. UE and CIPSCO, Incorporated (CIPSCO), the holding company for CIPS, have proposed to merge. After the merger UE and CIPS each will be a wholly owned subsidiary of Ameren Corporation (Ameren), a new, registered public utility holding company. Details concerning this transaction are provided in the testimony of Mr. Gary L. Rainwater. For convenience, throughout my testimony I will refer to this transaction as the merger of UE and CIPS, even though I recognize that UE and CIPS will continue to operate as separate, albeit commonly controlled corporate entities after the combination takes place. My testimony considers whether the merger of UE and CIPS is likely to create or increase market power and significantly affect competition. I separately address the effects of the proposed merger on the supply of transmission services, various wholesale or bulk power markets and various retail markets. I also consider whether there are important vertical concerns raised by the merger.

Q.   PLEASE SUMMARIZE YOUR CONCLUSIONS.
A. I conclude that the merger of UE and CIPS will not create or increase market power in any relevant market, nor facilitate its exercise through collusion. Concurrently with their merger application, Applicants are filing consolidated (one-system) open access transmission tariffs which conform with FERC's requirements as tentatively set forth in its transmission NOPR. Because these tariffs make available all of the direct interconnections

                                                           Exhibit No.___(RWF-1)
                                                                   Page 6 of 100


     of both UE and CIPS as receipt and delivery points, they have the potential to expand wholesale bulk power trading opportunities in the region. While I believe that the wholesale bulk power markets within which UE and CIPS operate already are competitive and that this will not be changed as a result of the merger, the filing by the two firms of these single-system tariffs should eliminate any residual concern that market power problems might arise as a result of the merger. The evidence which I have reviewed does not suggest that any additional measures are required to mitigate perceived concerns about market power resulting from the merger or from the combination of the transmission systems owned by Applicants.

     In addition to the competition-enhancing inference logically associated with Applicants' filing of their open access tariffs, existing structural conditions in and around areas served by Applicants also mitigate concern that the merger will create or enhance market power. There are several utilities that are interconnected with UE or CIPS that already have filed open access transmission tariffs. Some of these also are the result of mergers and therefore allow transport across what formerly were two independent systems without the pancaking of transmission charges. For the most part the transmission systems of UE and CIPS do not overlap, and so the merger does not eliminate one independent and potentially competing transmission alternative. Where there are entities that are interconnected with both UE and CIPS, the merger-induced reduction of one directly connected trading partner does not present competitive concerns because several other directly connected trading partners remain in each case.

                                                           Exhibit No.___(RWF-1)
                                                                   Page 7 of 100

     I also conclude that the merger will not create or increase market power in specific relevant wholesale bulk power markets that I examine, i.e., short term capacity, long term capacity and nonfirm energy. Both UE and CIPS actively seek to market short term capacity, and so the merger necessarily will reduce by one the number of independent sellers. However, many other independent participants still will remain. Moreover, UE has little or no uncommitted capacity, and so its ability to participate as a seller in short term capacity markets essentially is limited to situations where it resells the capacity which it simultaneously buys from others, that is, where it acts as a marketer. Because entry is relatively easy for those seeking only to remarket capacity purchased from others, the elimination of one such marketer does not present competitive concerns. As concerns short term capacity, I also examine the concentration of uncommitted capacity in various first tier markets and find that the merged firm's share of uncommitted capacity in all first tier markets is less than the 20 percent level which FERC in the past has used as a threshold to demarcate situations where market power problems potentially might be present. As concerns the possible exercise of buyer market power in short term capacity markets, a stand-alone CIPS contemplates no new resource additions through at least 2016. This makes it very unlikely that a stand-alone CIPS would be seeking to purchase capacity during this time period other than for remarketing purposes. If a stand-alone CIPS is not likely to be a purchaser of short term capacity, the merger cannot reasonably be said to increase buyer market power in short term capacity markets.

                                                           Exhibit No.___(RWF-1)
                                                                   Page 8 of 100


     With respect to long term generating capacity, I believe that it is unlikely as a general matter that any one firm will possess market power. This is evidenced by the plethora of nonutility generation that has come on line in recent years. Moreover, Applicants' filing of consolidated or one-system open access transmission tariffs should make entry by new nonutility generators easier than it would have been without the merger. The evidence in this case also indicates that Applicants do not possess the ability to deny to their would-be competitors access to other key inputs (i.e., fuel supplies, fuel transport facilities, generating sites) needed for such competition. The possibility that Applicants might exercise buyer or monopsony power in long term capacity markets is undercut by their relatively small share of total demand in the region where they operate, the ability of those who would construct new generation to move their projects elsewhere if Applicants refuse to offer acceptable purchase terms, and the ability of those who would construct new generation to use Applicants' open access transmission tariffs to market that new generation capacity to others.

     My conclusions concerning nonfirm energy markets are similar. Nonfirm energy markets encompass a variety of closely substitutable interchange transactions that generating utilities engage in principally to improve the economics of dispatch. A buyer whose own capacity resources are sufficient to accommodate its needs nevertheless may choose to purchase nonfirm energy from another supplier if doing so allows it to lower its total generation cost. But its desire to do so will be limited by the prices which interchange suppliers seek and so, in that sense, the buyer's own generation is a substitute product.

                                                           Exhibit No.___(RWF-1)
                                                                   Page 9 of 100

     Typically, vertically integrated suppliers in this country participate in nonfirm energy markets as both suppliers and purchasers, depending upon their demands and resources and market conditions at a point in time. Both UE and CIPS engage in nonfirm energy transactions with their neighbors, frequently using energy which they purchase from one party to support simultaneous sales to other parties. I perform two types of analyses concerning the possibility that the merger might create or enhance seller market power in nonfirm energy markets. First, as FERC has done on other occasions, I compute the merged firm's share of total generating capacity in first tier markets. I find that when the data are properly interpreted, the merged firm's share of total generating capacity in each first tier market falls below FERC's 20 percent threshold. I also examine historical data on actual nonfirm energy sales within a relatively narrow region encompassing just UE and CIPS and their direct interconnections. There are several reasons that such an analysis will tend to overstate concentration, and therefore possible inferences about market power, but I still find that the data do not suggest concerns about seller market power under Department of Justice guidelines. Moreover, the facts (i) that UE and CIPS when combined comprise a relatively small percentage of total demand in the region in which they operate, and (ii) that so many interconnected utilities already have filed open access transmission tariffs, both suggest that any concerns relating to merger-induced buyer market power in regional nonfirm energy markets are unfounded.

     I also conclude that the merger will not significantly affect electric versus electric retail competition. This conclusion holds for each of the types of retail electric competition that

                                                           Exhibit No.___(RWF-1)
                                                                  Page 10 of 100


     sometimes are discussed--franchise competition, yardstick competition, locational or customer competition, and fringe area competition.

     I also conclude that the merger will not significantly affect gas versus electric competition at the retail level. Both UE and CIPS sell gas and electricity to retail customers, but there are only about 900 customers that today can purchase electricity from CIPS and gas from UE and no customers that can purchase gas from CIPS and electricity from UE. Thus, there is little potential for direct gas versus electric competition between the two firms premerger, and therefore little such competition which the merger could reduce. Of course, traditional regulatory protections remain for the few situations where gas versus electric competition might be reduced.

     Finally, I conclude that a merger of UE and CIPS does not present important concerns about vertical issues. The principal vertical issue that exists in this industry today is whether, when generation and transmission are commonly owned, the integrated firm is able to use its transmission ownership in a fashion such that sales of its own generation are favored over those of its competitors. The functional unbundling requirement that is contained in FERC's transmission NOPR addresses this topic, but some would argue that it does not address perceived vertical concerns sufficiently. However, whether or not that is true is more of a generic issue and not one which presents itself in the context of assessing the effects of a merger between UE and CIPS. The evidence which I have reviewed does not suggest that a merger between UE and CIPS will create or exacerbate market power

                                                           Exhibit No.___(RWF-1)
                                                                  Page 11 of 100

     such that additional remedies beyond those contained in the transmission NOPR can be justified in the context of this merger.

Q.   HOW IS YOUR TESTIMONY ORGANIZED?
A. My testimony is organized as follows: Section III describes the general approach which is appropriate for analyzing the competitive effects of mergers; Section IV discusses transmission issues, including the Applicants' proposed open access transmission tariffs and the effects of the merger on transmission availability; Section V discusses the effects of the merger on individual wholesale bulk power markets (short term capacity, long term capacity, and nonfirm energy); Section VI addresses retail electric and gas versus electric competition issues; and Section VII addresses potential vertical concerns.

III. APPROACH TO ANALYZING COMPETITIVE EFFECTS ASSOCIATED WITH ELECTRIC UTILITY MERGERS

Q.   WHAT IS THE PURPOSE OF A COMPETITIVE ANALYSIS OF A MERGER BETWEEN UE AND
     CIPS?
A. As would be true for a competitive analysis of any other proposed merger, the purpose is to determine whether a merger of UE and CIPS will create or increase market power in any relevant market, or facilitate its exercise. The usual focus in such a competitive investigation is on possible merger-induced increases in seller market power, but in some cases there may also be concern about possible increases in buyer market power.

Q.   HOW COULD A MERGER ALLOW THE EXERCISE OF SELLER OR BUYER MARKET POWER?

                                                           Exhibit No.___(RWF-1)
                                                                  Page 12 of 100

A. Seller market power exists when sellers can raise prices above competitive levels and increase profits by doing so. If buyers have relatively few good supply alternatives, the sellers may be able to maintain prices above competitive levels in the marketplace. If the buyers do have good supply alternatives, they would simply switch, and the price increases would not hold. At least as concerns its potential effects on wholesale bulk power markets, the combination of UE and CIPS can be viewed principally as a horizontal merger, which is one where, premerger, the parties compete or potentially could compete in the same market. In theory, a horizontal merger could create or increase market power because it would reduce by one the number of alternative suppliers to whom customers could turn if the merged firm sought to increase price. A horizontal merger also could facilitate the exercise of seller market power if the number of surviving firms was small enough that it would facilitate collusion on pricing and output decisions.

     Buyer market power exists when those who purchase inputs are able to restrict the amount of such purchases and therefore depress the price paid below competitive levels. If sellers have relatively few good alternatives for marketing their output, the buyers can hold prices below competitive levels in the marketplace. If the sellers do have good alternatives, they would simply sell to them instead, and the price decrease would not hold.
     A horizontal merger in theory could create or increase buyer market power because it would reduce by one the number of alternative buyers to whom sellers could turn. Likewise, a horizontal merger could facilitate the exercise of buyer market power if the number of surviving firms was small enough such that it would facilitate collusion on purchasing policies.

                                                           Exhibit No.___(RWF-1)
                                                                  Page 13 of 100

Q.   WHAT ARE RELEVANT MARKETS?
A. A relevant market is a market which bears directly upon activities considered in an antitrust analysis. In this case, the areas of interest which are affected by the merger are the areas of actual and potential competitive overlap between the business activities of UE and the business activities of CIPS. This overlap should be defined with both product and geographic dimensions.

Q.   HOW ARE RELEVANT MARKETS DEFINED FOR A MERGER ANALYSIS?
A. The analysis begins with a definition of the actual or potential overlap between the business activities of the merging parties. By way of example, both UE and CIPS make nonfirm energy sales (or sales of closely substitutable products) to other utilities in the regions surrounding the areas where they serve. Therefore, nonfirm energy sales represent one area of overlap to consider in a competitive analysis of the merger's effects. By contrast, UE sells electricity to individual retail customers located in its service territory (e.g., metropolitan St. Louis), whereas CIPS sells electricity to individual retail customers located in its service territory (e.g., Carbondale and Quincy, Illinois). Because these two service territories are mutually exclusive, the sales of electricity to individual retail customers located in these areas do not represent an area of overlap to consider in a merger analysis because there is no existing competition between the two firms for making sales to these individual customers. This situation will not change unless existing institutional arrangements in the industry are dramatically altered.

                                                           Exhibit No.___(RWF-1)
                                                                  Page 14 of 100

     Once the realistic overlap areas between the business activities of the merging firms are determined, each is expanded, as appropriate, to reflect both demand and supply-side substitutability. Demand-side substitutability means that the analysis must encompass not only products and services sold by the merging parties but also products or services that are reasonably interchangeable. Competition from these substitute products or services places constraints on the prices which can be charged for products in the overlap area. Supply-side substitutability refers to the ability of firms not currently in the market to alter their productive processes to produce the product or service in question. Firms that can alter their productive processes easily ought to be considered as participants in the relevant market because the potential for competition from them acts as a constraint on price. The goal is to define the relevant market to include sufficiently close substitutes to the products or services in the overlap area but to exclude those that are remote. Moreover, just as the overlap area needs to be expanded to incorporate products and services that are reasonably interchangeable with those sold by the merging firms, it also must be expanded geographically to incorporate supplies that might be made available from beyond the areas where the merging parties sell their products and services. Supplies from outside the area where the merging parties historically have sold their products and services, if they can be transported into that area at reasonable cost, also will act as a constraint on the prices that the merging firms can charge and, accordingly, ought to be considered as part of the relevant market.

                                                           Exhibit No.___(RWF-1)
                                                                  Page 15 of 100

Q.   IS DEFINING RELEVANT MARKETS A TASK WHICH CAN BE PERFORMED WITH PRECISION?
A. Generally not. Decisions about where boundaries ought to be drawn, and which suppliers and products ought to be included and which ought to be excluded, frequently must be based upon imperfect or less than complete information. Because there generally are not clear breaks in the "chain of substitution," the exercise of judgment by the analyst is important.

Q. HOW DOES THE APPROACH WHICH YOU HAVE OUTLINED FOR DEFINING RELEVANT MARKETS CORRESPOND TO THAT CONTAINED IN THE DEPARTMENT OF JUSTICE AND FEDERAL TRADE COMMISSION HORIZONTAL MERGER GUIDELINES DATED APRIL 2, 1992 (MERGER GUIDELINES)?
A. The framework outlined above is substantially the same as that contained in the Merger Guidelines. The Merger Guidelines defines a relevant market as the smallest grouping of substitute products and geographic areas for which a hypothetical profit maximizing firm "that was the only present and future producer or seller of those products in that area" could impose a "small but significant and nontransitory" price increase. The analysis begins by using individual products sold by the merging firms as preliminary relevant market definitions. Then, if in response to a small but significant and nontransitory price increase for such product by the hypothetical monopolist, reductions in sales reduce profitability, additional products must be added to this preliminary version of the market until a small but significant and nontransitory price increase does not reduce profitability. Once defined, according to the Merger Guidelines, participants in the relevant market will include "firms currently providing or selling the market's products in the market's geographic area" and

                                                           Exhibit No.___(RWF-1)
                                                                  Page 16 of 100

     "may include other firms depending on their likely supply responses to a 'small but significant and nontransitory price increase.'" These adjustments essentially are the same as described above, i.e., expanding the boundaries of the overlap area, as appropriate, to reflect both demand and supply-side substitutability.

     The Merger Guidelines, however, also provides precise criteria to determine breaks in the chain of substitutability. Thus, the Merger Guidelines specifies a "price increase of five percent lasting for the foreseeable future" for "the small but significant and nontransitory increase in price" (although suggesting that different figures might be appropriate for different industries) and indicates that firms not currently producing the relevant product in the relevant market will be considered as participants if probable supply responses by them could occur within one year.

Q. HOW ARE RELEVANT MARKETS USED TO DETERMINE WHETHER A PROPOSED MERGER IS LIKELY TO CREATE OR INCREASE MARKET POWER, OR FACILITATE ITS EXERCISE THROUGH COLLUSION?
A. Relevant markets provide a useful analytical construct to focus the required competitive investigation on areas that potentially may present problems as opposed to those which obviously will not. Once relevant markets are defined, the usual approach, if data are available, is to use market share and other concentration measures for those markets to distinguish between mergers which require further investigation and those which do not. Relatively high values for these indicators signal that market power concerns may be present and therefore represent a call for more detailed analyses. Conversely, relatively

                                                           Exhibit No.___(RWF-1)
                                                                  Page 17 of 100

     low values for these measures suggest that market power concerns almost certainly are absent, even though one competitor will have been removed from the market, and therefore that no further and more detailed analyses need be undertaken. Thus, these summary statistical indicators are a screening device.

     However, there is no single measure of concentration, nor level of any such measure, that unambiguously differentiates between situations where market power is and is not likely to be of concern. The Merger Guidelines principally uses the Herfindahl-Hirschmann Index (HHI) as a screening device. An HHI is calculated by summing the squared market shares of all firms in the market. The maximum possible HHI (i.e., 100/2/ x 1 = 10,000) is present in a market that has only a single supplier. A market with ten equally sized firms has an HHI of 1,000 (i.e., 10/2/ x 10 = 1,000). The Merger Guidelines considers markets with postmerger HHIs below 1,000 to be "unconcentrated." Under the Merger Guidelines, mergers in unconcentrated markets "ordinarily require no further analyses." The Merger Guidelines considers markets with postmerger HHIs between 1,000 and 1,800 to be "moderately concentrated." If a merger in such a market causes the HHI to increase by more than 100, the merger, again according to the Merger Guidelines, "potentially raise[s] significant competitive concerns" depending on other factors such as ability to collude and barriers to entry. The Merger Guidelines considers markets with postmerger HHIs greater than 1,800 to be "highly concentrated." If a merger in such a market causes the HHI to increase by more than 50, the merger "potentially raise[s] significant competitive

                                                           Exhibit No.___(RWF-1)
                                                                  Page 18 of 100

     concerns," according to the Merger Guidelines, depending again on other factors. I develop HHI data below for my analysis of nonfirm energy markets.

Q.   ARE THERE OTHER SUMMARY SCREENING MEASURES USED FOR MERGER ANALYSES?
A. Yes. The Merger Guidelines also includes market share as a screening device in merger analyses. Under some circumstances a postmerger market share of 35 percent for the merging parties "may be relied upon to demonstrate that there is a significant share of sales in the market accounted for by customers who would be adversely affected by the merger." Also, on other occasions (e.g., Public Service Company of Indiana, 51 FERC
     (P) 61,367; Entergy Services, Inc., 58 FERC (P) 61,234, hereafter Entergy; and Louisville Gas and Electric, 62 FERC (P) 61,016), FERC has used a 20 percent market share figure to distinguish between firms which may or may not have market power in energy and capacity markets. My discussion below develops market shares for energy and short term capacity markets.

     Again, however, market share and other concentration data are useful as screening devices to distinguish between mergers which may present competitive concerns and those which do not. As the Merger Guidelines states, these measures "provide only the starting point for analyzing the competitive impact of a merger." Other factors, including ease of entry, also must be considered. Indeed, where entry is easy, i.e., "timely, likely and sufficient in its magnitude, character and scope to deter or counteract the competitive effects of concern

                                                           Exhibit No.___(RWF-1)
                                                                  Page 19 of 100

     . . . [a] . . .merger raises no antitrust concern and ordinarily requires no further analysis" (Merger Guidelines at page 47).

Q.   WHAT RELEVANT BULK POWER MARKETS HAVE YOU EXAMINED IN THIS CASE?
A. As indicated earlier, I have examined the same wholesale bulk power markets that have been examined in other merger or market power investigations at
     FERC: short term capacity, long term capacity and nonfirm energy. I also have considered whether the merger will affect electric versus electric and gas versus electric competition at the retail level.

IV.  TRANSMISSION

Q.   WHAT SET OF TOPICS ARE ADDRESSED IN THIS SECTION OF YOUR TESTIMONY?
A. I discuss three topics in this subsection of my testimony. First, I briefly describe the open access tariffs that UE and CIPS are filing in conjunction with their merger application. Second, I identify the interconnections of UE and CIPS and consider whether the merger-induced reduction in the number of directly interconnected trading partners that some utilities will see presents significant competitive concerns. Third, I consider whether a merger of UE and CIPS presents market power concerns as a result of a reduction in competing transmission paths.

     A. OPEN ACCESS TRANSMISSION TARIFFS
        --------------------------------

                                                           Exhibit No.___(RWF-1)
                                                                  Page 20 of 100

Q. PLEASE BRIEFLY DESCRIBE THE OPEN ACCESS TRANSMISSION TARIFFS WHICH UE AND CIPS ARE FILING.
A. Concurrently with their merger application, UE and CIPS are filing open access transmission tariffs designed to comply with FERC's requirements as tentatively set forth in its transmission NOPR issued in Docket No. RM95-8-
     000. These tariffs--the "Ameren Tariffs"--are described more fully in the testimony of Ms. Maureen A. Borkowski but, in essence, largely replicate the pro forma tariffs attached to the NOPR.

Q. WILL THE FILING OF THE AMEREN TARIFFS EXPAND THE OPPORTUNITIES OF OTHERS FOR PARTICIPATING IN REGIONAL BULK POWER MARKETS BEYOND WHAT WOULD COME ABOUT JUST FROM THE IMPLEMENTATION OF FERC'S TRANSMISSION NOPR?
A.   Yes.  A significant consideration is that a one-system tariff has been
     filed which combines the transmission assets of both CIPS and UE.   Thus,
     while FERC's NOPR, unless it is changed significantly, ultimately will require that all jurisdictional transmission owners (including UE and CIPS were they not to merge) file open access transmission tariffs along the lines set forth in the NOPR, the filing by UE and CIPS still expands bulk power trading opportunities for other, interconnected utilities by combining under a single tariff the transmission systems of both UE and CIPS. This will allow most of those interconnected utilities to transact with more trading partners by paying only a single wheeling fee whereas, without a merger, arranging two transmission transactions and paying two wheeling charges would have been required. Because of the manner in which transmission prices are determined under FERC's traditional pricing procedures, the ceiling price under

                                                           Exhibit No.___(RWF-1)
                                                                  Page 21 of 100

     the Ameren Tariffs necessarily always will be less than the sum of the two stand-alone ceiling prices. As a result, transactions may go forward in the future that, without the merger, would have been deterred by the "pancaking" of transmission charges.

Q.   CAN YOU PROVIDE SOME EXAMPLES?
A. There are several possible examples. Under the proposed tariff, AEP and Northern Indiana Public Service Company (NIPSCO) in Indiana and Central Illinois Light Company (CILCO) in Illinois will be able to transact with Associated Electric Cooperative, Inc. (AEC) and Kansas City Power & Light
     (KCPL) in Missouri by paying only a single wheeling fee, whereas without the merger two separate wheeling transactions would be required. Likewise, CINergy, Inc. (CINergy) now will be able to transact with AEC, KCPL and MidAmerican Energy Company (MEC) by paying only a single wheeling fee, whereas without the merger two wheeling fees would be required. Springfield, Illinois (Springfield, IL), a generating municipal system now interconnected with only Illinois Power Company (IP), CILCO and CIPS, will have all of UE's direct interconnections opened to it for a single wheeling fee. Columbia, Missouri (Columbia), a generating municipal system now interconnected with only UE and AEC, will have all of CIPS's interconnections opened to it for a single wheeling fee.

Q. IS THIS CONSIDERATION IMPORTANT FOR WHAT SOMETIMES ARE CHARACTERIZED AS TRANSMISSION DEPENDENT UTILITIES OR TDUS?

                                                           Exhibit No.___(RWF-1)
                                                                  Page 22 of 100

A. Yes. As I discuss below, there are several full and partial requirements customers that have connections with only UE or CIPS, but with no other utility. Consistent with their purchase obligations under these existing contracts, postmerger these smaller systems will be able to have power wheeled to them from all of the other utilities directly interconnected with either UE or CIPS, whereas without the merger their "one wheel" options would be confined to just the direct interconnections of UE or CIPS, whichever they are connected with, but not both.

Q. WILL THE CONSOLIDATED (ONE-SYSTEM) TRANSMISSION CHARGE BE BENEFICIAL TO ALL PARTIES?
A. Having a consolidated transmission charge obviously is beneficial to parties that, in the absence of the merger, would be forced to pay pancaked wheeling charges to get across the systems of both UE and CIPS or, because such pancaked charges would be too high, would pursue alternative purchase or sales opportunities. However, because of the manner in which transmission prices are developed under existing FERC procedures, it is possible that some customers will be disadvantaged. The ceiling price under the Ameren Tariffs necessarily will fall somewhere between the single system ceiling price for wheeling across UE's system and the single system ceiling price for wheeling across CIPS's system. The former is lower and the latter is higher. Accordingly, customers that in the absence of the merger would have desired to wheel across just the UE system may face price increases. Without the merger, their payments would be capped at the lower ceiling price for wheeling across UE's system, but postmerger their payments will be capped by the higher ceiling price associated with the consolidated system. Assessing the significance of this

                                                           Exhibit No.___(RWF-1)
                                                               Page 23 of 100

     effect requires that several factors be considered. One is that, as suggested, prices in the Ameren Tariffs represent only limits on the maximum prices which can be charged and that prices will fall below these price caps when market conditions dictate. A second consideration is that the ceiling price increases which will be faced by any customers who want to wheel across just the UE system--i.e., stand-alone UE charge versus consolidated Ameren charge--necessarily are counterbalanced by ceiling price decreases for those customers that wish to wheel across just the CIPS system. A third consideration is that even those customers who wish to enter into transactions that involve wheeling across just the UE system presumably at times will benefit from the ability to wheel across both systems also. Finally, these increased transmission charges will not have adverse competitive consequences to the extent that UE must charge itself the same price for transmission service for bulk power sales it makes. Consider, for example, one of the municipal systems that currently purchases its full requirements supply from UE. At the expiration of its current contract with UE, it will be eligible to use the Ameren Tariffs to purchase its power supply requirements from other vendors. The price which it pays under those tariffs will be the same whether it continues with UE as its supplier or selects another.
Q. WILL THE OPEN ACCESS TARIFFS MITIGATE CONCERN THAT THE MERGED FIRM WILL BE ABLE TO EXERCISE "TRANSMISSION MARKET POWER," OR MIGHT ADDITIONAL REMEDIES BE REQUIRED TO DO SO?
A. I understand the expression "transmission market power" to refer to a vertically integrated utility's use of its transmission assets to exercise market power in generation or bulk power

                                                           Exhibit No.___(RWF-1)
                                                                  Page 24 of 100

     markets. FERC previously has indicated that it could not "find any merger consistent with the public interest if the merging public utilities do not offer comparable transmission services. . ." and "that, as a general matter, comparable transmission access should adequately mitigate any utility's increased transmission market power. . ." (El Paso Electric Company and Central and South West Services, Inc., 68 FERC (P)61,181) resulting from a merger. The evidence which I have reviewed, and which is discussed below, indicates that the merged firm will not be able to exercise market power in wholesale bulk power markets anyway. The filing of the Ameren Tariffs should address any residual concern in this area. Based upon my review of the evidence, I see no reason to go beyond the comparable open access requirement in this case to mitigate concerns about the exercise of perceived transmission market power.

     B. INTERCONNECTIONS
        ----------------

Q.   WITH WHAT OTHER UTILITIES DOES UE HAVE INTERCONNECTIONS?
A. These interconnections are identified in the testimony of Ms. Borkowski in this proceeding and in Exhibit ___(RWF-4). Essentially these interconnections fall into the following two categories: (i) direct interconnections via facilities owned solely by UE, and (ii) contractual interconnections through facilities owned at least in part by others. The distinction between these two categories is important because the types of use that UE can make of its contractual interconnections is limited to those permitted by the underlying contract vehicles. In particular, as discussed below, certain of UE's interconnections are through "common bus" agreements which do not contemplate wheeling for third parties.

                                                           Exhibit No.___(RWF-1)
                                                                 Page 25 of 100


     Thus, while these interconnections may allow UE to buy electricity from its contractual trading partners, or sell electricity to them, they do not permit UE or the merged entity to provide transmission service which allows third parties to conduct similar transactions.

Q.   IS THIS A CONSIDERATION THAT IS RELATED TO THE MERGER?
A. No. UE cannot wheel power for others to or from these interconnections whether or not it merges with CIPS.

Q.   DOES IT PRESENT COMPETITIVE CONCERNS AS A RESULT OF THE MERGER?
A. No. As I discuss below, each potentially affected trading partner still has numerous other entities with which it can deal, postmerger, and so the fact that it may not be able to transact directly with UE's contractual interconnections does not present merger-related competitive concerns. Moreover, summary share and concentration data for short term capacity and nonfirm energy markets, discussed below, fall below threshold levels for concern about the potential exercise of market power

Q.   PLEASE CONTINUE WITH YOUR DISCUSSION OF UE'S INTERCONNECTIONS.
A. UE has direct interconnections with six investor-owned utilities (IOUs), one municipal utility system, one generation and transmission (G&T) cooperative, two federal government agencies, and one other entity jointly owned by it, CIPS and two other IOUs. The six IOUs are CIPS, IES Utilities, Inc. (IES), IP, KCPL, MEC, and Missouri Public Service Company (MoPub). The interconnected municipal system is Columbia, while the

                                                           Exhibit No.___(RWF-1)
                                                                 Page 26 of 100

     interconnected G&T cooperative is AEC which, with total capacity of more than 3,500 megawatts (including firm purchases), is one of the largest G&T cooperatives in the country. The two interconnected federal governmental agencies are the Tennessee Valley Authority (TVA) and the Southwestern Power Administration (SPA). The interconnection with TVA is via a joint agreement with CIPS and IP, the other two members of the Ill-Mo Pool in which UE participates. The interconnected joint venture entity is Electric Energy, Inc. (EEI). EEI, which is jointly owned by UE (40 percent), CIPS (20 percent), IP (20 percent), and Kentucky Utilities or KU (20 percent), owns 1,015 megawatts of coal-fired electric generation capacity in southern Illinois (the "Joppa Plant") and a substation which connects the Joppa Plant to EEI's owners (collectively "Sponsors") as well as transmission lines which connect EEI to a uranium processing plant (the "Paducah Project") in western Kentucky that today is operated by the United States Enrichment Corporation (USEC).

     UE's direct interconnection with MEC is via facilities covered by the Twin Cities-Iowa-St. Louis 345 Kilovolt Interconnection Coordination Agreement (East Line Agreement). Each of the participants in this agreement owns individual segments of the entire line, referred to as the East Line, which extends from the Twin Cities area in the north to UE's Montgomery substation west of St. Louis. UE's participation in this line provides it with contractual interconnections with the other owners, including IES, with which it also has a direct interconnection, and Interstate Power Company (IPW) and Northern States Power Company (NSP), with which it does not have direct interconnections. Through its participation in the Missouri-Arkansas EHV Interconnection, UE has contractual

                                                           Exhibit No.___(RWF-1)
                                                                 Page 27 of 100


     interconnections with AEC and Arkansas Power & Light Company (APL), an Entergy Corporation (Entergy) subsidiary. The line covered by this agreement extends from southeast Missouri into northeast Arkansas. Through its participation in the Mo-Kan-Ok 345 Line, UE has contractual interconnections with AEC, Kansas Gas & Electric Company (KGE) and Public Service Company of Oklahoma (PSO). This line extends from UE's Labadie substation at its Labadie plant near St. Louis across Missouri to KGE's Neosho substation in southeast Kansas and then south to PSO's Oneta substation in northeast Oklahoma. KGE is a subsidiary of Western Resources, Inc. (WR), and PSO is a subsidiary of Central and South West Corporation
     (CSW). Also, through the agreements governing ownership of EEI, UE and the other "northern owners" (CIPS and IP) have constructed transmission lines to the Joppa Plant. KU, the other owner, has constructed transmission facilities which connect directly with the Paducah Project and has contractual rights to conduct interchange transactions from that point with EEI and the northern owners. Accordingly, all of EEI's owners are contractually connected with each other through facilities at the Joppa Plant and the Paducah Project and can exchange power with each other pursuant to the service schedules attached to the underlying Sponsors-EEI Agreement. It is my understanding that in each of the above cases--i.e., the East Line Agreement, the Missouri-Arkansas EHV Interconnection, the Mo-Kan-Ok 345 Line, and the Sponsors-EEI Agreement--the underlying contractual agreements have not been interpreted historically to accommodate third party wheeling. Accordingly, where these agreements provide the only interconnection between UE and another system (i.e., IPW, NSP, APL/Entergy, KGE/WR, PSO/CSW, and KU), that other system is not included as a

                                                           Exhibit No.___(RWF-1)
                                                                  Page 28 of 100

     potential receipt and delivery point under the open access tariffs now being filed. An exception concerns MEC, with which UE has no interconnections other than through the East Line. However, UE has a separate contractual arrangement with IES which allows UE to wheel power to and from MEC, even though the direct interconnection between UE and MEC is governed by the East Line Agreement which does not contemplate wheeling. Accordingly, MEC is included as a receipt and delivery point under the proposed open access tariff. Also, systems with which UE has both direct and contractual interconnections (i.e., AEC, EEI, IES, IP and TVA) are included as potential receipt and delivery points un der the tariff.

     Finally, UE's interconnection agreement with AEC, which incorporates a variety of rights and obligations which the parties have, includes a provision giving UE a contractual interconnection with St. Joseph Light & Power Company (SJLP), with which it otherwise has no direct trading rights. UE believes that via this provision it can provide wheeling service to or from SJLP and, accordingly, SJLP is included as a potential receipt and/or delivery point under the Ameren Tariffs.

Q. IN WHAT RELIABILITY COUNCIL REGIONS ARE THE UTILITIES THAT ARE INTERCONNECTED WITH UE LOCATED?
A. They are located in the Mid-Continent Area Power Pool (MAPP) to the north of UE, the Southwest Power Pool (SPP) to the west and south of UE, the Southeastern Electric Reliability Council (SERC) region to the south and east of UE, the East Central Area

                                                           Exhibit No.___(RWF-1)
                                                                  Page 29 of 100

     Reliability Coordination Agreement (ECAR) region to the east of UE, and the Mid-America Interconnected Network (MAIN), which is the reliability council region within which UE operates. IES, IPW, MEC and NSP are located in MAPP; AEC, CSW, Entergy, KCPL, MoPub, SJPL and SPA are located in SPP; TVA is located in SERC; KU is located in ECAR; and CIPS, Columbia, EEI and IP all are located in MAIN.

Q.   ARE THERE OTHER UTILITY SYSTEMS CONNECTED TO UE'S TRANSMISSION LINES?
A. Yes. In addition to the interconnected utilities discussed above, there are 14 municipal utility systems and two distribution cooperative systems connected to UE's transmission lines. These systems are all either full or partial requirements customers of UE and operate within UE's control area. The municipal systems serve in California, Centralia, Farmington, Fredericktown, Hannibal, Jackson, Kahoka, Kirkwood, Linneus, Marceline, Owensville, Perry, Rolla and St. James, Missouri. One of the distribution cooperatives, Citizens Electric Corporation, is a full requirements customer of UE and serves in mostly rural areas of Missouri to the south of St. Louis. The other distribution cooperative customer, Sho-Me Power Corporation (Sho-Me), receives only a very small portion of its requirements from UE--less than 0.3 percent--with most of its capacity and energy being supplied by AEC. (UE provides full requirements service at only one of Sho-Me's delivery points, under an agreement which will terminate at the end of 1995). Other distribution cooperatives in Missouri also are served by AEC. With the exception of Sho-Me, none of these 16 systems is connected with any utility other than UE (and even for Sho-Me the distribution point served by UE is not integrated with those served by
     AEC).  Only five of

                                                           Exhibit No.___(RWF-1)
                                                                  Page 30 of 100

     these systems (Jackson, Kahoka, Marceline, Owensville and Sho-Me) any generation (a total of approximately 36 megawatts) of their own. The sum of the individual peak demands on UE's system for these 6 utilities was 335 megawatts in 994.

Q. WILL THESE OTHER SYSTEMS BE ELIGIBLE CUSTOMERS UNDER THE OPEN ACCESS TRANSMISSION TARIFFS NOW BEING FILED BY UE AND CIPS?
A. These systems are served under contracts which expire on December 3, 998 (eight systems), December 3, 2000 (six systems), May 3, 2003 (one system) and, as mentioned, in one case under an agreement which expires December 3,
     995. So long as they meet their purchase obligations under their existing contracts, these systems will be eligible customers under the Amere n Tariffs when the merger is consummated. As a result, the merger significantly expands the bulk power supply alternatives available to them from those which would exist without the merger. Whereas premerger these munic ipal and cooperative suppliers could access only the utilities now directly interconnected with UE through payment of a single wheeling charge, that single wheeling charge postmerger will allow them to access all of CIPS's direct interconnections as well, including Commonwealth Edison Company (CE), AEP, NIPSCO and PSI Energy, Inc. (PSI)/CINergy.

Q.   WITH WHAT OTHER UTILITIES IS CIPS INTERCONNECTED?
A. These interconnections are identified in the testimony of Mr. Gilbert W. Moorman and in Exhibit ___(RWF-4). CIPS has direct interconnections with EEI, TVA, seven IOUs, one

                                                           Exhibit No.___(RWF-1)
                                                                 Page 31 of 100

     municipal system, three G&T cooperatives, and two municipal joint action agencies. The interconnections with EEI and TVA are via the same agreements which interconnect UE (and IP as well) with these entities. The seven IOUs are CE, CILCO, IP, Indiana Michigan Power Company (IM), NIPSCO, PSI and UE. IM is a subsidiary of AEP, while PSI is a subsidiary of CINergy. The municipal system is Springfield, IL, while the three G&T cooperatives are Southern Illinois Power Cooperative (SIPCO), Soyland Power Cooperative, Inc. (Soyland), and Wabash Valley Power Association (WVPA). The municipal joint action agencies are the Illinois Municipal Electric Agency (IMEA) and the Indiana Municipal Power Agency (IMPA).

     In addition to these direct interconnections, CIPS has a contractual interconnection with KU, just as does UE, by virtue of its role as one of EEI's Sponsors. However, this represents CIPS's only interconnection with KU and, accordingly, as stated above, KU does not represent a potential receipt and/or delivery point under the Ameren Tariffs.

     Finally, CIPS now has a limited purpose interconnection with IES, which does not allow scheduling of interchange transactions. CIPS, however, is constructing new facilities which will give it a full purpose interconnection beginning in 1998.

Q. IN WHAT RELIABILITY COUNCIL REGIONS ARE THE UTILITIES THAT ARE INTERCONNECTED WITH CIPS LOCATED?

                                                           Exhibit No.___(RWF-1)
                                                                  Page 32 of 100

A. They are located in MAPP to the west and north of CIPS, in ECAR to the east of CIPS, in SERC to the south and east, and in MAIN where both CIPS and UE operate. IES is located in MAPP; AEP, CINergy, KU, IMPA, NIPSCO and WVPA are located in ECAR; TVA is located in SERC; and all of the others (CE, CILCO, IMEA, SIPCO, Soyland, Springfield, IL and UE) are located in MAIN.

Q.   ARE THERE OTHER UTILITIES CONNECTED TO CIPS'S TRANSMISSION SYSTEM?
A. Yes. Within its control area CIPS has connections with the municipal systems serving in Greenup (3.3 megawatts peak) and Newton, Illinois (8.0 megawatts peak), the Norris Electric Cooperative (61.2 megawatts peak) and Mt. Carmel Public Utility Company (Mt. Carmel), a small (40 megawatts peak) IOU. Each of these systems purchases its full requirements from CIPS and operates as part of CIPS's control area. None operates any of its own generation. A portion of the load of both IMEA and Soyland also is included in CIPS's control area.

Q. WILL THE MUNICIPAL AND COOPERATIVE SYSTEMS, AND MT. CARMEL, BE ELIGIBLE CUSTOMERS UNDER THE AMEREN TARIFFS?
A. Yes. The existing full requirements contracts under which Newton and Greenup are served extend until the later of July 1, 1996, and July 1, 1999, respectively, or 18 months after notice to terminate is given. The existing contract to serve the Norris Electric Cooperative extends until the later of July 1, 2007, or 36 months after notice to terminate is given. The existing contract to serve Mt. Carmel extends until the later of June 30, 2001, or 12 months

                                                           Exhibit No.___(RWF-1)
                                                                  Page 33 of 100

     after notice to terminate is given. Soyland, IMEA and WVPA all purchase system participation power from CIPS, at formula rates, under long term power supply agreements. These give them the right to a contractually specified proportion of the output of each of CIPS's generating stations, which amount is different for each of the three agreements. The agreement with WVPA also provides for transmission service, but separate transmission service agreements are used to provide for delivery of the system participation power from CIPS to IMEA and Soyland. The existing power supply agreements under which Soyland and IMEA are served expire December 31, 1999, and December 31, 2014, respectively. The existing transmission service agreements under which each of these two entities is served expire December 31, 2014. The existing agreement to supply bulk power and transmission service to WVPA terminates at the end of 2011. So long as they meet their obligations under their existing contracts, each of the above seven entities--Newton, Greenup, Mt. Carmel, the Norris Electric Cooperative, IMEA, Soyland and WVPA--will be an eligible customer under the Ameren Tariffs.

Q.   WHAT OTHER ENTITIES HAVE INTERCONNECTIONS WITH BOTH UE AND CIPS?
A. Including the interconnection with IES which will be completed in 1998, there are five such entities (EEI, IES, IP, KU and TVA) as indicated by the bold type in Exhibit No.____(RWF-4).

Q. WILL THE MERGER OF UE AND CIPS HAVE A SIGNIFICANT EFFECT UPON THESE FIVE ENTITIES' PARTICIPATION IN REGIONAL BULK POWER MARKETS?

                                                           Exhibit No.___(RWF-1)
                                                                  Page 34 of 100

A. No. Although it is true that each of the utilities interconnected with both UE and CIPS will see a reduction in their number of directly interconnected trading partners postmerger, a circumstance which will occur to some extent with most any electric utility merger, each of the five still will have several other systems with which it can engage in purchase and sale transactions directly without wheeling over an intervening system. With the exception of EEI, Exhibit No. ___(RWF-5) identifies these postmerger interconnections for each of the utilities now interconnected with both merging partners. For example, premerger TVA has 12 interconnected trading partners, whereas postmerger it still will have 11. For IES, IP and KU, the postmerger numbers of interconnections are 8, 9 and 10, respectively. Figures this large should help mitigate concern about the merged entity's ability to exercise market power in generation markets. I am excluding EEI from this discussion because of my view, developed below, that it is not appropriate to view EEI as an independent participant in regional bulk power markets.

     Moreover, with the advent of open access transmission tariffs, the trading options for these utilities obviously need not be confined to directly interconnected utilities alone. Both IES and IP will be able to use the Ameren Tariffs that are being filed simultaneously with this merger application to access any other utility directly interconnected with UE and/or CIPS to engage in wholesale bulk power transactions. Both IES and IP also are directly interconnected with MEC, which has its own open access transmission tariffs. Accordingly, they can access all entities interconnected with MEC just as easily as they can reach entities interconnected with UE or CIPS. In some cases transmission under MEC's

                                                           Exhibit No.___(RWF-1)
                                                                  Page 35 of 100

     open access tariffs would represent only an alternative transmission path to reach utilities also accessible under the Ameren Tariff, while in other cases it adds utilities not otherwise included in a "one wheel" market.
     IES also is a member of MAPP and, through the MAPP Agreement and accompanying service schedules, has the ability to exchange a variety of energy and capacity services with each of the other 27 MAPP members, even if not directly interconnected with them. As discussed above, KU cannot be accessed under the merged entity's open access transmission tariffs, but both it and IP are directly interconnected with AEP and can use AEP's open access transmission tariff to access all entities interconnected with AEP. This is a very large list including, among others, Allegheny Power System, Carolina Power & Light Company, Centerior Energy Corporation, CE, Consumers Power Company, Duke Power Company, Ohio Edison Company, and Virginia Electric & Power Company (VEPCO). KU also is interconnected with PSI and therefore can use CINergy's open access tariff to trade with entities accessible via that tariff. Other utilities, of course, also will file open access transmission tariffs in the future if FERC's NOPR is implemented in anything close to its current format, and maybe even if it is not.

     TVA will be able to use the merged firm's open access tariffs to engage in purchase, but presumably not sales, transactions. It also can use the existing open access tariffs of other utilities with which it is directly interconnected, e.g., AEP, Entergy, KU and IP, for a similar purpose.

                                                           Exhibit No.___(RWF-1)
                                                                  Page 36 of 100

Q. WHY DO YOU PRESUME THAT TVA WILL BE UNABLE TO USE THE MERGED FIRM'S OPEN ACCESS TARIFFS TO ENGAGE IN SALES TRANSACTIONS?
A. It is my understanding that legislation passed by Congress in 1959--the 1959 Self-Financing Amendment to The TVA Act of 1933--created a "fence" around TVA which restricted its power marketing activities. Among other things, the fence prevents TVA from making power sales to any entity other than those with which it had interchange arrangements as of July 1, 1957. These entities include both CIPS and UE as well as EEI and the other EEI Sponsors (IP and KU). Accordingly, I presume that, unless this legislation is changed, TVA would be unable to use the open access tariff of the merged firm, or of anyone else, to sell electricity directly to any entity that is not among those with which it had interchange arrangements as of July 1, 1957.

Q. DO YOU HAVE ANY SPECIFIC EVIDENCE INDICATING THAT ELECTRICITY TRANSMITTED OVER THE MERGED FIRM'S TRANSMISSION SYSTEM WILL BE ECONOMICALLY ATTRACTIVE TO WOULD-BE BUYERS IN COMPARISON TO DIRECT PURCHASES FROM AN UNMERGED UE OR CIPS DIRECTLY?
A. Yes. Most of the interchange sales made by both UE and CIPS in recent years--e.g., excluding sales to requirements customers and CIPS's system participation sales--have been supported by simultaneous interchange purchases. For UE, for the time period January 1, 1993, to May 31, 1995,
     66.5 percent of its interchange sales have fallen into this category. For CIPS, for the time period from January 1, 1993, to August 31, 1995, 60.4 percent of its interchange sales have fallen into this category. For these simultaneous buy-and-sell transactions, which in some respects are analogous to wheeling, buyers apparently

                                                           Exhibit No.___(RWF-1)
                                                                  Page 37 of 100

     have found it economic to procure power remotely and pay for losses and implicit wheeling fees across the intervening (UE or CIPS) system. Postmerger, many buyers' (and sellers') options ought to be improved because, rather than relying on either CIPS or UE to arrange such transactions, they--or marketers seeking to sell to (or buy from) them-- will be able to use the merged firm's (single system) open access transmission to ferret out their own deals.

Q. YOU INDICATED ABOVE THAT EACH OF THE ENTITIES INTERCONNECTED WITH BOTH UE AND CIPS STILL WILL HAVE SEVERAL OTHER DIRECT INTERCONNECTIONS POSTMERGER. HAVE YOU CONSIDERED THE RELATIVE IMPORTANCE OF THE INTERCONNECTIONS WITH ENTITIES OTHER THAN THE MERGING PARTIES?
A. Yes. I considered the possibility that these other interconnections might exist but not actually be used as extensively as the interconnections with UE and CIPS. This could be the case if significant transmission constraints existed which prevented such use, if entities on the other side of the interconnections did not have economic supplies available for sale, or if entities on the other side of the interconnections did not represent good markets. If these conditions existed, the affected firms might be forced to deal only with UE and CIPS in bulk power markets, and so a merger of the two potentially could have more severe consequences. However, this does not appear to be the case.

Q.   PLEASE EXPLAIN.

                                                           Exhibit No.___(RWF-1)
                                                                  Page 38 of 100

A. Exhibit ___ (RWF-6) shows, for each of the four entities other than EEI which are interconnected with both UE and CIPS, their total interchange sales and purchases for the time period 1991-1994--except for TVA where the time period covered is 1992-1994--as well as the percentage of each accounted for by transactions with UE and CIPS. Sales to these entities by UE and CIPS accounted for at most 16.3 percent of all sales made to these entities by all parties. UE and CIPS accounted for at most 31.5 percent of total purchases from any of these entities. In short, it is apparent that each of these four systems has not been restricted to dealing with just UE and/or CIPS for their wholesale bulk power transactions. Their other interconnections have been used for wholesale bulk power transactions far more extensively than the interconnections with UE and CIPS.

Q.   DO YOU HAVE ANY ADDITIONAL INFORMATION ON THIS TOPIC?
A. Yes. In her testimony, Ms. Borkowski reports on her examination of publicly available data concerning transfer capabilities between these systems and their neighbors and concludes that significant quantities of unused transfer capability are projected to exist. Thus, both the historical data on actual transactions contained in Exhibit ___ (RWF-6) and Ms. Borkowski's review of projected transmission availability indicate that directly interconnected entities have practical bulk power trading alternatives available to them other than dealing with the merged entity.

Q. YOU INDICATED ABOVE THAT IT IS NOT APPROPRIATE TO VIEW EEI AS AN INDEPENDENT PARTICIPANT IN REGIONAL BULK POWER MARKETS. WHY IS THAT?

                                                           Exhibit No.___(RWF-1)
                                                                  Page 39 of 100

A. EEI acts as both a generator and a reseller. In its role as a generator, energy and capacity from the Joppa Plant are sold under contract to USEC and Sponsors. EEI can make sales to entities other than USEC or Sponsors only to the extent that USEC and Sponsors decline to take their full entitlements. In recent years, because the energy has been priced very favorably for sales to USEC and Sponsors, there has been very little available for sales to others. TVA is the only other entity now with contractual arrangements in place to make such purchases but during the last two years has purchased less than two gigawatt-hours from EEI. This constitutes less than one-hundredth of one percent of EEI's total sales of approximately 29,000 gigawatt-hours during these two years. The remainder has been sold to USEC and Sponsors. Thus, from a practical standpoint, EEI does not generate energy that is sold to others in competitive bulk power markets.

     In its role as a reseller, EEI supplies nonfirm energy only to USEC, usually for weekly, monthly or longer term blocks. This nonfirm energy is bid to it by Sponsors who in turn may be reselling energy purchased from others and, at least in the case of UE and CIPS, are likely to be reselling energy purchased from others. EEI combines the bids of Sponsors, adds a markup of up to one mill per kilowatt hour, and then offers what is in effect a supply curve to USEC in 50 megawatt increments. That supply curve may compete with another supply curve offered by TVA. However, while there is competition with TVA to meet USEC's nonfirm energy requirements, the real competition is between TVA and those who directly and indirectly supply EEI, and not between TVA and EEI. Moreover, it is my understanding that USEC has the ability to, and does, vary its production schedules by time

                                                           Exhibit No.___(RWF-1)
                                                                  Page 40 of 100

     period according to the energy prices which are offered to it. So at any point in time individual suppliers are competing not only with the prices which other suppliers offer them, but also with the prices that USEC believes will be forthcoming in the future.

Q.   HOW WILL THIS COMPETITION CHANGE IN THE FUTURE?
A. There will be two principal changes. First, as a result of the merger, UE and CIPS presumably no longer will bid separately to supply components of the package which EEI offers to USEC, but will bid as one. Standing alone, this could be viewed as a lessening of competition, although it must be remembered that IP and KU still can bid in competition with the merged firm to fill EEI's package and that TVA can bid in competition with EEI to meet USEC's nonfirm energy needs. TVA has been the largest supplier of USEC's nonfirm energy needs recently, supplying 55 percent of the total since the beginning of 1995. The energy supplied by TVA, of course, may have been purchased from others (as is true for most of UE's and CIPS's sales), but I am not aware of any publicly available data source that could document the extent of this. Second, the merged firm will have filed an open access tariff which will allow any eligible customer to package together nonfirm energy supplies to sell to EEI. This suggests an expansion of the number of entities that can compete to supply the ultimate needs of USEC.

Q. HAVE YOU CONSIDERED WHETHER, POSTMERGER, EEI WILL TEND TO FAVOR PURCHASES FROM THE MERGED FIRM INSTEAD OF PURCHASES FROM OTHER SUPPLIERS?

                                                           Exhibit No.___(RWF-1)
                                                                  Page 41 of 100

A. This does not seem like a significant concern. My presumption is that EEI will seek to procure the lowest priced energy which it can without regard to source. The availability of the Ameren Tariffs, as well as the open access tariffs of IP and KU, will enable other utilities and marketers to reach EEI by those tariffs. Moreover, both Mr. Rainwater for UE and Mr. William A. Koertner for CIPS testify that their firms will not interfere with the discretion of EEI to procure power competitively from other sources and will encourage the other EEI owners to allow this.

     C. TRANSMISSION OVERLAPS
        ---------------------

Q. ARE UE AND CIPS ACTUAL OR POTENTIAL COMPETITORS FOR THE SUPPLY OF TRANSMISSION SERVICES BETWEEN UTILITIES THAT ARE DIRECTLY INTERCONNECTED WITH BOTH?
A. For the most part, no. UE is located to the west of CIPS, and the two transmission systems do not overlap in the sense that they represent alternative paths between specified points of receipt and specified points of delivery. However, I have already indicated that, excluding EEI (for the reasons discussed above), there are four utilities that today are or by 1998 will be interconnected with both merging parties. These four are IES, IP, KU, and TVA. In principle the merger could combine into a single entity transmission paths for transactions between particular pairs of these four entities.

Q. DOES THE MERGER THEREFORE PRESENT COMPETITIVE CONCERNS BECAUSE IT WILL COMBINE UNDER COMMON OWNERSHIP POTENTIALLY COMPETING TRANSMISSION PATHS?

                                                           Exhibit No.___(RWF-1)
                                                                  Page 42 of 100

A. No. The principal reason is that a more complete analysis of the effects of the proposed merger on bulk power markets will focus upon all options available to sellers and buyers and how those options might be affected by a merger, rather than focusing upon only the subset of options represented by individual transmission paths between two or just a few utilities. When the market is defined correctly to incorporate all of these options, concerns about a potential lessening of competition vanish. In the case of IES, additional options include, at a minimum, transacting with any of the eight parties with which it is interconnected or transacting with any of the additional parties that it can reach under Ameren's proposed open access tariff. IES's options also include transacting with parties accessible under MEC's existing open access transmission tariff, and transactions which it can arrange through its MAPP participation. In the cases of IP, KU and TVA, those additional options include transacting with any of the 9, 10 and 11 parties, respectively, with which they are interconnected. Additional options available to IP and KU include using the merged firm's transmission tariffs to facilitate transactions with additional entities or using existing open access tariffs of other entities with which they are directly interconnected (e.g., MEC's or AEP's tariff for IP and the PSI/CINergy, AEP and Louisville Gas and Electric Company tariffs for KU). TVA also can use the merged firm's open access tariff and those of other entities directly interconnected with it (e.g., AEP and Entergy) to make bulk power purchases but, presumably, because of the "fence," not to make bulk power sales. I have already discussed Exhibit __(RWF-6), which indicates that the other interconnections of IES, IP, KU and TVA do provide them with significant trading opportunities other than dealing with just UE and CIPS. Another way of stating

                                                           Exhibit No.___(RWF-1)
                                                                  Page 43 of 100

     this general point is that transmission service between various combinations of IES, IP, KU and TVA does not, by itself, represent a distinct relevant market for purposes of assessing the competitive effects of this merger. Such a market definition is too narrow, because origin area sellers and destination area buyers both have numerous alternatives available to them besides transmission over the merged entity's system. A proper relevant market definition will incorporate these alternatives.

     I note also that each of IP, KU and TVA is interconnected with each of the other two. IP and KU are interconnected with each other (and with EEI, UE and CIPS) via the Sponsors-EEI agreement described earlier. IP is interconnected with TVA (and with UE and CIPS) via the Interconnection Agreement between TVA and the Ill-Mo Pool members which I referred to earlier. KU has its own direct interconnection with TVA. Accordingly, if any of these three entities wish to transact with any of the others, almost certainly they will do so via their own contractual paths rather than paying extra to wheel over a third party system, whether that third party is UE or CIPS on a stand-alone, premerger basis or Ameren on a postmerger basis. The merger of UE and CIPS therefore takes away an independent transmission alternative from these entities only to the extent that their own direct interconnections are not sufficient to accommodate the bulk power transactions they desire to undertake.

Q.   DO YOU HAVE ANY ADDITIONAL COMMENTS ON THIS TOPIC?

                                                           Exhibit No.___(RWF-1)
                                                                  Page 44 of 100

A. Yes. The prices at which transmission service is provided are regulated precisely because it is believed that transmission is a natural monopoly. The concern is that, without regulation, prices would be "too high." Parallel path competition among alternative transmission suppliers can cause prices to fall below just and reasonable prices and, in effect, shift the fixed cost burdens of supporting the transmission system to customers that are not able to benefit from such competition. Because electrons flow according to laws of physics and not according to contractual relationships, the costs that any one transmission owner will incur when a wheeling transaction takes place are independent of whether or not it receives revenues as part of the contractual path supporting the wheeling transaction. Accordingly, where parallel path competition is possible, the individual transmission owner will be motivated to bid far below its just and reasonable price in order to receive at least some revenue from the wheeling transaction if the facilities which it owns could comprise a contractual path. If it fails to do so it will receive no revenues but incur the same costs that it will incur if some other transmission owner underbids it and becomes part of the contract path. When the price for transmission service drops as a result of this phenomenon, other users, through the ratemaking process, will be forced to bear a higher proportion of the fixed cost burdens of transmission assets. There are no obvious economic efficiency benefits associated with this type of competition and, accordingly, I do not believe that its preservation, where it exists, should form a significant consideration for assessing the proposed merger of UE and CIPS.

Q.   WHAT DO YOU CONCLUDE ABOUT THE EFFECT OF THE MERGER ON CONTROL OF
     TRANSMISSION?

                                                           Exhibit No.___(RWF-1)
                                                                  Page 45 of 100

A. As is true with any merger, it is axiomatic that a merger of UE and CIPS will reduce by one the number of independent participants at least potentially capable of providing service. However, this reduction does not create competitive concerns relating to the merged entity's control of transmission. One reason is that the transmission systems of UE and CIPS do not overlap and therefore for the most part do not represent potentially competing transmission paths. A second reason is that each potentially affected party postmerger still will have numerous other independent trading alternatives available, including use of its own direct interconnections. Data on past transactions indicate that these interconnections with other parties are used for interchange transactions much more extensively than are these utilities' interconnections with UE and CIPS. Finally, regional utilities (and marketers) will have the opportunity to engage in bulk power transactions using the merged firm's open access transmission tariff (and the open access tariffs of several other utilities which already have been filed at FERC) at rates, terms and conditions determined by FERC to be appropriate. In actuality, the merger, as a result of the open access transmission tariff which the Applicants are filing, will expand the bulk power alternatives available to all but a few regional utilities because it will increase the number of trading partners that they can reach via payment of a single wheeling fee.

V.   BULK POWER

Q.   PLEASE DESCRIBE YOUR APPROACH TO DEFINING BULK POWER MARKETS.

                                                           Exhibit No.___(RWF-1)
                                                                  Page 46 of 100

A. Ultimately electric utilities are seeking to assemble a low cost firm power supply for resale to their customers. There are a variety of components that can be packaged together to achieve this goal. These components include generating resources which utilities construct and operate themselves as well as very long term (perhaps life-of-unit) purchases such as many utilities have made from nonutility generators (NUGs)/2/ in recent years. Owned or purchased resources can take many forms, differing by fuel type, size, technology and mode of operation (peaking versus baseload), among other things. The components used to assemble a low cost firm power supply also include a variety of shorter term bulk power purchases that generating utilities engage in to improve the economics of dispatch, enhance reliability and/or correct short term capacity imbalances. Examples include economy energy, term energy, emergency and scheduled outage energy, seasonal participation power, short term capacity and energy of various durations, peaking power and others. In recent years demand-side management
     (DSM) measures also have become increasingly important components available to utilities.

     These various components can be substituted for one another to varying degrees. For example, a utility with an approaching capacity deficiency may elect to buy under a long term contract from a NUG (or other utility) in the marketplace instead of building its own new generation capacity. It also may seek to purchase capacity from others on a short term

--------------------
/2/ I use the NUG term to refer to all such nontraditional suppliers including Qualifying Facilities, Exempt Wholesale Generators, and others. I recognize that in some cases NUGs defined in this fashion actually may be owned by affiliates of traditional utility suppliers.

                                                           Exhibit No.___(RWF-1)
                                                                  Page 47 of 100


     basis to delay the point in time at which new capacity must be constructed or purchased on a longer term basis. The substitution is also very direct when a utility elects to purchase economy energy from another supplier rather than generating additional output from its own units.

     Thus, alone or in combination, these various components are substitutable with one another in the development of the firm bulk power package which utilities require for sale to their customers. Because of this substitutability, one approach for defining relevant markets would be to include all of these separate components (including DSM and self-generation) in the same relevant market within which the competitive effects of the proposed merger would be examined. Such an approach would include relatively disparate components (e.g., economy energy and construction of a new baseload generating station) that obviously are not directly substitutable. Another approach would be to examine multiple groupings of products where each such grouping is more compact and homogeneous. This is the approach utilized below.

Q.   WHAT RELEVANT BULK POWER MARKETS HAVE YOU EXAMINED?
A. Consistent with previous merger and market power investigations before FERC, I have examined whether the proposed merger would create or increase market power in the following three bulk power markets: (i) short term capacity; (ii) long term capacity; and (iii) nonfirm energy. The usual distinction between short and long term capacity is that the former generally excludes sales from capacity not yet in commercial operation (unless the

                                                           Exhibit No.___(RWF-1)
                                                                  Page 48 of 100

     date for commercial operation is very near), whereas the time period for the latter extends far enough into the future that new capacity can be constructed to compete for the sale. Long term capacity also can include purchases made out of existing surpluses where those surpluses are expected to extend well into the future. Options for obtaining long term capacity generally include the construction of new generating units, life extension of existing units, the purchase of long term (perhaps life-of-unit) interests in units to be constructed by others and purchases from existing surpluses that are expected to be long-lived. Options for short term capacity consist predominantly of purchases from the surpluses that other in-region or nearby utilities hold.

     Nonfirm energy and other closely substitutable interchange transactions are transactions that generating utilities engage in principally to improve the economics of dispatch. Although I use the expression nonfirm energy to describe this market, many of the types of transactions which are included actually are styled as relatively short term capacity and energy transactions. An example would be daily or weekly capacity that one utility might sell to another, not because the buyer was short of capacity, but rather because it wished to receive (and was willing to pay for) the low cost energy associated with the purchased capacity. Paying the demand charge for the capacity and receiving the low cost energy associated with it may be more economical for the buyer than operating its own higher fuel cost units. This is the same reason that a party would purchase economy (or another form of nonfirm) energy, i.e., to reduce the need to generate from its own higher cost units.

                                                           Exhibit No.___(RWF-1)
                                                                  Page 49 of 100

Q. ARE THERE DISTINCT BOUNDARIES FOR EACH OF THESE THREE RELEVANT BULK POWER MARKETS?
A. No. Because of substitutability among components, the boundaries between these three separate relevant markets can blur. Moreover, as defined above, some potentially close substitutes (e.g., DSM measures or self-generation as an alternative to purchased economy energy) are excluded when, if they are price competitive, they ought to be included.

Q. ARE THERE GENERAL CONSIDERATIONS WHICH FIGURE INTO YOUR ANALYSES OF BULK POWER MARKETS IN THIS CASE?
A. Yes. There are several considerations which suggest on an a priori basis that a merger between UE and CIPS is not a merger likely to create or enhance market power in bulk power markets. The merging partners comprise only a small portion of aggregate generating capability in the region (6.5 percent), where "region" in this sense is defined to include all utilities interconnected with at least one of them. Utilities interconnected with both merging parties have numerous alternative trading partners. Bulk power markets in this area historically have been competitive. Several utilities interconnected with either UE or CIPS (e.g., CE, CILCO, KCPL, KU, IP, MEC, WR, Entergy, CSW, AEP and CINergy) already have filed open access tariffs and presumably more will in the future, either voluntarily or as a result of FERC's NOPR. Finally, as discussed, Applicants are filing a consolidated (single system) open access transmission tariff which can allay residual concerns about the creation of market power in wholesale bulk power markets.

     A. SHORT TERM CAPACITY
        -------------------

                                                           Exhibit No.___(RWF-1)
                                                                  Page 50 of 100

Q. I WOULD LIKE TO BEGIN WITH THE EFFECTS OF THE MERGER ON THE SHORT TERM CAPACITY MARKET. PLEASE REPEAT YOUR DESCRIPTION OF THE PRODUCT WHICH IS TRADED IN THIS MARKET.
A. Short term capacity refers to purchases and sales of firm power over time periods too short to allow new construction to compete for those transactions. Utilities can supply short term capacity to others when their own generating resources exceed those required to serve their native load customers reliably and fulfill existing contractual commitments. They can also act as marketers and resell short term capacity that they have purchased from others. There is no precise number of years that demarcates short term from long term, although, except for peakers, it seems unlikely that significant quantities of new capacity could be brought on line in less than four years.

Q. HOW WILL THE MERGER AFFECT THE NUMBER OF COMPETITORS SELLING SHORT TERM CAPACITY?
A. Both UE and CIPS actively seek to market capacity to other nearby utilities and therefore are direct competitors. In addition to UE and CIPS, there are also many other in-region utilities that can market capacity to others. So while the merger will reduce the number of competitors in the area by one, many others still will remain. Moreover, as indicated previously, the implementation of the single system (combined UE and CIPS) open access tariff should enhance opportunities for others (including marketers) that wish to compete.

     More fundamentally as concerns an analysis of this merger, UE's ability to compete in short term capacity markets is limited because of its very small (or nonexistent, depending upon how it is measured) quantity of uncommitted
     capacity.   Realistically, UE competes

                                                           Exhibit No.___(RWF-1)
                                                                  Page 51 of 100

     in short term capacity markets today principally by using capacity purchased from one utility to support sales to another and not by making capacity sales out of its own uncommitted generation. In that sense it is acting as a marketer of capacity owned or otherwise controlled by others. CIPS also seeks to undertake these types of buy-and-resell transactions, although CIPS also has some uncommitted capacity of its own which it seeks to sell. Ease of entry is one of the most important factors to consider in assessing whether a proposed merger is likely to create concerns about market power. Where entry is relatively easy, such concerns should vanish. With the advent of open access transmission tariffs, entry by those who would market electric capacity on a buy-and-resell basis, as do both UE and CIPS, is relatively easy. It requires access to those transmission tariffs, knowledge of supply and demand sources, and perhaps an ability to recognize various types of risk and provide mechanisms to hedge these, but it does not require the types of large capital investments in generation or transmission plant that in the past might have been used to argue that entry was difficult. In short, there are potentially many entities that could compete with UE or CIPS, or a merged UE/CIPS, in the marketing of capacity on a simultaneous buy-and-resell basis, and so a merger of UE and CIPS will not have a significant effect on the number of competitors. Stated differently, with so many open access transmission tariffs in the region, power marketing does not possess the characteristics of an activity where there are likely to be realistic concerns about the exercise of market power.

Q.   PLEASE DESCRIBE THE LOAD AND RESOURCE POSITION OF UE AND CIPS.

                                                           Exhibit No.___(RWF-1)
                                                                  Page 52 of 100

A. UE forecasts a peak demand of 7,199 megawatts for summer 1996--both UE and CIPS are summer peaking--and expects to have available 8,385 megawatts of owned and purchased generating capacity to serve that demand. UE uses a reserve margin of 18 percent for purposes of planning new resources but a lower reserve margin of 15 percent for shorter term planning, up to approximately one year. Based upon the 18 percent reserve margin, UE therefore projects a deficit of 110 megawatts for summer of 1996. Based upon the 15 percent reserve margin, UE projects surplus or uncommitted capacity of 106 megawatts for summer 1996. UE's Preferred Resource Plan shows that its requirements for additional resources through the year 2000 can be met by a combination of purchases from others, improvements at existing plants, and DSM. It does not show requirements for additional supply side resources until 2001, when the first of several 75 megawatt combustion turbines is now projected to come on-line.

     CIPS forecasts a peak demand of 2,261 megawatts for summer of 1996 consisting of native load (retail plus full requirements wholesale) demands of 1,941 megawatts and reserved committed sales to other utilities of 320 megawatts. After netting its 271 megawatts of long term system participation sales to Soyland, IMEA and WVPA, CIPS expects to have available 2,766 megawatts of resources to meet that demand. CIPS's Electric Energy Plan uses an 18 percent reserve margin for planning purposes but, as is true for UE, it also is CIPS's policy to go below this level to 15 percent for shorter term planning purposes. Based upon the 18 percent figure, CIPS therefore forecasts 98 megawatts of uncommitted capacity for the summer of 1996. Using a lower reserve margin figure of 15 percent,

                                                           Exhibit No.___(RWF-1)
                                                                  Page 53 of 100

     CIPS's uncommitted capacity rises to 166 megawatts for the summer of 1996. In its most recent load and resource plan, CIPS's "most probable" or base case scenario indicated no need for new supply or demand-side resources throughout the 1996-2016 study period.

Q. DO OTHER IN-REGION UTILITIES EXPECT TO HAVE UNCOMMITTED CAPACITY DURING THIS SAME TIME PERIOD?
A. Yes. Exhibit No. ___(RWF-7) shows the uncommitted capacity for UE, CIPS and each other entity directly interconnected with either of them for 1996. Total uncommitted capacity for all of these entities is 2,856 megawatts. Using its 18 percent planning reserve margin, CIPS's share of this total is
     3.4 percent. Using its 18 percent planning reserve margin, UE, as indicated, has no uncommitted capacity.

Q.   WHAT DO YOU CONCLUDE FROM EXHIBIT ___ (RWF-7)?
A. My principal conclusion is that, because UE has no uncommitted capacity when that term is defined with respect to its 18 percent planning reserve margin, this is not a merger that can increase the concentration of uncommitted capacity in the region. Accordingly, to the extent that concentration of uncommitted capacity is a useful measure for assessing the ability to exercise market power in short term capacity markets, the merger of UE and CIPS obviously is not one which presents concern.

Q. WHAT RESERVE MARGINS HAVE YOU USED TO DETERMINE THE AMOUNT OF UNCOMMITTED CAPACITY HELD BY UTILITIES OTHER THAN UE AND CIPS IN PREPARING EXHIBIT ___ (RWF-7)?

                                                           Exhibit No.___(RWF-1)
                                                                  Page 54 of 100

A. I have used 18 percent for all of the utilities but one, although the reason I have done so differs among utilities. The SPP generally requires its members to hold a minimum capacity margin--total capacity less peak demand divided by total capacity--of 15.25 percent. A capacity margin of
     15.25 percent translates into a reserve margin--total capacity less peak demand divided by peak demand--of 18 percent. MAPP requires that its members hold a reserve margin of 15 percent at the time of actual system peak. Because penalties apply if this level is not achieved, it is my understanding that at least some MAPP members, on a planning basis, choose to hold reserves above this level in order to protect against peaks resulting from unusual weather conditions. For this reason I believe that a number greater than 15 percent is appropriate for MAPP utilities. For utilities in MAIN other than UE and CIPS, I have used an 18 percent reserve margin as the minimum figure of the 18 to 22 percent range recommended by MAIN's executive committee, as well as one which is consistent with the levels I use for UE and CIPS which also are MAIN members. ECAR and TVA do not set minimum planning reserve margins. Accordingly, for utilities in ECAR and for TVA the 18 percent reserve margin represents a "default" value. The only utility that I have not used an 18 percent reserve margin for is SPA, which is a member of the SPP and directly interconnected with UE. For hydroelectric-based systems, of which SPA is one, the SPP allows its members to have capacity margins as low as 9 percent. A capacity margin of 9 percent translates into a reserve margin of 9.9 percent, which is the reserve margin I use for SPA.

                                                           Exhibit No.___(RWF-1)
                                                                  Page 55 of 100

Q. HOW WOULD THE FIGURES IN EXHIBIT ___ (RWF-7) CHANGE IF YOU USED THE LOWER 15 PERCENT RESERVE MARGIN WHICH UE AND CIPS USE FOR TIME PERIODS EXTENDING LESS THAN ONE YEAR INTO THE FUTURE?
A. That information is shown in Exhibit ___ (RWF-8). For consistency in preparing this exhibit, I have lowered the reserve margins of not only UE and CIPS but also of the other utilities (except SPA where the 9.9 percent reserve margin is unchanged). Thus, in this context, I am assuming that just as UE and CIPS would be willing to drop below their 18 percent planning reserve margins to facilitate short term sales that extend no more than one year into the future, so too would other in-region utilities. With the lower reserve margin, stand-alone UE shows surplus or uncommitted capacity of 106 megawatts or 1.7 percent of the total held by UE, CIPS and all directly interconnected utilities. With the lower reserve margin, stand-alone CIPS shows surplus or uncommitted capacity of 166 megawatts or
     2.6 percent of the total held by UE, CIPS and all directly interconnected utilities. The postmerger share of Ameren is 4.2 percent.

Q.   WHAT DO YOU CONCLUDE FROM EXHIBIT ___ (RWF-8)?
A. Exhibit ___ (RWF-8) indicates that UE does have some uncommitted capacity when the lower 15 percent reserve margin is used, and therefore that, because CIPS also has some uncommitted capacity, the merger will increase concentration of uncommitted capacity in the region. However, the combined postmerger share of UE and CIPS, 4.2 percent, is relatively small and far below the 20 percent level which FERC in the past has used as a threshold to demarcate situations that obviously present no concern about market power.

                                                           Exhibit No.___(RWF-1)
                                                                  Page 56 of 100

     Moreover, both Exhibits ___ (RWF-7) and ___(RWF-8) include uncommitted capacity only from the merging partners and utilities directly interconnected with one or both of them. Almost certainly this is too narrow of a relevant market within which to assess the effects of the proposed merger, because it does not include supplies that other utilities, not directly interconnected with either of Applicants, could make available to would-be purchasers. Because the merging parties control only relatively small shares of uncommitted capacity when the computations incorporate only a subset of potential suppliers, it necessarily follows that their combined shares would be even lower if the market were appropriately broadened to incorporate additional supplies that could be made available.

Q.   WHAT DATA SOURCES DID YOU USE TO DEVELOP EXHIBITS ___ (RWF-7) AND ___ (RWF-
     8)?
A. Data required to prepare Exhibits ___ (RWF-7) and ___ (RWF-8) include peak demands, total generating capacity, and reserve margins for each utility. Data on total generating capacity generally come from the OE-411 reports of the regional reliability councils in which the utilities are located (i.e., ECAR, MAIN, MAPP, SERC and SPP) and, in some cases (including UE and CIPS), from individual company load and resource reports. I used data from individual firm load and resource reports for UE and CIPS because it was more recent than that contained in MAIN's OE-411 report. Where identifiable, I added to total generating capacity the capacity of units in cold storage or inactive reserve if they were not already included. The rationale for this adjustment is that such units presumably could be made available to the marketplace if a firm that possesses market power sought to exercise

                                                           Exhibit No.___(RWF-1)
                                                                  Page 57 of 100

     it by restricting capacity and raising price. Data concerning peak demands come from the same source as the total generating capacity data. Reserve requirements were determined as described above. For utilities that are winter peaking, I used forecast data for the winter 1995-1996 time period; for utilities that are summer peaking, I used forecast data for summer 1996. Committed sales to other utilities were treated either as reductions in determining total generating capacity or as increases to peak demand, depending upon the nature of the sale and its treatment in the underlying raw data source. Finally, CSW has two subsidiaries which operate in the SPP and two which operate in the Electric Reliability Council of Texas (ERCOT) region. Because ERCOT is not connected synchronously with SPP or other regions, the data which I use for CSW reflects only its SPP operations. However, supplies from the ERCOT companies are available to the SPP companies over DC interconnections. Had I included CSW's ERCOT companies in my analysis also, the measured shares for CIPS and UE would be lower than I have shown.

Q.   HAVE YOU DEVELOPED ADDITIONAL INFORMATION WHICH ADDRESSES THIS TOPIC?
A. Yes. I have examined how the merger affects concentration of uncommitted capacity in various "first tier" markets as that expression has come to be used. It is the first tier utilities connected to Applicants that, at least in principle, are most likely to see their market opportunities altered by the proposed merger. This is the type of analysis which FERC previously has used in situations where market power was a potential concern.

Q.   WHAT IS A FIRST TIER MARKET?

                                                           Exhibit No.___(RWF-1)
                                                                  Page 58 of 100

A. A first tier utility is a utility that is directly interconnected with UE or CIPS or both. The "market" for each first tier utility, at a minimum, consists of UE or CIPS or both, as appropriate, plus all other entities with which the first tier is directly interconnected. It also has become standard to include in such first tier markets utilities that are "one wheel" away by virtue of an open access tariff that has been filed by whatever firm is subject to the market power investigation at hand; in this case, Ameren.

     Consider the simple example shown on page one of Exhibit ___(RWF-9) where the circled letters represent utilities, and the lines represent interconnections between them. A and B propose to merge. First tier utilities for A are F, G, H and, of course, B. First tier utilities for B are C, D, E, F, H and, of course, A. The market for each first tier utility consists of all entities with which it has direct interconnections. For example, the first tier market for G consists of A, F, H, K and L. Moreover, because G is interconnected with only one of the merging partners, A, and not the other, B, its first tier market essentially is unchanged by the merger of A and B. There are five entities with which it can directly transact with or without a merger. This is not the case for F, which is interconnected with both A and B. Premerger there are five entities with which it can transact through direct interconnections (A, B, E, G and L), whereas postmerger there are only four (merged A-B, E, G and
     L). The previous discussion does not incorporate the effects of an open access transmission tariff that A and B might file, which could expand the trading opportunities for first tier utilities. For example, for F they would now include merged A-B, E, G and L, as discussed above, but also C, D and H. Page two of Exhibit ___ (RWF-9) shows how the various first tier

                                                           Exhibit No.___(RWF-1)
                                                                  Page 59 of 100

     markets change as a result of an A-B merger and the merging parties' filing of an open access transmission tariff.

Q. IS IT APPROPRIATE TO INCLUDE THE FIRST TIER UTILITY ON WHOM THE MARKET IS CENTERED AS A PARTICIPANT IN ITS OWN FIRST TIER MARKET?
A. Yes. The presumed intention of the analysis is to measure shares of capacity that might be available to compete to supply the utility in the center. For many shorter term transactions such as economy energy, short term capacity and energy, or operating reserves, more intensive use of the center utility's own capacity will be a substitute for energy or capacity and energy purchased from others, and therefore that center utility's capacity ought to be incorporated into the analysis. In making its analysis of whether or how much it might purchase from others, the buying utility will trade off the costs of operating its own generation against the prices offered by those other suppliers. This is the approach which FERC has used previously. See Entergy at pages 61,773-74 where participants in each first tier market appropriate for examining Entergy's request for market-based pricing are identified. It is specifically stated that the "own generation" of the entity in the center of each market is included.

Q. WHAT FIRST TIER MARKETS ARE APPROPRIATE FOR AN ASSESSMENT OF THE EFFECTS OF A MERGER BETWEEN UE AND CIPS?
A. Those first tier markets are identified in Exhibit ___(RWF-10). This is a 27-page exhibit with each page covering one first tier market (e.g., the market centered on AEP) and

                                                           Exhibit No.___(RWF-1)
                                                                  Page 60 of 100

     identifying all participants in it. With the exception of EEI, which is excluded for reasons discussed earlier, Exhibit ___(RWF-10) includes a first tier market centered on each utility that is interconnected with UE, CIPS or both.

Q. HAVE YOU PREPARED COMPUTATIONS WHICH ASSESS THE EFFECTS OF THE MERGER ON CONCENTRATION OF UNCOMMITTED CAPACITY IN THESE FIRST TIER MARKETS?
A.   Yes. Those computations are shown in Exhibits ___ (RWF-11) and ___ (RWF-
     12). The difference between these two exhibits is that Exhibit ___ (RWF-11) uses an 18 percent reserve margin for UE, CIPS and other utilities, while Exhibit ___ (RWF-12) uses a lower 15 percent reserve margin. The rationale for these different reserve margins is discussed above./3/ The two exhibits are formatted similarly. Each of the first tier utilities is listed along the left, and the four columns contain summary share data concerning each of these markets. The first column shows UE's share of uncommitted capacity in each first tier market premerger. Because, as discussed, UE has no uncommitted capacity when the 18 percent reserve margin is used, this figure is always zero in Exhibit ___ (RWF-11). The second column shows the premerger share of CIPS. The third column shows the postmerger share of Ameren without expanding the market to incorporate the effects of the Ameren Tariffs, while the fourth column shows Ameren's share after the effects of the

--------------------
/3/ The only exceptions are SPA and Manitoba Hydro (MH), which is in NSP's first tier market. In both Exhibits ___(RWF-11) and ___ (RWF-12), I use a
     9.9 percent reserve margin for SPA for reasons discussed above. I use a 10 percent reserve margin for MH in both exhibits, which is MAPP's minimum requirement for a hydro-based system.

                                                          Exhibit No.___(RWF-1)
                                                                 Page 61 of 100



     Ameren Tariffs are incorporated. The numbers in Column (4) necessarily are less than or equal to those in column (3).

Q. WHAT DATA SOURCES HAVE YOU USED TO PREPARE EXHIBITS ___ (RWF-11) AND ___ (RWF-12)?
A. The data used in the preparation of these two exhibits generally is the same as that described above concerning Exhibits ___ (RWF-7) and ___ (RWF-
     8). Additionally, for some of the smaller systems included in certain first tier markets, data on total generating capacity and peak demands came from the Electrical World Directory of Electric Power Producers, 1995 (EWD). Interconnections used to define first tier markets were determined from the EWD as supplemented by information provided by UE and CIPS. As I did for Exhibits ___ (RWF-7) and ___ (RWF-8), I included only CSW's SPP operations in these computations and not those in ERCOT. Moreover, because of the "fence," I have not incorporated TVA's uncommitted capacity in the analyses except for utilities that are inside that fence.

Q.   PLEASE EXPLAIN THESE TWO EXHIBITS WITH AN EXAMPLE.
A. Consider AEC which is shown on the first line of Exhibits ___(RWF-11) and ___(RWF-12). From page 1 of Exhibit ___(RWF-10) we see that premerger AEC has interconnections with UE as well 15 other systems, but not with CIPS. Participants in the first tier market centered on AEC therefore include AEC and each of these 16 other systems. Because UE has no uncommitted capacity when the 18 percent reserve margin is

                                                          Exhibit No.___(RWF-1)
                                                                 Page 62 of 100



     used, Column (1) of Exhibit ___(RWF-11) indicates that UE controls zero percent of the uncommitted capacity held by all firms in this first tier market. From Column (1) of Exhibit ___(RWF-12) we see that UE's figure is
     3.5 percent when the 15 percent reserve margin is used. For CIPS the comparable premerger numbers, shown in Column (2), are zero in both cases because CIPS and AEC are not interconnected. The merged firm, Ameren, controls 5.7 percent of the uncommitted capacity in the first tier market centered on AEC using the 18 percent reserve margin and 8.6 percent using the 15 percent reserve margin. These figures are shown in the third column of Exhibits ___(RWF-11) and ___ (RWF-12) respectively and are before the effects of the Ameren Tariff have been incorporated. The Ameren Tariff will allow AEC to transact with several additional entities beyond those included in its first tier market. Those additional entities also are identified in Exhibit ___(RWF-10) and, for AEC, include AEP, CILCO, CINergy, CE, IP, NIPSCO, SIPCO, Soyland, WVPA, IMEA, IMPA and Springfield, IL. Column (4) of Exhibit ___(RWF-11) indicates that the merged firm's share of uncommitted capacity in this expanded market is only 4.6 percent using the 18 percent reserve margin. Column (4) of Exhibit ___ (RWF-12) indicates that the merged firm's share in this expanded market is 5.7 percent using the 15 percent reserve margin.

Q.   WHAT DO EXHIBITS ___ (RWF-11) AND ___(RWF-12) INDICATE?
A. In the past FERC has used a threshold figure of 20 percent to distinguish between situations where generation dominance clearly is not a concern and situations where it potentially might be. These two exhibits indicate that in all cases, no matter which reserve margin is

                                                          Exhibit No.___(RWF-1)
                                                                 Page 63 of 100



     used, the merged firm's share of uncommitted capacity falls far below the 20 percent threshold level after incorporating the effects of the open access tariff. Of course, as indicated, when the 18 percent reserve margin is used, UE has no uncommitted capacity anyway. This means that the merger could not increase the concentration of uncommitted capacity in any first tier market and that, even if the 20 percent threshold were exceeded, it would not demarcate a merger-related concern.

Q. DO YOU HAVE ANY COMMENTS CONCERNING THE USE OF FIRST TIER MARKETS TO ADDRESS CONCENTRATIONS OF UNCOMMITTED GENERATING CAPACITY?
A. Yes. First tier markets so defined represent a relatively conservative way to determine relevant geographic markets. As a result they produce market share figures for UE and CIPS that almost certainly are much too high. This is because they exclude capacity that is more than "one wheel" away from the center utility, which in some cases is capacity that probably ought to be included. Furthermore, this "traditional" approach does not even include all capacity that is only "one wheel" away from the center utility.

Q. PLEASE EXPLAIN HOW THIS "TRADITIONAL" APPROACH DOES NOT INCLUDE ALL CAPACITY THAT IS ONLY ONE WHEEL AWAY FROM THE CENTER UTILITY.
A. The computations supporting Exhibits ___(RWF-11) and ___ (RWF-12) include as market participants (i) the center utility; (ii) all direct interconnections of the center utility including UE and/or CIPS as appropriate premerger and both UE and CIPS postmerger; and (iii) all other entities that can be reached under the Ameren Tariffs. The analyses do

                                                          Exhibit No.____(RWF-1)
                                                                  Page 64 of 100



     not include, however, other utilities that might be accessible under open access tariffs that already have been filed by utilities directly interconnected to the center utility other than Applicants--such as AEP, CE, CILCO, CSW, Entergy, KCPL, KU, MEC and WR. Were such other open access tariffs incorporated into the analyses, as they should be, Ameren's share of the uncommitted capacity in all of these first tier markets would be below the levels shown in Exhibits ___ (RWF-11) and ___ (RWF-12).

Q. IS IT APPROPRIATE TO INCLUDE THESE ADDITIONAL UTILITIES IN THE FIRST TIER MARKET ANALYSES?
A. Yes. These additional utilities are just as close to the center utility as are utilities accessible under the Ameren Tariffs. Thus, just as there is only one intervening transmission system between the center utility and a utility accessible via the Ameren Tariffs, there is only one intervening transmission system between the center utility and each other system accessible under the open access tariff of any other directly interconnected utility. Symmetry requires that a "one wheel market" be defined to incorporate all open access tariffs directly available to the center utility and not just that of Applicants.

Q.   CAN YOU EXPLAIN THIS WITH AN EXAMPLE?
A. Yes. Refer to Exhibit ___ (RWF-13). Each of the circled numbers represents utilities and the lines between them represent interconnections. Utility 1 is interconnected with Utilities 2, 9 and 10. Utility 10, which is also interconnected with Utilities 11 and 12, has an open access transmission tariff on file. Utilities 2 and 3 propose to merge and, concurrently with their FERC application, file an open access transmission tariff that includes all direct

                                                          Exhibit No.___(RWF-1)
                                                                 Page 65 of 100



     interconnections of either party as receipt and delivery points. These other interconnections, as shown in Exhibit ___(RWF-13), are Utilities 4, 5, 6, 7 and 8, as well as, of course, Utility 1. Accordingly, postmerger, a "one wheel" market centered on Utility 1 is as follows:

               1         The center utility
          merged 2-3     Direct interconnection of center utility
               9         Direct interconnection of center utility
               10        Direct interconnection of center utility
               4         Accessible under 2-3's open access tariff
               5         Accessible under 2-3's open access tariff
               6         Accessible under 2-3's open access tariff
               7         Accessible under 2-3's open access tariff
               8         Accessible under 2-3's open access tariff
               11        Accessible under 10's open access tariff
               12        Accessible under 10's open access tariff

     The important point to stress with this example is that Utilities 11 and 12 are just as close to Utility 1, the market center, as are Utilities 4, 5, 6, 7 and 8 which are accessible under the merged firm's open access tariff. They are each one wheel away. Accordingly, if it is proper to include Utilities 4, 5, 6, 7 and 8 in the first tier market, it likewise must also be proper to include Utilities 11 and 12.

Q. HAVE YOU PREPARED SUMMARY EXHIBITS WHICH INCORPORATE THIS PRINCIPLE FOR THE FIRST TIER MARKETS IN THIS CASE?
A. No. While I believe that it would be appropriate to do so, I also believe that it would be superfluous. The merged firm's share of uncommitted capacity in each of the first tier markets falls far below the 20 percent level which FERC in the past has used as a threshold to distinguish situations where market power may be a concern even without properly

                                                          Exhibit No.___(RWF-1)
                                                                  Page 66 of 100




     redefining those markets to include utilities accessible under existing open access tariffs of entities other than Ameren. Because the 20 percent screening requirement already has been met, there is no need to subject these markets to further analyses in order to determine whether market power concerns might be present. If the merged firm's share already falls below 20 percent when the markets have been defined too narrowly, it obviously will fall even further below 20 percent when the market is appropriately expanded to incorporate additional supplies located within one wheel of the center.

Q. HAVE YOU PREPARED WORKPAPERS WHICH SUPPORT YOUR COMPUTATIONS IN EXHIBITS ___ (RWF-7), ___ (RWF-8), ___ (RWF-11), AND ___(RWF-12)?
A. Yes. Workpapers attached to my testimony include photocopies of the raw data used as the basis for the computations, a summary listing of the database extracted from those raw materials, and summary sheets for each first tier market identifying and providing data for each participant.

Q. HAVE YOU SEPARATELY INCLUDED UE'S AND CIPS'S REQUIREMENTS CUSTOMERS IN YOUR ANALYSES?
A. Not directly. However, the merged firm's post open access tariff share of a first tier market centered on any of these entities will be the same as its share of the first tier market centered on Columbia or Springfield, IL (or some of the other first tier utilities), because the same set of market participants is involved in all cases. Thus, from Column (4) of Exhibits ___ (RWF-11) and ___ (RWF-12), after incorporating the effects of the Ameren

                                                            Exhibit No.__(RWF-1)
                                                                  Page 67 of 100

     Tariffs, the merged firm's share of uncommitted capacity for markets centered on these requirements customers is 7.4 percent when the 18 percent reserve requirement is used and 9.2 percent when the 15 percent reserve requirement is used.

Q. ARE THERE OTHER INDICATIONS THAT SHORT TERM CAPACITY IS AVAILABLE FROM SUPPLIERS OTHER THAN UE AND CIPS?
A. Yes. In the fall of 1994 UE sought proposals to provide (principally) short term capacity from nearly 60 regional utilities. In response it received offers to supply over 1,000 megawatts for the summer of 1995 and nearly 1,200 megawatts for the summer of 1996. The solicitation resulted in a purchase of capacity by UE from CIPS.

Q. ARE THERE ANY OTHER IMPORTANT CONSIDERATIONS INVOLVED IN EXAMINING SHORT TERM CAPACITY MARKETS?
A. Yes. While I do not believe that, when properly examined, the merger of UE and CIPS presents the opportunity for the exercise of market power in short term capacity markets, I think that it is important to stress that, even if it existed, the exercise of market power in short term capacity markets does not present the same concerns that the exercise of market power in other markets might, such as those for longer term capacity. For one thing, because of the very nature of surplus in this business, any adverse effects that do exist will be relatively short-lived. Moreover, the surplus capacity that might support a strong position in short term capacity markets usually is something that suppliers seek to avoid rather than obtain. Those holding large surpluses are usually those whose demand forecasts

                                                            Exhibit No.__(RWF-1)
                                                                  Page 68 of 100

     which formed the basis for their generating capacity additions were most at odds with actual occurrences. When the surplus can be marketed, it is often sold at prices far below those which can be supported by regulatory cost-of-service principles. More importantly, because the short term market consists largely of sales from existing surpluses, the actual exercise of market power in this market would have, at most, only minimal efficiency consequences and produce only transitory redistributive effects. However undesirable these consequences may appear, they pale in significance next to the possible distortions from the exercise of market power in long term capacity markets where billions of dollars of new investment may be undertaken. It is these latter markets therefore that ought to figure more prominently in any investigation about the potential creation of market power from this merger.

Q. HAVE YOU CONSIDERED WHETHER A MERGER OF UE AND CIPS COULD RAISE PRICES IN SHORT TERM POWER MARKETS BY FACILITATING COLLUSION AMONG SELLERS?
A. Yes. This is a relatively remote possibility. For one thing, coordinating policies becomes more difficult as the number of entities expands. While there already are many traditional utilities in the region that can compete with UE and CIPS, the emergence of marketers greatly expands the pool of entities that would be required for coordinating policies. Also, capacity (with associated energy) is not a homogenous product, and many variations among suppliers' offerings are plausible (e.g., in firmness, energy pricing and points of delivery). These variations make it difficult for suppliers to coordinate pricing and output and for cheaters to be detected. Such conditions undermine collusion.

                                                            Exhibit No.__(RWF-1)
                                                                  Page 69 of 100

Q. YOUR DISCUSSION OF THE POSSIBLE EFFECTS OF A MERGER OF UE AND CIPS ON SHORT TERM CAPACITY MARKETS HAS FOCUSED ON SELLER MARKET POWER ONLY. HAVE YOU ALSO CONSIDERED WHETHER THE MERGER COULD INCREASE OR FACILITATE THE EXERCISE OF BUYER MARKET POWER?
A. Yes. This is a concern that can be dispensed with quickly. As indicated, CIPS contemplates no new resource additions until at least 2006. This makes it very unlikely that a stand-alone CIPS would be seeking to purchase short term capacity during this time period in order to meet the demands of its native load customers. If CIPS is not likely to be a purchaser in this market, the merger cannot reasonably be said to increase buyer market power. Of course, CIPS (and UE as well) may seek to purchase capacity for remarketing purposes rather than to serve native load. But there are obviously many other entities that might also purchase capacity for remarketing purposes, and so there should be no merger-induced concerns about monopsony power in short term capacity markets.

Q. PLEASE SUMMARIZE YOUR CONCLUSIONS ABOUT THE EFFECTS OF A MERGER BETWEEN UE AND CIPS ON SHORT TERM CAPACITY MARKETS.
A. A merger of UE and CIPS should not present concerns about the exercise of market power in regional short term capacity markets.

     On a stand-alone basis, UE's participation as a seller in short term capacity markets is limited to the remarketing of capacity purchased from others, or sales that extend less than one year into the future. For types of transactions where a stand-alone UE would not be a

                                                            Exhibit No.__(RWF-1)
                                                                  Page 70 of 100


     potential seller, a merger of UE and CIPS of course does not remove an independent seller from the market. The elimination of one firm that buys and resells capacity should not create competitive concerns, because entry into the resale business is relatively easy, and therefore many other actual or potential suppliers remain. Moreover, even when we focus only upon short term sales which extend less than one year into the future, a type of sale for which a stand-alone UE presumably could compete, the merged firm's share of uncommitted capacity in first tier markets falls short of FERC's traditional threshold levels for determining whether there is any potential concern about market power. Applicants' filing of a single system transmission tariff including all of UE's and CIPS's direct interconnections as potential receipt and delivery points reinforces the conclusion that there is no merger-induced concern about market power in short term capacity markets.

     B. LONG TERM CAPACITY
        ------------------
Q.   PLEASE REPEAT YOUR DESCRIPTION OF THE MARKET FOR LONG TERM CAPACITY.
A. The long term capacity market encompasses capacity sales which extend far enough into the future that new capacity can be constructed to compete for the sale. Thus, it includes both existing surpluses, where they are sufficiently large and permanent to support long term sales, as well as repowering of existing units and new capacity that might be constructed. Potential suppliers include UE, CIPS, other in-region or adjacent regional utilities and those who would construct Qualifying Facilities and other nonutility generation.

                                                            Exhibit No.__(RWF-1)
                                                                  Page 71 of 100


Q. IS INFORMATION ABOUT MARKET SHARES LIKELY TO BE USEFUL IN ASSESSING THE LIKELIHOOD THAT THE MERGED FIRM MIGHT EXERCISE MARKET POWER IN LONG TERM CAPACITY MARKETS?
A. No. This is an industry where historically the largest suppliers have been vertically integrated, meaning that they own generation, transmission and distribution facilities. It is also an industry where exclusive retail service territories predominate. Accordingly, aggregate measures, such as shares of existing generating capability within a region held by particular firms, are more likely to be indicative of the relative size of exclusive retail service territories than suggestive of any one firm's ability to compete in long term capacity markets. Moreover, what is important for long term capacity markets is who will be constructing what new generating capacity in the future. I know of no way to make reasonable projections on this topic unless, not very usefully, we confine ourselves to projects that are relatively advanced in their gestation process.

Q. HOW THEN WOULD YOU BEGIN THE PROCESS OF ASSESSING WHETHER A MERGER OF UE AND CIPS IS LIKELY TO CREATE A FIRM THAT POSSESSES MARKET POWER IN A LONG TERM CAPACITY MARKET?
A. As a practical matter, I would be suspicious about claims that any one entity, however dominant its existing generation and transmission system, possessed market power in such a long term market, unless the claim was narrowly focused upon truly "transmission dependent" utilities that did not have open access or other transmission services available to them. The ability to undertake new construction, both of generation and transmission, should mitigate a market power inference in most situations.

                                                          Exhibit No. ___(RWF-1)
                                                                  Page 72 of 100



     The dramatic emergence of NUGs in recent years reinforces this view. In recent years more than 50 percent of the new generation in this country has come from NUGs, as opposed to traditional utility sources. Utility after utility issuing RFPs for new capacity consistently has received offers that far exceeded the supply blocks sought. This trend began before the passage of the National Energy Policy Act of 1992 (NEPA), which includes provisions about transmission access and Exempt Wholesale Generators and, obviously, before FERC issued its transmission NOPR. NEPA and FERC's NOPR can only reinforce this trend.

     FERC has recognized that market power in long term bulk power markets is unlikely (Kansas City Power & Light Company, 67 FERC (P)61,183, hereafter
     KCPL) but still considered whether various entry barriers might be present. Entry barriers could include: (i) control of transmission; (ii) control of sites at which new generation might be constructed; (iii) control of fuel supplies; or (iv) control of fuel transport facilities. Such entry barriers, if present and significant, presumably could support an inference that market power might be present in long term capacity markets.

     The discussion in Section IV indicates that the merger of UE and CIPS will not provide the merged firm with control over transmission which will enable it to exercise market power. Most importantly, the proposed open access transmission tariff will provide those interested in constructing new generation capacity the certain knowledge that they can obtain cost-based transmission service for long time periods under terms and conditions found by

                                                           Exhibit No.___(RWF-1)
                                                                  Page 73 of 100



     FERC to be appropriate. Combining two transmission systems under a single transmission tariff, if anything, should facilitate entry by new generators.

     Mr. Moorman and Ms. Borkowski discuss the potential for control of sites at which new generating capacity might be constructed. Mr. Moorman indicates that, while CIPS has not had the need to examine site availability for many years, several sites were available the last time such a study was required but also, more generally, that the characteristics of its service territory suggest the availability of numerous sites for those who would wish to construct new capacity. Ms. Borkowski testifies that recent studies performed by UE conclude there are many potential sites in Missouri at which new generation might be constructed which are not controlled by UE. Based upon this testimony, I conclude that UE and CIPS do not control sites for new generation in their service territories such that they could block entry by new competitors.

     Mr. Pettit, Mr. Moorman, and Ms. Borkowski address fuel supply issues. Both UE and CIPS operate local gas distribution systems, but Mr. Pettit testifies that CIPS purchases greater than 99 percent of its gas supply and that UE purchases 100 percent of its gas supply. The amount which is provided from owned fields therefore is minuscule. Mr. Pettit further testifies that a new generator that wished to purchase its gas supply from UE's or CIPS's gas distribution system, rather than from a producer or marketer, could do so, presumably at a negotiated discount rate. Mr. Moorman testifies that the only fuel supplies which CIPS controls (other than the gas used by its local distribution system) are either

                                                           Exhibit No.___(RWF-1)
                                                                  Page 74 of 100




     those on site at its generating stations or those that have been contracted for the purpose of fueling those stations. Ms. Borkowski testifies that UE does not own or have a financial interest in any of the entities that supply it with either coal or oil. Based upon this testimony, I conclude that UE and CIPS do not own fuel supplies that could be used to block entry by their would-be competitors.

     Mr. Pettit, Mr. Moorman and Ms. Borkowski also address fuel transport. Mr. Pettit testifies that new gas-fired generators would be able to receive local transport service over the UE and CIPS local gas distribution systems if they desired and capacity were available. Mr. Pettit also testifies that there are six interstate pipelines which traverse CIPS's service territory and four which traverse that of UE. Rather than receiving local transportation from UE or CIPS, new gas-fired generators presumably could locate in proximity to these pipelines and avoid entirely the need for local transport. Mr. Moorman testifies that the only fuel transport facilities which CIPS owns (other than its gas distribution system) are rail cars which are used to bring coal to two of its generating stations and tracks that are inside the boundaries of those stations. It does not own any other rail, barge or trucking facilities. Ms. Borkowski provides similar testimony concerning UE, i.e., that it owns rail cars used to deliver coal to its generating stations and rail tracks at its generating stations, but no other rail, truck or barge facilities used to transport fuel to its generating stations. Ms. Borkowski also testifies that EEI, through a subsidiary, owns rail cars and a three-mile rail spur that are used just to deliver coal to the Joppa Plant. Based upon this testimony, I

                                                           Exhibit No.___(RWF-1)
                                                                  Page 75 of 100



     conclude that UE and CIPS do not own fuel transport facilities that could be used to thwart entry by new generating entities.

Q. YOUR DISCUSSION OF THE LONG TERM CAPACITY MARKET CONCERNS WHETHER THE MERGED FIRM MIGHT BE ABLE TO EXERCISE MARKET POWER AS A SELLER OF LONG TERM CAPACITY, AND CONCLUDES THAT IT COULD NOT. HAVE YOU SEPARATELY CONSIDERED WHETHER THE MERGED FIRM COULD EXERCISE MARKET POWER AS A PURCHASER OF SUCH CAPACITY?

A. Yes. Such a possibility seems very remote indeed. Even after the merger, Ameren will account for only approximately 6.5 percent of total load in a region defined to include it and all utilities interconnected with either merging partner. Even if a potential supplier were forced to deal only in this region, which seems unlikely, Ameren will comprise only a small portion of total demand. Accordingly, those seeking to market long term capacity readily could turn to other potential purchasers. Moreover, if the merged entity sought to depress the price paid for output, most entities considering construction of new capacity could relocate and deal with other potential purchasers. This relocation, obviously, would have to occur before significant site-specific investments had been made. Beyond this, any residual fears that the merged entity might be able to exercise monopsony power over would-be developers, for example those that for some reason are limited in where they can locate, should be allayed by the open access tariff which the merged firm is filing. The developers can market their output to others if the merged firm seeks to depress price or impose overly burdensome terms and conditions.

                                                           Exhibit No.___(RWF-1)
                                                                  Page 76 of 100



     C. NONFIRM ENERGY
        --------------

Q.   PLEASE REPEAT YOUR DESCRIPTION OF THE MARKET FOR NONFIRM ENERGY.

A. Nonfirm energy encompasses a variety of closely substitutable interchange transactions that generating utilities engage in principally to improve the economics of dispatch. A buyer whose own capacity resources are sufficient to accommodate its needs nevertheless may choose to purchase nonfirm energy from another supplier, if that other supplier can provide energy to it at a lower delivered price than the purchaser's own incremental generating cost. Whether through ordinary bilateral transactions or more formalized broker or power pool arrangements, virtually all generating utilities engage in this type of transaction to some extent, sometimes as buyers and sometimes as sellers. Actual or potential market participants also include marketers who buy from one generating entity and sell to another.

     Economy energy is the most recognizable type of nonfirm energy transaction and frequently is provided under split savings pricing rules. Close substitutes for economy energy are the replacement or substitute energy transactions which utilities in some regions use, where prices are based upon incremental cost plus a modest adder (e.g., 10 percent), and "term" or "general purpose" energy transactions where "up to" prices provide substantial flexibility for buyers and sellers to converge on market-level prices. Also substitutable are very short term--daily, weekly, monthly, and even seasonal--capacity plus energy transactions where the buyer does not need additional capacity to meet its reliability goals but, through its purchase, is able to obtain lower cost energy than that

                                                           Exhibit No.___(RWF-1)
                                                                  Page 77 of 100



     which is available from its own generating units. The total purchase price--a modest demand charge plus an incremental cost-based energy charge--is less than the incremental generating costs which the buyer would incur if it generated from its own units.

Q.   ARE THERE SUBSTITUTE PRODUCTS FOR NONFIRM ENERGY?

A. Yes. Most obviously, any utility that is a buyer of nonfirm energy proper, as distinguished from a short term capacity substitute, must have available its own generating capability to draw upon if the nonfirm supply is interrupted. This generation acts as an important force policing the prices which those selling nonfirm energy may charge. Buyers retain the option to generate from their own sources if sellers attempt to raise prices. Energy taken from longer term purchases can serve precisely the same purpose. More generally, as I described earlier, there is broad substitutability among individual bulk power products in the sense that utilities may use varying mixes of these products to develop the firm power product which they need to sell to their customers.

Q.   WHO ARE THE BUYERS AND SELLERS OF NONFIRM ENERGY?

A. Virtually all generating utilities participate as both buyers and sellers in nonfirm energy markets. Whether they are sellers or buyers at a particular point in time will depend upon relative costs, but can change as a result of load level changes, outages and other factors. Some may be predominately net sellers while others may be predominately net buyers. As described above, both UE and CIPS purchase large amounts of energy to support sales to others. UE tends to purchase heavily from entities located to the north and west of it--e.g.,

                                                           Exhibit No.___(RWF-1)
                                                                  Page 78 of 100



     NSP, MEC, KCPL--where coal generation costs are less. However, it also may purchase from utilities located to the east (e.g., CIPS and IP) when conditions dictate, such as when the 1993 floods restricted transportation of coal to certain of its generating stations. UE sells large quantities to EEI for resale by EEI to the USEC enrichment plant. It also sells large quantities of energy to Entergy to displace gas fired generation on that system and at times for resale by Entergy to other utilities. For these sales, UE competes not only with other electricity suppliers but also with those who sell gas to Entergy. During summer peaking conditions, however, flows may reverse as it becomes economic to move gas fired generation from south to north. UE then serves as a purchaser and, sometimes, reseller for those transactions. In recent years, CIPS has purchased energy principally from CE to the north and PSI/CINergy to the east. For sales its principal customers have been EEI and TVA to the south and UE to the west.

Q.   ARE UE AND CIPS ACTUAL OR POTENTIAL COMPETITORS FOR SALES OF NONFIRM
     ENERGY?

A. Yes, but there also are many other competitors in the nonfirm markets in which UE and CIPS sell.

Q. HOW HAVE YOU PROCEEDED TO ANALYZE THE EFFECTS OF THE MERGER ON NONFIRM ENERGY MARKETS?

A. I have done two things. First, for the same first tier markets discussed above, I have computed the merged firm's share of total generating capacity. FERC in the past has used this "as a measure of capacity that may be available for nonfirm and shorter term sales"

                                                           Exhibit No. ___ RWF-1
                                                                     p.79 of 100


     (KCPL at page 61,556, line 11), although at the same time recognizing its obvious defect of failing to incorporate native load demands before the computations are made. Second, I have analyzed data on nonfirm and substitutable energy or capacity and energy transactions during 1993 and 1994.

Q. PLEASE DESCRIBE YOUR ANALYSIS OF TOTAL GENERATING CAPACITY IN FIRST TIER MARKETS.

A. The first tier markets and participants in them are the same as for the analysis of uncommitted capacity in first tier markets discussed above.
     The results are summarized in Exhibit ___ (RWF-14). Underlying data and other material supporting this exhibit are contained in my workpapers. I relied on the same raw data sources as I did for my computations reported above concerning uncommitted capacity and treated CSW and TVA in the same way. I define total generating capacity as owned capacity less, as appropriate, the net of capacity purchases and sales. Exhibit ___ (RWF-14) is formatted precisely the same as are Exhibits ___ (RWF-11) and ___ (RWF-
     12). The utilities on whom each first tier market is centered are listed on the left. Then, Columns (1) and (2) provide the premerger shares of UE and CIPS, respectively, of total capacity in each first tier market. Columns
     (3) and (4) provide the postmerger shares of Ameren, the former before the effects of the open access tariff have been incorporated and the latter after those effects have been incorporated.

Q.   WHAT DO YOU CONCLUDE FROM EXHIBIT __ (RWF-14)?

                                                         Exhibit No. ___ (RWF-1)
                                                                     p.80 of 100

A. Exhibit ___ (RWF-14) indicates that, in all instances but one, the merged firm's share of total generating capacity in first tier markets falls below the 20 percent level which FERC has used in the past to determine whether there is any possible concern about market power. Accordingly, we need not consider these other markets further. The figure exceeds 20 percent only for the first tier market centered on WR, where it is 25.4 percent.

Q. DOES THIS 25.4 PERCENT FIGURE FOR THE FIRST TIER MARKET CENTERED ON WR SUGGEST POSSIBLE CONCERN ABOUT MERGER-INDUCED INCREASES IN MARKET POWER?

A. No. WR is interconnected with only one of the merging parties, and so the merger does not take away any direct trading opportunities that were available to it premerger. Second, when the first tier market centered on WR is expanded to include entities accessible under open access tariffs of other utilities connected to WR, as it should be for reasons discussed above, Ameren's share drops below 20 percent. When the first tier market centered on WR is expanded to include entities accessible under the open access tariffs of CSW and KCPL, both of which are directly interconnected with WR, the merged firm's share drops to 12.2 percent. This result is shown in Exhibit ___ (RWF-15). Accordingly, when properly computed, the merged firm's share of total capacity in all first tier markets falls below FERC's 20 percent threshold.

Q. PLEASE DESCRIBE YOUR ANALYSIS OF NONFIRM AND SUBSTITUTABLE ENERGY OR CAPACITY AND ENERGY SALES DURING 1993 AND 1994.

                                                         Exhibit No. ___ (RWF-1)
                                                                  page 81 of 100

A. I have used publicly available data (i.e., Form 1 or equivalent) on nonfirm energy (and substitute short term capacity and energy) sales by UE, CIPS and interconnected utilities to develop market shares and HHIs concerning the merging partners and the effects of the proposed merger.

Q.   WHAT GEOGRAPHIC MARKET DID YOU EXAMINE FOR NONFIRM ENERGY SALES?

A. Just as it is difficult to draw clean boundaries between products which should and should not be included in a relevant product market, it likewise can be difficult to determine precise and unambiguous geographic market bounds. For example, through displacement, energy can move relatively long distances. One utility may buy nonfirm energy from suppliers located to the north of its system and resell it to the south, to other utilities who may do much the same thing, i.e., buy in the north and sell in the south, etc. Prices for nonfirm energy may tend to move in the same direction over very broad areas, which could suggest that a broad relevant geographic market definition ought to be employed. The approach which I have employed uses a relatively narrow geographic market--UE, CIPS and their first tier utilities--as a screening device. If it can be shown that the merger presents no market power concerns under such a narrow geographic market definition, it obviously follows that the merger would not present market power concerns if the market were defined more broadly to include additional participants such as described in Mr. Moorman's and Ms. Borkowski's testimony.

Q.   PLEASE DESCRIBE THE RESULTS OF YOUR ANALYSIS.

                                                         Exhibit No. ___ (RWF-1)
                                                                  page 82 of 100

A. The results are shown in Exhibit ___ (RWF-16) and ___ (RWF-17), each of which is formatted in the same way. The former pertains to 1993, while the latter pertains to 1994. Column (1) identifies the seller, Column (2) lists the sales of nonfirm energy or closely substitutable products, in gigawatthours, made by each seller in 1993 or 1994 as appropriate, and Column (3) converts those gigawatthour figures into shares of the total sales made by all first tier utilities. Column (4) squares the market shares as is required for the HHI computation. The Column (4) figures sum to provide the premerger HHI. At the bottom I show the HHI increase resulting from the merger as well as the postmerger HHI. Mathematically the merger-induced HHI increase is equal to two times the premerger UE percent times the premerger CIPS percent. Thus, in Exhibit ___ (RWF-16), UE's premerger percent is 8.5 while that for CIPS is 6.2 percent. This converts to a merger-induced HHI increase of 105, i.e., 8.5 x 6.2 x 2 = 105. As can be seen, for both years studied the postmerger HHI is less than 1,000, portraying a market that is unconcentrated under the Merger Guidelines. As indicated previously, mergers in unconcentrated markets "ordinarily require no further analysis" under the Merger Guidelines. I also note that for both years the combined shares of the two firms--14.7 percent in 1993 and 15.7 percent in 1994--fall below threshold levels for concern for single firm market shares.

Q. WHAT DATA HAVE YOU USED IN THE COMPILATION OF EXHIBITS ___ (RWF-16) AND ___ (RWF-17)?

A. I used data filed by the utilities in their Form 1 (or equivalent) annual reports. The compilations include all items from the raw data sources except those that clearly do not

                                                         Exhibit No. ___ (RWF-1)
                                                         page 83 of 100

     represent nonfirm or closely substitutable transactions, e.g., those which are labeled as requirements sales, long term unit sales, or long term or intermediate term firm sales. Where one utility is shown as making a sale to another, I include only data on the transaction from the seller's annual report or the buyer's annual report, but not from both. In this regard, I use the expression transaction cautiously, recognizing that the raw data will record as one single annual transaction a number of different sales or purchases that occurred at different times and prices throughout each one-year reporting period.

Q. DO YOU HAVE ANY ADDITIONAL COMMENTS ON THE ANALYSES CONTAINED IN EXHIBITS ___ (RWF-16) AND ___ (RWF-17)?

A. Yes. While the analyses contained in these two exhibits do not indicate any merger-induced concern about market power in nonfirm energy markets, they nevertheless contain data which significantly overstates the importance of both UE and CIPS in these markets. Were the data appropriately adjusted, the influence of UE and CIPS would be far less than shown in these two exhibits. Accordingly, the merger-induced HHI increase also would be less.

Q.   PLEASE EXPLAIN.

A. As I indicated earlier, most of the nonfirm energy sales of both UE and CIPS are supported by energy simultaneously purchased from others. With such transactions UE and CIPS in effect bundle transmission services along with risk-bearing and aggregation services. While such transactions are important, including them in Exhibits ___ (RWF-16) and ___

                                                           Exhibit No.___(RWF-1)
                                                           page 84 of 100

     (RWF-17) has the effect of overstating both the total market size as well as, more importantly for the analyses here, the individual shares of UE and CIPS. In effect, there is a double count, because the transactions are included both as a sale from another supplier to UE or CIPS, and then also as a sale from UE or CIPS to another purchaser. More properly these transactions ought to be included only once. This double count causes the size of the total market to be overstated. Moreover, the individual shares of both UE and CIPS also are overstated. The purpose of the analyses here is to address principally whether the merger might create an inordinate concentration of generation such that market power might be exercised. Accordingly, we should seek to attribute these transactions to the parties whose generation was used, and not to UE or CIPS which served in "middleman" roles.

Q.   PLEASE PROVIDE AN EXAMPLE.

A. Assume that during a particular hour CE sells 500 megawatts to CIPS which CIPS in turn resells to EEI. The development of Exhibits ___ (RWF-16) and ___ (RWF-17) will have considered this as both a sale by CE and a sale by CIPS. Accordingly, transactions totaling 1,000 megawatts will be used in determining total market size, and 500 megawatts of sales will be attributed to each of CE and CIPS. A more realistic view is that there has been only a single transaction of 500 megawatts for which CE is the seller and EEI is the buyer. CIPS has functioned principally as a middleman, providing transmission and risk-bearing services, but not as either a generator or consumer of the 500 megawatts.

                                                            Exhibit No.__(RWF-1)
                                                                  Page 85 of 100

Q. DOES THIS DEFICIENCY ALSO AFFECT THE DATA FOR UTILITIES INCLUDED IN YOUR ANALYSES OTHER THAN UE AND CIPS?

A. Yes. However, the raw data used in preparing Exhibits ___ (RWF-17) and ___ (RWF-18) do not contain a means to identify and therefore eliminate simultaneous buy-and-resale transactions. It is possible to infer, however, that for most utilities included in my analyses these types of transactions will be much less significant than they are for UE and CIPS or that, if they are significant, it still would be wrong to seek to eliminate them. Some of the utilities included in the analysis actually purchase relatively little energy from others. And so while there may not be publicly available data which tags specific purchase-for-resell transactions, by logic the amount cannot be large. Some of the utilities included in the analysis are not as well situated between selling and buying utilities as are UE and CIPS, and so transmission across their systems, in the form of simultaneous buy-and-resell transactions, is not as desirable. Other utilities are located at the periphery of the region collectively encompassed by the utilities included in Exhibits ___ (RWF-16) and ___ (RWF-17). While they may engage in frequent buy-and-resell transactions, the utilities from whom they buy are not likely to be included in the market as it has been defined for these exhibits, i.e., UE, CIPS and their first tier utilities. Accordingly, their buy-and-resell transactions do not represent a double count of transactions already included as another utility's sales. Were these transactions to be eliminated as sales by the intermediate buying-and-reselling utility, they would inappropriately disappear from the computations entirely.

                                                            Exhibit No.__(RWF-1)
                                                                  Page 86 of 100

Q.   PLEASE PROVIDE AN EXAMPLE.

A. In testimony filed in support of its application to merge with Wisconsin Electric Power Company, NSP states that it purchases energy from utilities to the north and west of it to support energy sales to utilities to the south and east of it. Its largest energy suppliers in recent years have been MH and the Basin Electric Power Cooperative (Basin), and the largest purchaser from it has been UE. Neither MH nor Basin is included among the suppliers identified in Exhibits ___ (RWF-16) and ___ (RWF-17). Accordingly, if we were to eliminate purchase-and-resell transactions from NSP's sales--if we had the ability to do this, which we do not--we would have improperly removed them from the computations entirely.

Q. ARE THERE ANY OTHER UTILITIES INCLUDED IN EXHIBITS ___ (RWF-16) AND ___ (RWF-17) THAT DO ENGAGE IN BUY-AND-RESELL TRANSACTIONS THAT COULD REPRESENT A SIGNIFICANT DOUBLE COUNT IN THESE TWO EXHIBITS?

A.. I do not have data to address this question directly. However, it is possible to make some reasonable inferences. AEC's Form 1 equivalents report relatively large purchases from MAPP utilities to the north and from KCPL in the SPP. They also report relatively large sales to Entergy to the south. UE also has interconnections with KCPL and MAPP utilities, as well as Entergy, and makes purchases from KCPL and the MAPP utilities to support its sales to Entergy. Having interconnections that are similar in this respect, it would not be at all unreasonable to infer that AEC uses purchases to support its interchange sales in a fashion that is similar to what UE does. Likewise, IP is interconnected with both CE and

                                                            Exhibit No.__(RWF-1)
                                                                  Page 87 of 100

     EEI, and its Form 1s report relatively large purchases of energy from CE and relatively large sales to both TVA and EEI. It is probably reasonable to infer that, just as does CIPS, IP purchases energy from CE for simultaneous resale to EEI and TVA.

Q.   DO YOU HAVE ANY ADDITIONAL COMMENTS ON EXHIBITS ___ (RWF-16) AND ___ (RWF-
     17)?

A. Yes. There is another reason that these exhibits overstate any market power concerns that otherwise might be suggested by the merger. The data used to derive these exhibits reflect only transactions that actually occurred and not alternatives that buyers might have available to defeat any merger-created ability to raise nonfirm energy prices. These alternatives include both energy supplied from the buyer's own generation as well as energy that might have been, but was not, purchased from another supplier. However, if the merged firm sought to raise price, buyers by definition could turn to their own generation alternatives in an attempt to counter that would-be price increase. They also presumably could turn to other suppliers. I also note that, because the data are historical, they do not reflect any competition enhancing effects that flow from Ameren's proposed open access transmission tariffs or those filed late last year by MEC. To the extent that these tariffs broaden the scope of the appropriate geographic markets and/or increase the number of participants in those markets, it necessarily follows that historical concentration data overstate the likely effects of the merger.

                                                            Exhibit No.__(RWF-1)
                                                                  Page 88 of 100

Q. EARLIER YOU STATED THAT MERGERS COULD RAISE MARKET POWER CONCERNS IF THEY FACILITATED COLLUSION AMONG SELLERS. IS SUCH COLLUSION AMONG SELLERS LIKELY IN NONFIRM ENERGY MARKETS?

A. No. One reason is that this is an industry where all market participants are likely to be very well informed about both demand levels and the various features (fuel prices, heat rates, major outages) which determine sellers' costs. They ought to be able to estimate relatively accurately what the market-clearing price for nonfirm energy is likely to be, and therefore determine whether the price which suppliers seek from them is greater than that level. This can help determine whether collusion is present. A second reason is that, depending upon various conditions, individual entities are likely to participate in the market both as buyers and sellers. There is less incentive to participate in a price increasing conspiracy as a seller if the increased prices work to your disadvantage at times when you are a buyer.

Q. HAVE YOU ALSO CONSIDERED WHETHER THE MERGER OF UE AND CIPS IS LIKELY TO CREATE CONCERNS ABOUT MONOPSONY POWER IN NONFIRM ENERGY MARKETS?

A. Yes. The same common sense considerations mentioned earlier suggest that a merger between UE and CIPS is unlikely to present concerns about monopsony power in nonfirm energy markets. The merging parties represent only a small percentage of potential demand in the region of which they are a part. Moreover, with so many other possible buying entities within the region and the availability of transmission service under the merged firm's open access tariff--and the open access tariffs of several other directly interconnected utilities--would-be energy sellers need not rely upon making sales just to

                                                            Exhibit No.__(RWF-1)
                                                                  Page 89 of 100

     the merged entity. Hypothetically, if the merged entity seeks to restrict purchases and reduce the price that it pays for energy, the aggrieved would-be sellers can simply market their energy elsewhere. They have numerous opportunities to do so. In such circumstances, it is implausible that buyer market power concerns will be present with a merger between UE and CIPS.

Q. PLEASE SUMMARIZE YOUR CONCLUSIONS ABOUT THE EFFECTS OF THE MERGER ON NONFIRM ENERGY MARKETS.

A. A merger of UE and CIPS should not present concerns about the exercise of market power in regional nonfirm energy markets. Both UE and CIPS are active participants in these markets, both as buyers and sellers, and so the merger necessarily will reduce the number of participants by one. However, many other participants still will remain in these markets, both as buyers and sellers. Moreover, even when the geographic scope of the market is defined relatively narrowly to include only UE and CIPS and their first tier utilities, aggregate measures of historical transactions and total generating capacity fall below threshold levels for concern about market power. Residual concerns about market power should be mitigated by the open access transmission tariff that Applicants are filing, as well as the open access transmission tariffs that several other regional utilities have filed in recent years. Concern that the merged entity might be able to exercise buyer market power in nonfirm energy markets should be mitigated by the large number of potential buying utilities in the region, the several open access transmission tariffs now on file, and the merged firm's relatively small share of total demand in the region.

                                                            Exhibit No.__(RWF-1)
                                                                  Page 90 of 100

     D. OTHER CONSIDERATIONS

Q. ARE THERE ANY ADDITIONAL TOPICS THAT YOU WISH TO ADDRESS CONCERNING WHETHER A MERGER OF UE AND CIPS IS LIKELY TO CREATE MARKET POWER IN REGIONAL BULK POWER MARKETS?

A. Yes. Various information presented above, relating to interconnections and market share and concentration indexes derived from historical or contemporaneous data, suggest that this is not a merger that presents competitive concerns for wholesale bulk power markets. I believe that this is a conclusion that can only be reinforced by certain of the changes that now are underway in the industry, e.g., opening up of transmission systems under open access transmission tariffs, proliferation of NUGs and competitive bidding systems, and the potentially increasing role of marketers. Indeed, as I have indicated, the merger actually presents an opportunity for enhancement of wholesale bulk power market competition because of the concomitant filing of the consolidated (one system) transmission tariff. This expands the pool of utilities accessible for a single transmission charge. While short term and nonfirm markets may become more competitive as a result, a more important implication ultimately may be easier entry for those who would construct new generation capacity. Most of the NUG capacity that has come on-line in this country to date has been contracted to a single buyer under a long term arrangement. By increasing the pool of potential buyers and therefore decreasing market risk, the consolidated open access tariff may make it more likely that NUGs are constructed whose output is not entirely under contract, i.e., what are sometimes referred to as "merchant" plants. This can expand the role of the market in decisions about constructing new capacity. When NUG capacity is

                                                            Exhibit No.__(RWF-1)
                                                                  Page 91 of 100

     constructed as a result of a utility's RFP process, it is a centralized utility (with regulatory oversight) planning process that will have determined the timing and amount of such capacity, and probably influenced other characteristics as well such as fuel type, location and technology. When merchant plants are constructed, it is the marketplace rather than a central planning process that will have determined their attributes.

Q. SEVERAL OTHER ELECTRIC UTILITY MERGERS HAVE OCCURRED OR BEEN ANNOUNCED RECENTLY. DOES YOUR ANALYSIS INCORPORATE TRENDS TOWARD INCREASING COMPETITION IN THE INDUSTRY?

A. Several mergers already have taken place among utilities interconnected with Applicants. These include the merger of Iowa Power Inc. and Iowa Public Service Company to form MPSI; the merger of MPSI and IIGE to form MEC; the merger of Iowa Southern Utilities and Iowa Electric Light & Power into IES; the merger of KG&E and Kansas Power and Light Company to form WR; the merger of Entergy and Gulf States Utilities; and the merger of PSI and Cincinnati Gas & Electric to form CINergy. My analyses--concerning number of interconnections, uncommitted and total capacity and nonfirm energy transactions--reflect all of these consolidations which have already taken place and conclude that a merger between UE and CIPS does not present significant competitive concerns. Moreover, as indicated, I believe that many changes now underway in the industry, whose effects do not fully manifest themselves in my analyses, can only reinforce such a conclusion. However, I have not sought to incorporate the effects of mergers which might take place in the future, nor do I believe that it is possible or appropriate to do so. It is not possible to do so because I do not know what mergers might take place in the future.

                                                            Exhibit No.__(RWF-1)
                                                                  Page 92 of 100

     Properly assessing the effects of any merger requires an analysis of the specific facts which such merger presents and is not something that can be done on a generic basis absent reference to those facts. Moreover, it is not appropriate to seek to incorporate the effects of mergers which may occur in the future, because of the very significant risk that an attempt to speculate on what conditions might arise in the future will cause benefits that might be available now, from this merger, to be sacrificed because of future harms which may or may not arise. Far better, I think, is to assess this merger now on its merits, and then to assess any mergers that may in the future be proposed on their merits as perceived at the time they are proposed. Market power concerns which then are believed to be present can be addressed at the time those future mergers are proposed. If significant market power concerns are believed to be present, those future mergers can be conditioned as appropriate or rejected. But we need not speculate now on the extent to which such concerns then may be present or how any such presence should affect the review of this merger.

VI.  RETAIL COMPETITION ISSUES

Q. HAVE YOU SOUGHT TO EXAMINE WHETHER THE PROPOSED MERGER WILL CREATE OR ENHANCE MARKET POWER FOR SALES OF ELECTRICITY TO RETAIL CUSTOMERS?

A.   Yes.

Q.   PLEASE DESCRIBE THAT EXAMINATION.

A. There generally are four types of retail electric competition which can be hypothesized to exist--franchise competition, yardstick competition, locational or customer competition, and fringe area competition. I have examined each individually and concluded that the merger is not likely to affect the prospects for such competition significantly. As a threshold matter, the rates charged by UE (in Missouri and Illinois premerger and in Missouri postmerger) and CIPS (in Illinois) are constrained by state regulators. By itself this should greatly reduce any fear that a merger of UE and CIPS will create or enhance market power in retail markets for electricity.

Q.   WHAT IS FRANCHISE COMPETITION?

A. Franchise competition is competition for the right to be the exclusive electric supplier within a predefined area.

Q. WILL A MERGER OF UE AND CIPS SIGNIFICANTLY AFFECT PROSPECTS FOR FRANCHISE COMPETITION?

A. No. Instances of franchise competition usually involve an existing or potential municipal distribution system and a nearby investor-owned utility, and so it is almost definitional that the merger of two vertically integrated investor-owned utilities will not significantly affect the prospects for it. Any franchise competition that, but for the merger, would take place between UE or CIPS and an actual or potential municipal distribution system, still can take place postmerger between that actual or potential municipal distribution system and the merged entity.

Q.   WHAT IS YARDSTICK COMPETITION?

A. Yardstick competition usually refers to a striving by utilities to rank more favorably in comparative evaluations (of rates, costs or other performance measures) made by their regulators.

Q. WILL A MERGER OF UE AND CIPS SIGNIFICANTLY AFFECT PROSPECTS FOR YARDSTICK COMPETITION?

A. No. Because both UE and CIPS provide retail service in Illinois, the merger in principle might reduce the prospects for yardstick competition in Illinois if it were true that Illinois's regulators were able to use only Illinois utilities in any yardstick or performance comparisons that they wanted to make. This is because the merger will reduce the number of vertically integrated IOUs selling electricity in Illinois. (No similar concerns would be faced by Missouri regulators because only UE, and not CIPS, provides service at retail in Missouri.) However, this does not appear to present a significant problem. The electric utility industry can be distinguished by the wide array of data on costs, price and operations which is available publicly. Accordingly, regulators seeking to make yardstick comparisons need not be confined to a sample that includes only utilities under their jurisdiction but can include utilities nationwide if they so desire. Indeed, such larger samples generally will produce more meaningful performance comparisons anyway. Because the universe of utilities available for comparative purposes is so large, the merger of two, even if they both serve in a single state, does not significantly affect the scope of useful comparisons which can be made.

Q.   WHAT IS LOCATIONAL OR CUSTOMER COMPETITION?

A. Locational or customer competition usually refers to efforts by electric suppliers to keep their prices low so they can induce relatively large electricity consumers to locate or expand operations in their service territory as opposed to the service territory of another supplier.

Q. WILL A MERGER BETWEEN UE AND CIPS SIGNIFICANTLY AFFECT PROSPECTS FOR LOCATIONAL COMPETITION?

A. No. By logic, locational competition can be significant only for the relatively small grouping of customers whose electricity purchases comprise a relatively high percentage of their total costs. But where electric costs are important, customers have the incentive to shop over relatively broad areas, in some cases nationwide and beyond. Area development professionals at both UE and CIPS recognize that in most cases energy costs, including natural gas, are a relatively insignificant locational determinant. They also recognize that an individual "prospect's" alternatives to locating in their service territory will vary from case to case but, where they are known, are likely to encompass broad multistate regions. The merger of two IOUs within such broad areas should not significantly reduce prospects for locational competition.

Q.   WHAT IS FRINGE AREA COMPETITION?

A. Fringe area competition refers to competition to serve individual customers located near the boundaries of the service territories of more than one supplier.

Q. WILL A MERGER OF UE AND CIPS SIGNIFICANTLY AFFECT PROSPECTS FOR FRINGE COMPETITION?

A. No. Because the retail service territories of most electric suppliers tend to be well defined and exclusive, customers located at a particular site generally do not have a choice of suppliers. As a result, this form of retail competition usually is not significant in this country. More particularly as concerns this merger, the retail electric service territories of CIPS and UE for the most part do not abut, and so there is little prospect for fringe area competition between the two anyway. The limited area where they do abut, near the town of Grafton, Illinois, is rural in nature, and it is my understanding that there are no existing electricity customers in this area which have the option of selecting between service by UE and CIPS. Of course, any fringe area competition that might exist between either of the two and a cooperative or municipal system still could take place after the merger occurs.

Q. WILL THE MERGER OF UE AND CIPS AFFECT INTERFUEL COMPETITION BETWEEN GAS AND ELECTRICITY AT THE RETAIL LEVEL?

A. Both UE and CIPS provide both gas and electricity at retail. It is my understanding that there is no overlap between the area where UE sells electricity at retail and the area where CIPS sells electricity at retail, and no overlap between the area where UE sells gas at retail and the area where CIPS sells gas at retail. Accordingly, the merger will not eliminate direct electricity versus electricity nor gas versus gas competition between the two. However, it is also my understanding that there are several communities in and around Grafton, Illinois, with approximately 900 customers in total, where CIPS sells electricity at retail and UE sells gas at retail. As part of the merger transaction, these retail gas customers of UE will become retail gas customers of CIPS. In theory, therefore, the merger will eliminate the opportunity that these customers have to select between alternative suppliers for applications where natural gas and electricity are competitive. Because of the small number of such customers--there are only 900 such customers, whereas the two companies together have more than 1,700,000 gas and electric customers--and the regulatory protections which exist concerning supply to them, this merger-induced reduction in possible competition seems insignificant.

VII. VERTICAL ISSUES

Q.   ARE THERE ANY SIGNIFICANT VERTICAL CONCERNS PRESENTED BY THE PROPOSED
     MERGER?

A.   No.

Q.   PLEASE EXPLAIN.

A. Principal areas for concern about potential vertical-related effects of a merger of electric utilities appear to relate to any ability that might be present for the merged firm to favor itself or its affiliates in the terms and conditions on which access to key inputs is granted, where such favorable access terms might harm its competitors. Of course, by logic, for this to represent a merger-induced concern, it must be one that is created or enhanced as a result of the merger and not something which existed previously. In any case, the possibility for such favoritism does not appear to be present here.

     As indicated, concurrently with their merger application, Applicants are filing open access transmission tariffs designed to comply with FERC's requirements as set forth in its transmission NOPR. While I believe that wholesale bulk power markets in the region are competitive and will remain so postmerger, as discussed above, the functional unbundling requirement contained in the NOPR and Applicants' tariffs should go a long way toward assuaging residual fears that the merged entity will be able to use its transmission ownership to exercise market power in these markets. I am aware, of course, that some industry observers believe that competitive concerns are inherent in the vertically integrated structure which predominates in the industry today, where generation and transmission are combined under common ownership. These observers would impose more radical solutions to the competitive problems which they perceive than the "mere" functional unbundling requirement that is contained in FERC's NOPR, including "corporate unbundling" or the creation of "independent system operators" that would dispatch generation assets and control access to transmission. Whatever the merits of such arguments, however, I do not believe that they either relate to, or will be altered as a result of, a merger of UE and CIPS. A merger of UE and CIPS is not a merger which creates or exacerbates competitive problems in wholesale bulk power markets, and those who wish to propose radical structural changes for the industry must look beyond the facts presented by this merger to find support for their positions. If it is desirable to restructure the industry in the fashion which some suggest, that will be true whether or not CIPS and UE merge. Moreover, if such restructurings are not desirable in the absence of a merger between UE and CIPS, they will not become desirable just because the merger occurs.

     Because both Applicants own natural gas distribution systems, a potential concern could arise that they will provide gas sales or gas transport services for their own electric generation facilities or those of their affiliates on more favorable terms than for electric generation facilities of their competitors, and that the merger might enhance their ability to do so or increase the benefits realizable from such actions. Because CIPS does not generate any electricity from gas, and because UE generates only a very limited amount, this concern, if valid at all, would apply principally to future generation capacity. In any case, the concern seems misplaced for a merger between UE and CIPS. As discussed in Mr. Pettit's testimony, it is not likely that competing generators would seek to buy gas directly from UE or CIPS, but in any case the maximum rates which UE and CIPS can charge are set by state regulators. As also discussed in Mr. Pettit's testimony, there are six interstate natural gas pipelines that run through CIPS's territory and four that run through UE's territory. A developer wishing to construct a new gas-fired power plant presumably would seek to locate in proximity to one (or more) of these pipelines, thus avoiding costs for transporting gas across CIPS's or UE's distribution system. Moreover, even if it wished to connect directly to the UE or CIPS distribution system rather than one of the interstate pipelines, it could receive local transport service because regulators in both Illinois and

     Missouri require the provision of open access transmission service. It does not appear possible, therefore, that the merged firm will be able to block supply or transport of natural gas to its would-be competitors and thereby favor any of its own yet-to-be-constructed natural gas generators.

Q. HAVE YOU CONSIDERED WHETHER THERE ARE OTHER BUSINESS INTERESTS OF EITHER UE OR CIPSCO THAT COULD CREATE MARKET POWER CONCERNS AS A RESULT OF THE MERGER?

A. Other business interests of UE are identified in Mr. Rainwater's testimony. Other business interests of CIPS are identified in Mr. Koertner's testimony. For UE these business interests include EEI and Union Electric Development Corporation (UEDC). For CIPSCO they include EEI and CIPSCO Investment Company. I have already discussed EEI. Mr. Rainwater indicates that UEDC owns civic-related projects in the UE service area. It is not apparent to me how ownership of civic-related projects could create concerns about market power resulting from the merger. Mr. Koertner describes CIPSCO Investment Company as a company that manages nonutility investments including leveraged leases, marketable securities and energy projects. It is my understanding that some of these investments involve interests in electric generating projects, but also that in all cases CIPSCO is a passive investor with no ability to make decisions affecting the level or dispatch of the project's output. I do not believe that these investment activities suggest potential competitive concerns arising from the merger of UE and CIPS.

Q.   DOES THIS CONCLUDE YOUR TESTIMONY?

A.   Yes.

                           UNITED STATES OF AMERICA
                                  BEFORE THE
                         FEDERAL REGULATORY COMMISSION

DISTRICT OF COLUMBIA                  ) SS.

Central Illinois Public Service Company
Union Electric Company                )                Docket No. ER96-____-000

                          AFFIDAVIT OF RODNEY FRAME

     I, Rodney Frame, being duly sworn, depose and say that the statements contained in the Prepared Testimony of Rodney Frame on behalf of Union Electric Company and Central Illinois Public Service Company in this proceeding are true and correct to the best of my knowledge, information and belief, and I hereby adopt said testimony as if given by me in formal hearing, under oath.




                                       Signed this 22nd day of December, 1995


                                        /s/ Rodney Frame
                                       --------------------------------
                                                           Rodney Frame

SUBSCRIBED AND SWORN to before me this 22nd day of December, 1995


/s/ Rosalind Brown
---------------------
Notary Public


My Commission Expires:

September 30, 1999
---------------------

                                         TABLE OF EXHIBITS
Exhibit No. __ (RWF-1)..............................Prepared Direct Testimony of Rodney Frame
Exhibit No. __ (RWF-2).................................................Resume of Rodney Frame
Exhibit No. __ (RWF-3)..................................................List of Abbreviations
Exhibit No. __ (RWF-4)........................................Interconnections of UE and CIPS
Exhibit No. __ (RWF-5)................................Postmerger Interconnections of Entities
                                                         Interconnected with Both UE and CIPS
Exhibit No. __ (RWF-6)..........................Interchange Sales and Purchases for Utilities
                                               Interconnected with Both UE and CIPS 1991-1994
Exhibit No. __ (RWF-7)..........Uncommitted Capacity of UE, CIPS and Interconnected Utilities
                                                           18% Reserve Margin for UE and CIPS
Exhibit No. __ (RWF-8)..........Uncommitted Capacity of UE, CIPS and Interconnected Utilities
                                                           15% Reserve Margin for UE and CIPS
Exhibit No. __ (RWF-9)...................................................First Tier Utilities
Exhibit No. __ (RWF-10).....................................First Tier Market Centered on AEC
Exhibit No. __ (RWF-11)..........Ameren's Share of Uncommitted Capacity in First Tier Markets
                                                                      18% Reserve Margin 1996
Exhibit No. __ (RWF-12)..........Ameren's Share of Uncommitted Capacity in First Tier Markets
                                                                      15% Reserve Margin 1996
Exhibit No. __ (RWF-13).............................Defining First Tier Markets Symmetrically
Exhibit No. __ (RWF-14)................Ameren's Share of Total Capacity in First Tier Markets
Exhibit No. __ (RWF-15).....................Total Capacity in One Wheel Market Centered on WR
Exhibit No. __ (RWF-16).........Nonfirm Energy Sales by UE, CIPS and Interconnected Utilities
                                                                      All Transactions - 1993
Exhibit No. __ (RWF-17).........Nonfirm Energy Sales by UE, CIPS and Interconnected Utilities
                                                                      All Transactions - 1994

                                                         Exhibit No. ___ (RWF-2)
                                                                     Page 1 of 9

                                  RODNEY FRAME


National Economic Research Associates, Inc.
1800 M Street, N.W.
Suite 600 South
Washington, D.C.  20036
(202) 466-3510

     Mr. Frame graduated from George Washington University and pursued graduate work there under a National Science Foundation Traineeship. His areas of specialization were public finance and urban economics. He completed all requirements for his Ph.D. degree with the exception of the thesis.

     Before joining NERA, he was a senior economist at Transcomm, Inc., where he directed a number of projects concerning market structure and ratemaking in the telecommunications industry, competition among electric utilities, and postal ratemaking.

     At NERA he has consulted with electric utility clients on a variety of matters including retail competition, bulk power markets and competition, transmission access and pricing, partial requirements ratemaking, contractual terms for wholesale service, contracting for nonutility generation and retail wheeling. A substantial portion of the work has been in conjunction with litigated antitrust and Federal Energy Regulatory Commission proceedings. Much of his recent work has involved transmission access and pricing issues, topics on which he currently advises several investor-owned utilities.

     Mr. Frame frequently speaks before electric industry groups on competition-related topics. He has testified in federal and local courts, before federal and state regulatory commissions, and before the Commerce Commission of New Zealand.

                                                         Exhibit No. ___ (RWF-2)
                                                                     Page 2 of 9



EDUCATION:

          George Washington University
          B.B.A. 1970

          George Washington University
          Completed all requirements for Ph.D. in economics except thesis, 1970-1973


EMPLOYMENT:

1990-     National Economic Research Associates, Inc.

          Vice President. Has participated in projects dealing with retail competition between utilities, bulk power markets, electric utility mergers, transmission access and pricing, partial requirements ratemaking, contractual terms for wholesale service, bidding for new capacity (including that supplied by conservation), least-cost planning and retail wheeling. Principal clients have been investor-owned electric utilities. Has testified in federal and local courts, before federal and state regulatory commissions and before the Commerce Commission of New Zealand and has spoken before various industry and client study groups.

1984-1989 Senior Consultant.

1975-1984 Transcomm, Inc.

          Senior Economist. Worked on a variety of projects concerning market structure, pricing and cost development in regulated industries. Clients included the U.S. Departments of Commerce, Defense and Energy, the Nuclear Regulatory Commission, the State of Oregon, bulk mailers and various communications equipment manufacturers and service providers. Participated in numerous federal and state regulatory proceedings and was principal investigator for a multi-year Department of Energy study addressing various aspects of electric utility competition.

1974-1975 Independent Economic Consultant

          Advised telephone equipment manufacturers concerning cost and rate development for competitive telephone offerings, analyzed alternative travel agent compensation arrangements and examined nonbank activity by bank holding company firms.

1973-1974 Program of Policy Studies in Science and Technology
          Research Staff.

1973      Urban Institute
          Research Staff.

                                                         Exhibit No. ___ (RWF-2)
                                                                     Page 3 of 9


SELECTED REPORTS AND SPEECHES

"Moving From Here to There: Some Implications for Electric Transmission," speech presented to the Infocast Power Industry Forum, Palm Springs, California, February 17, 1995.

"What Does 'Comparability' Really Mean?," speech presented to The Federal Energy Bar Association, Washington, D.C., November 17, 1994.

"Recent Developments in North American Electric Generation Capacity Procurement Systems," with Mahim Chellappa, prepared for ElectricitJ de France (EDF), Paris, France, August 1994.

"Current Transmission Topics" and "Trans Alta's Unbundled Rate Proposal," presented to the Canadian Electrical Association, Montreal, PQ, Canada, May 9, 1994.

"Retail Wheeling Issues," speech presented to the Edison Electric Institute National Accounts Workshop, Atlanta, Georgia, February 7, 1994.

"Retail Wheeling: Doing It the Right Way," speech presented to the Retail Wheeling Conference, Denver, Colorado, November 8, 1993.

"Retail Wheeling," speech presented to the Missouri Valley Electric Association Division Conference, Kansas City, Missouri, October 22, 1993.

"An Economic Perspective on Current Transmission Pricing Issues," speech presented to the Edison Electric Institute 1993 Fall Legal Committee Meeting, Minneapolis, Minnesota, October 7, 1993.

"Comments on Transmission Reform Proposals," report prepared for the Edison Electric Institute, October 1993.

"Sunk Transmission Cost Recovery Issues," report prepared for The Electricity Industry Committee, New Zealand, September 1, 1993.

"Characteristics of a 'Good' Retail Wheeling System," speech presented to the Second Annual Electricity Conference sponsored by Executive Enterprises, Inc., Washington, D.C., April 21-22, 1993.

"Characteristics of a 'Good' Retail Wheeling System," speech presented to the Electric Utility Business Environment Conference sponsored by Electric Utility Consultants, Inc., Denver, Colorado, March 16-17, 1993.

"Change in the Industry," seminar presentation on privatization and service unbundling presented to Ontario Hydro management and special strategy task force, Ontario, Canada, February 3, 1993.

"The U.S. Experience and What Is To Come," speech presented to NERA Seminar on Competition in the Regulated Industries (Electric/Telecommunications), Rye Town Hilton, Rye Town, New York, October 30, 1992.

                                                         Exhibit No. ___ (RWF-2)
                                                                     Page 4 of 9



"Emerging Transmission Pricing Issues," speech presented to Electric Utility Consultants, Inc.'s 3rd Annual Transmission & Wheeling Conference, Chicago, Illinois, September 22-23, 1992. .

"Emerging Transmission Pricing Issues," speech presented to Executive Enterprises, Inc., 1992 Electricity Conference: Restructuring the Electricity Industry, Washington, D.C., September 15-16, 1992.

"Opportunity Cost Pricing for Electric Transmission: An Economic Assessment," report prepared for Edison Electric Institute, June 1992.

"A Pragmatic Look at Open Access," presented to DOE/NARUC Workshop on Electricity Transmission, Stockbridge, Massachusetts, June 2, 1992.

"Some Thoughts About Open Access," presented to EMA's Issues and Outlook Forum, Atlanta, Georgia, May 5, 1992.

"Transmission Access and Pricing: What Does A Good 'Open Access' System Look Like," NERA Working Paper #14, January 1992.

"Transmission Access: How Should We Proceed?" speech presented to the Second Annual Transmission and Wheeling Conference, Denver, Colorado, November 21, 1991.

"Evaluation of Qualifying Facility Proposals," prepared for Florida Power Corporation, March 1991.

"Design of Capacity Procurement Systems," prepared for ElectricitJ de France, January 1991.

"Issues in the Design of Generating Capacity Procurement Systems," prepared for TransAlta Utilities, January 1991.

"A Critique and Evaluation of the Large Public Power Council's Transmission Access and Pricing Proposal," prepared for Edison Electric Institute, December 1990.

"The Effects of a Premature Shutdown of the Trojan Nuclear Power Plant," prepared for Portland General Electric Company, October 1990.

"Can We Implement Reasonable Transmission Pricing and Access Procedures?" presented to the Edison Electric Institute System Planning Committee, Dallas, Texas, October 24, 1990.

"An Examination of the Proper Role for Utilities in Promoting Conservation Expenditures," prepared for Public Service Electric & Gas Company with T. Scott Newlon, 1990.

"Issues in the Design of Competitive Bidding Systems," presented at the Pennsylvania Electric Association System Planning Meeting," 1990.

                                                         Exhibit No. ___ (RWF-2)
                                                                     Page 5 of 9


"Should We Use Opportunity Cost Pricing for Transmission?" presented to the Edison Electric Institute Interconnection Arrangements Committee, 1990.

"Issues Concerning Selection Criteria Development for Capacity RFPs," prepared for the Bonneville Power Administration, 1990.

"Nonutility Generators and Bonneville Power Administration Resource Acquisition Policy," prepared for the Bonneville Power Administration, with David L. Weitzel, 1990.

"An Evaluation of Resource Solicitation Alternatives," prepared for the Bonneville Power Administration, 1990.

"Recent Changes in the Electric Power Industry and Pressures on the Transmission System," presented at seminar "Competitive Electricity: Why the Debate?" sponsored by the Electricity Consumers Resource Council, 1988.

"Some Thoughts on New Transmission Access and Pricing Proposals," presented at conference "Transmission Pricing and Access: Reinventing the Wheel," sponsored by Cogeneration and Independent Power Coalition of America and American Cogeneration Association, 1988.

"Approaching the Transmission Access Debate Rationally," Transmission Research Group Working Paper Number 1, with Joe D. Pace, 1987.

"The Essential Facilities Doctrine," NERA, 1985.

"The Nuclear Regulatory Commission's Antitrust Review Process: An Analysis of the Impacts," Transcomm, Inc., prepared for the U.S. Department of Energy, 1981.

"Competitive Aspects of Utility Involvement in Cogeneration and Solar Programs," Transcomm, Inc., prepared for the U.S. Department of Energy, 1981.

"An Appraisal of Antitrust Review Extension in the Context of Small Utility Fuel Use Act Compliance," Transcomm, Inc., prepared for the U.S. Department of Energy, 1980.

"Analysis of Proposed License Conditions with Respect to Antitrust Deficiencies," Transcomm, Inc., prepared for the U.S. Nuclear Regulatory Commission, 1978.

"Analysis of NRC Staff's Proposed License Conditions for Midland Units," Transcomm, Inc., prepared for the U.S. Nuclear Regulatory Commission, 1978.

                                                         Exhibit No. ___ (RWF-2)
                                                                     Page 6 of 9



TESTIMONY

Prepared testimony on behalf of Northeast Utilities before the Federal Energy Regulatory Commission in Northeast Utilities Service Company, Docket No. ER95-1686-000, concerning FERC's generation dominance standard in support of Northeast Utilities' request for market-based pricing authority, November 13, 1995.

Sur-reply affidavit on behalf of Rochester Gas & Electric before the U.S. District Court, Western District of New York, in Kamine/Besicorp Allegany L.P.
v. Rochester Gas & Electric Corporation, Case No. 95-CIV-6045L, in response to motion by Kamine/Besicorp Allegany L.P. for a preliminary injunction, July 10, 1995.

Prepared Supplemental Rebuttal Testimony on Transmission NOPR Issues on behalf of Florida Power & Light Company before the Federal Energy Regulatory Commission in Florida Power & Light Company, Docket Nos. ER93-465-000, et al., addressing transmission NOPR issues raised by FERC Staff and Intervenors, May 19, 1995.

Prepared Direct Testimony on Transmission NOPR Issues on behalf of Florida Power & Light before the Federal Energy Regulatory Commission in Florida Power & Light Company, Docket Nos. ER93-465-000, et al., concerning the effects of FERC's recent Notice of Proposed Rulemaking on issues in FPL's ongoing case, April 25, 1995.

Affidavit on behalf of Rochester Gas & Electric before the U.S. District Court, Western District of New York, in Kamine/Besicorp Allegany L.P. v. Rochester Gas & Electric Corporation, Case No. 95-CIV-6045L, in support of its opposition to a request by Kamine/Besicorp Allegany L.P. for a temporary restraining order, March 9, 1995.

Testimony on behalf of Virginia Power before the Circuit Court of the City of Richmond in Case No. LW-730-4, Doswell Limited Partnership v. Virginia Electric Power Company concerning the level of fixed gas transportation costs associated with the proxy unit which forms the basis for Virginia Power's payments to Doswell, March 2, 1995.

Prepared Rebuttal Testimony on behalf of American Electric Power Service Corporation before the Federal Energy Regulatory Commission in Docket Nos. ER93-540-001 addressing issues concerning FERC's new comparability standard and its implications for AEP transmission service offerings, January 17, 1995.

                                                         Exhibit No. ___ (RWF-2)
                                                                     Page 7 of 9


Deposition on behalf of El Paso Electric Company and Central and South West Services, Inc. before the Federal Energy Regulatory Commission in Docket Nos. EC94-7-000 and ER94-898-000 concerning "comparability" and other transmission issues, December 22, 1994.

Prepared Rebuttal Testimony on behalf of Florida Power & Light Company before the Federal Energy Regulatory Commission in Florida Power & Light Company, Docket Nos. ER93-465-000, et al. concerning market power and competitive issues, comparability and other transmission issues, wholesale electric service tariff revisions, and issues concerning interchange contract revisions, December 16, 1994.

Prepared Rebuttal Testimony on behalf of El Paso Electric Company and Central and South West Services, Inc., before the Federal Energy Regulatory Commission, Dockets Nos. EC94-7-000 and ER94-898-000, concerning network transmission service and point-to-point transmission service, December 12, 1994.

Prepared Direct Testimony on behalf of Midwest Power Systems, Inc. and Iowa-Illinois Gas and Electric Company before the Federal Regulatory Commission, Docket No. EC95-4-000, concerning competitive issues raised by their proposed merger to form MidAmerican Energy Company, November 10, 1994.

Deposition on behalf of Florida Power Corporation in Orlando Cogen (I), Inc., et al., v. Florida Power Corporation, Case No. 94-303-CIV-ORL-18, US District Court in and for the Middle District of Florida, Orlando Division, involving a contract dispute between FPC and one of its NUG suppliers, August 30, 1994.

Prepared Direct Testimony on Comparability Issues on behalf of Florida Power & Light Company in Florida Power & Light Company, Docket Nos. ER93-465-000 and ER93-922-000 concerning a discussion of the differences between types of transmission services, usage of transmission systems by their owners, transmission services that FPL provides, and how those services compare and contrast with FPL's own uses of the transmission system, August 5, 1994.

Prepared Answering Testimony on behalf of Florida Power & Light Company in Florida Power & Light Company, Docket Nos. ER93-465-000 and ER93-922-000 concerning (1) whether municipal systems should receive billing credits for certain transmission facilities which they own which were argued to be part of an "integrated" transmission grid, and (ii) FPL's obligation to sell wholesale power under its Nuclear Regulatory Commission antitrust license conditions, July 7, 1994.

Deposition on behalf of Virginia Electric & Power Co. in re: Doswell Limited Partnership v. Virginia Electric & Power Co., Case No. LW-730-4, Circuit Court for the City of Richmond, involving an alleged fraud and breach of contract relating to payments by VEPCO to one of its NUG suppliers, April 5, 1994.

                                                         Exhibit No. ___ (RWF-2)
                                                                     Page 8 of 9


Prepared Final Rebuttal Testimony on behalf of Central Louisiana Electric Company before the Federal Energy Regulatory Commission in Docket No. ER93-498-000, examining an allegation of predatory pricing, March 16, 1994.

Prepared Rebuttal Testimony on behalf of Central Louisiana Electric Company before the Federal Energy Regulatory Commission in Docket No. ER93-498-000, examining an allegation of a municipal joint action agency that Central Louisiana's contract to provide bulk power service to a new municipal system customer constituted predatory pricing, December 23, 1993.

"Comments on the Commerce Commission's Draft Determination Concerning Trans Power's Proposal to Recover Fixed/Sunk Transmission Costs," testimony prepared at the request of The Electricity Industry Committee, New Zealand, November 30, 1993.

Prepared Direct Testimony on behalf of Florida Power & Light Company in Florida Power & Light Company, Docket Nos. ER93-465-000 and ER93-922-000 concerning competitive implications of wholesale tariff revisions, interchange contract revisions and a proposed "open access" transmission tariff, November 26, 1993.

Deposition on behalf of Florida Power and Light in Florida Municipal Power Agency v. Florida Power & Light Co. Case No. 92-35-CIV-ORL-22 concerning damage related issues, July 21 and 22, 1993.

Affidavit on behalf of Florida Power and Light in Florida Municipal Power Agency
v. Florida Power & Light Co. Case No. 93-25-CIV-ORL-22 concerning damaged related issues, July 14, 1993.

Prepared Direct Testimony on behalf of the Detroit Edison Company In the Matter of the Application of the Association of Businesses Advocating Tariff Equity for Approval of an experimental retail wheeling tariff for Consumers Power Company, Case No. U-10143, and In the Matter on the Commission's own motion, to consider approval of an experimental retail wheeling tariff for The Detroit Edison Company, Case No. U-10176 before the Michigan Public Service Commission, March 1, 1993.

Deposition on behalf of Florida Power and Light in Florida Municipal Power Agency v. Florida Power & Light Co. Case No. 92-35-CIV-ORL-22, February 25, 1993.

Affidavit on behalf of Iowa Power Inc. and Iowa Public Service Company, Federal Energy Regulatory Commission, Concerning the Competitive Effects of a Merger of the Two Companies, 1991.

                                                         Exhibit No. ___ (RWF-2)
                                                                     Page 9 of 9


Testimony on behalf of Defendants Union Electric and Missouri Utilities, in City of Malden, Missouri v. Union Electric Company and Missouri Utilities Company, U.S. District Court, Eastern District of Missouri, Southeastern Division, Civil Action No. 83-2533-C, 1988.

Testimony on behalf of Defendant Union Electric in City of Kirkwood, Missouri v. Union Electric Company, U.S. District Court, Eastern District of Missouri, Eastern Division, Civil Action No. 86-1787-C-6 (deposition testimony), 1987.

Testimony on behalf of Defendant Union Electric in Citizens Electric Company v. Union Electric Company, U.S. District Court, Eastern District of Missouri, Eastern Division, Civil Action No. 83-2756C(c), 1986.

Testimony on behalf of Advo-System, Inc., before the Postal Rate Commission, Docket No. R84-1, Concerning Rates for Third Class Mail, 1984.

Testimony on behalf of D/FW Signal, Inc., before the Federal Communications Commission, Docket No. CC83-945, Concerning Cellular Telephone Service in Dallas-Fort Worth, 1983.

Testimony on behalf of the Department of Defense, before the Montana Public Service Commission, Docket No. 82.2.8, Concerning Telephone Service Rate Structure, 1982.

Testimony on behalf of Multnomah County, before the Public Utility Commissioner of Oregon, Docket UF 3565, Concerning Telephone Service Rate Structure.

Testimony on behalf of the Louisiana Consumer League, before the Louisiana Public Service Commission, Docket No. U-14078, Concerning Marginal Cost Pricing for Louisiana Power and Light Company, 1979.

Testimony on behalf of the State of Oregon, City of Portland, and County of Multnomah, before the Public Utility Commissioner of Oregon, Dockets UF3342 and UF3343, concerning Rates for Centrex and ESSX Telephone Service, 1978.


December, 1995

                                                          Exhibit No.____(RWF-3)
                                                                     Page 1 of 3

                             LIST OF ABBREVIATIONS

AEC              Associated Electric Cooperative, Inc.
AECC             Arkansas Electric Cooperative Corporation
AEP              American Electric Power Company, Inc.
Ames             Ames Municipal Electric System
AP               Alabama Power Company
APL              Arkansas Power & Light Company
APS              Allegheny Power Service Corporation
Atlantic         Atlantic Municipal Utilities
Basin            Basin Electric Power Cooperative
Big Rivers       Big Rivers Electric Corporation
BPU              Kansas City Board of Public Utilities
Cajun            Cajun Electric Power Cooperative, Inc.
CBPC             Corn Belt Power Cooperative
CE               Commonwealth Edison Company
Cedar Falls      Cedar Falls Utilities
Centerior        Centerior Energy Corporation
Central Iowa     Central Iowa Power Cooperative
CILCO            Central Illinois Light Company
CINergy          CINergy
CIPS             Central Illinois Public Service Company
CLECO            Central Louisiana Electric Company, Inc.
Columbia         Columbia Water & Light Department
Consumers        Consumers Power Company
CPA              Cooperative Power Association
CPC              Central Power Electric Cooperative, Inc.
CPL              Carolina Power & Light Company
CSW              Central and South West Corporation
Dahlberg         Dahlberg Light & Power Company
DPC              Dairyland Power Cooperative
DPL              The Dayton Power & Light Company
Duke             Duke Power Company
Duquesne         Duquesne Light Company
ECAR             East Central Area Reliability Coordination Agreement
EEI              Electric Energy, Inc.
EKPC             East Kentucky Power Cooperative, Inc.
Eldridge         Eldridge Municipal Light Department
Empire           Empire District Electric Company
Entergy          Entergy Corporation
EPI              Entergy Power, Inc.
ERCOT            Electricity Reliability Counsel of Texas
ETEC             East Texas Electric Cooperative
FP&L             Florida Power & Light Company
Geneseo          Geneseo Municipal Utilities
GP               Georgia Power Company
GRDA             Grand River Dam Authority
Gulf             Gulf Power Company
Harlan           Harlan Municipal Utilities
Heartland        Heartland Consumers Power District

                                                          Exhibit No.____(RWF-3)
                                                                     Page 2 of 3


Hoosier          Hoosier Energy Rural Electric Cooperative
IES              IES Industries, Inc.
IIGE             Iowa-Illinois Gas & Electric Company
IM               Indiana Michigan Power Company
IMEA             Illinois Municipal Electric Agency
IMPA             Indiana Municipal Power Agency
Independence     Independence Power & Light Department
IP               Illinois Power Company
IPL              Indianapolis Power & Light Company
IPW              Interstate Power Company
KAMO             KAMO Power
KCPL             Kansas City Power & Light  Company
KGE              Kansas Gas & Electric Company
KU               Kentucky Utilities
Lafayette        Lafayette Utilities System
LEPA             Louisiana Energy Power Authority
LES              Lincoln Electric System
LGE              Louisville Gas & Electric Company
MAIN             Mid-America Interconnected Network
MAPP             Mid-Continent Area Power Pool
MBMPA            Missouri Basin Municipal Power Agency
MEAN             Municipal Energy Agency of Nebraska
MEC              MidAmerican Energy Company
Midwest          Midwest Energy, Inc.
Minnkota         Minnkota Power Cooperative, Inc.
Miss P           Mississippi Power Company
MoPub            Missouri Public Service Company
MPL              Minnesota Power & Light Company
MPSI             Midwest Power Systems, Inc.
Mt. Carmel       Mt. Carmel Public Utility Company
Muscatine        Muscatine Power and Water
NCPC             North Central Power Co., Inc.
NIPSCO           Northern Indiana Public Service Company
NPPD             Nebraska Public Power District
NSP              Northern States Power Company
NTEC             Northeast Texas Electric Cooperative, Inc.
NWPS             Northwestern Public Service Company
OE               Ohio Edison Company
OGE              Oklahoma Gas & Electric Company
OMPA             Oklahoma Municipal Power Authority
OPPD             Omaha Public Power District
OTP              Otter Tail Power Company
OVEC             Ohio Valley Electric Company
Owensboro        Owensboro Municipal Utilities
Plaquemine       Plaquemine City Light & Water Department
PSI              PSI Energy, Inc.
PSO              Public Service Company of Oklahoma
Richmond         Richmond Power & Light
Savannah         Savannah Electric and Power Company
SERC             Southeastern Electric Reliability Council Region
Sho-Me           Sho-Me Power Corp.
SIGECO           Southern Indiana Gas & Electric Company

                                                          Exhibit No.____(RWF-3)
                                                                     Page 3 of 3

Sikeston         Sikeston Board of Municipal Utilities
SIPCO            Southern Illinois Power Cooperative
SJLP             St. Joseph Light & Power Company
SMEPA            South Mississippi Electric Power Association
SMMPA            Southern Minnesota Municipal Power Agency
Southern         The Southern Company
Soyland          Soyland Power Cooperative, Inc.
SPA              Southwestern Power Administration
SPP              Southwest Power Pool
Springfield, IL Springfield City Water, Light & Power Springfield, MO Springfield City Utilities
SRMPA            Sam Rayburn Municipal Power Agency
Sunflower        Sunflower Electric Power Corporation, Inc.
SWEPCO           Southwestern Electric Power Company
SWPS             Southwestern Public Service Company
TVA              Tennessee Valley Authority
UE               Union Electric Company
UPA              United Power Association
USEC             United States Enrichment Corporation
Utilicorp        Utilicorp United, Inc.
VEPCO            Virginia Electric and Power Company
WAPA             Western Area Power Administration
Waverly          Waverly Light & Power
WEPCO            Wisconsin Electric Power Company
West Plains      West Plains Electric Cooperative, Inc.
WF               Western Farmers Electric Cooperative
WPL              Wisconsin Power & Light Company
WPPI             Wisconsin Public Power Inc. System
WPSC             Wisconsin Public Service Corporation
WR               Western Resources
WVPA             Wabash Valley Power Association

                                                           Exhibit No.___(RWF-4)
                                                                     Page 1 of 2

                        INTERCONNECTIONS OF UE AND CIPS


    UTILITIES INTERCONNECTED              UTILITIES INTERCONNECTED WITH
            WITH UE                                    CIPS


- - - - - - - - - - - - - - - - - - DIRECT - - - - - - - - - - - - - - - - - - -

           AEC*                                      CE*
           CIPS*                                     CILCO*
           Columbia*                                 Springfield*
           EEI*                                      EEI*
           IES*                                      IES* (1998)
           IP*                                       IMEA*
           KCPL*                                     IMPA*
           MEC*                                      IP*
           MoPub*                                    IM/AEP*
           SPA*                                      NIPSCO*
           TVA*                                      PSI/CINergy*
                                                     Soyland*
                                                     SIPCO*
                                                     UE*
                                                     TVA*
                                                     WVPA*

- - - - - - - - - - - - - - - - CONTRACTUAL ONLY - - - - - - - - - - - - - - - -
           APL/Entergy                               KU
           IPW
           KGE/WR
           KU
           NSP
           PSO/CSW
           SJLP*



Utilities with asterisk (*) are potential receipt and delivery points under merged firms' open access tariffs.

Utilities in bold are interconnected with both UE and CIPS.

NOTE:  See Exhibit___(RWF-3) for explanation of abbreviations.

                                                          EXHIBIT NO. __ (RWF-4)
                                                                     Page 2 of 2

                        INTERCONNECTIONS OF UE AND CIPS

                             [GRAPH APPEARS HERE]


     Page 2 to Exhibit RWF-4 of Mr. Frame's testimony consists of a schematic drawing of the interconnections of UE and CIPS. This exhibit will be provided to the Commission upon request.

                                                           Exhibit No.___(RWF-5)


                         POSTMERGER INTERCONNECTIONS OF
                       ENTITIES INTERCONNECTED WITH BOTH
                                  UE AND CIPS




ENTITY                                   POSTMERGER INTERCONNECTIONS
------                                   ---------------------------
IES (8)*                     Merged Entity, AEC, CBPC, Central Iowa, MEC, IPW,
                             NSP, WAPA

IP (9)                       Merged Entity, AEP, CE, CILCO, KU, MEC, SIPCO,
                             Springfield, TVA

KU (10)                      Merged Entity, AEP, Big Rivers, CINergy, EKPC, IP,
                             LGE, OVEC, Owensboro, TVA

TVA (11)                     Merged Entity, AEP, Big Rivers, CPL, Duke, EKPC,
                             Entergy, IP, KU, LGE, Southern


See Exhibit No.___(RWF-3) for a list of abbreviations.

*IES is interconnected with UE both directly and through the East Line Agreement. CIPS has a limited purpose interconnection now with IES and will add an additional interconnection in 1998.

Note: List of entities interconnected with both UE and CIPS excludes EEI. Also, EEI is not listed as a separate interconnection of IP, KU and TVA for reasons explained in text.

                                                             Exhibit ___ (RWF-6)

                        INTERCHANGE SALES AND PURCHASES
                          FOR UTILITIES INTERCONNECTED
                             WITH BOTH UE AND CIPS
                                   1991-1994


                                           IES     IP     KU     TVA*
                                          -----  ------  -----  ------

TOTAL INTERCHANGE SALES (GWH)             9,212   9,726    643  16,986
     SALES TO UE (%)                       10.6     2.5    2.8     5.8
     SALES TO CIPS (%)                        0     1.2    2.1    10.5
     SALES TO UE/CIPS COMBINED (%)         10.6     3.7    4.9    16.3


TOTAL INTERCHANGE PURCHASES (GWH)         7,432  12,478  4,674  17,686
     PURCHASES FROM UE (%)                 31.5    17.6   20.6     7.2
     PURCHASES FROM CIPS (%)                  0     0.6    1.8     0.9
     PURCHASES FROM UE/CIPS COMBINED(%)    31.5    18.2   22.4     8.1





*DATA FOR TVA COVER ONLY 1992-1994.


                                                                Exhibit__(RWF-7)
                             UNCOMMITTED CAPACITY
                   OF UE, CIPS AND INTERCONNECTED UTILITIES
                              18% RESERVE MARGIN*



                                      1996       1996 Share
                                                 (1)/Sum:(1)
                                       (1)           (2)
                                   ==========    ===========
                  UE                        0 MW         0.0%
                  CIPS                     98            3.4
                  ==========================================
                  AMEREN                   98            3.4
                  AEC                     342           12.0
                  AEP                       0            0.0
                  CE                      117            4.1
                  CILCO                     0            0.0
                  CINergy                   0            0.0
                  Columbia                  3            0.1
                  CSW                     112            3.9
                  Entergy                 180            6.3
                  IES                       0            0.0
                  IMEA                      0            0.0
                  IMPA                      0            0.0
                  IP                      207            7.2
                  IPW                      89            3.1
                  KCPL                    163            5.7
                  KU                      103            3.6
                  MEC                     219            7.7
                  MoPub                    56            2.0
                  NIPSCO                   68            2.4
                  NSP                     341           12.0
                  SIPCO                    52            1.8
                  SJLP                      2            0.1
                  Soyland                   0            0.0
                  SPA                       0            0.0
                  Springfield, IL           0            0.0
                  TVA                     551           19.3
                  WR                      153            5.4
                  WVPA                      0            0.0
                                     --------       --------
                    TOTAL               2,856 MW         100%

             SOURCES:
             1995 ECAR OE-411
             1995 MAIN OE-411
             1995 MAPP OE-411
             1995 SERC OE-411
             1995 SPP OE-411
             CIPS: Exhibit No.___(GWM-2)
             Data provided by MidAmerican Energy Company
             Data provided by IES Utilities
             Union Electric, Energy Resource Plan, June 1995

             *Computations use 18 percent reserve margins for all utilities except SPA, where it is 9.9 percent

                                                              Exhibit ___(RWF-8)



                             UNCOMMITTED CAPACITY
                   OF UE, CIPS AND INTERCONNECTED UTILITIES
                              15% RESERVE MARGIN*




                                    1996           1996 Share
                                                   (1)/Sum:(1)
                                     (1)               (2)
                                =============     =============
                  UE                    106 MW             1.7%
                  CIPS                  166                2.6
                  ===============================================

                  AMEREN                272                4.2
                  AEC                   423                6.6
                  AEP                   103                1.6
                  CE                    679               10.6
                  CILCO                  18                0.3
                  CINergy               254                4.0
                  Columbia                9                0.1
                  CSW                   323                5.0
                  Entergy               715               11.2
                  IES                     0                0.0
                  IMEA                    0                0.0
                  IMPA                    0                0.0
                  IP                    318                5.0
                  IPW                   120                1.9
                  KCPL                  254                4.0
                  KU                    205                3.2
                  MEC                   324                5.1
                  MoPub                  87                1.4
                  NIPSCO                150                2.3
                  NSP                   544                8.5
                  SIPCO                  59                0.9
                  SJLP                   13                0.2
                  Soyland                 0                0.0
                  SPA                     0                0.0
                  Springfield, IL         0                0.0
                  TVA                 1,253               19.6
                  WR                    281                4.4
                  WVPA                    0                0.0
                                   --------           --------
                    TOTAL             6,402 MW             100%


                  SOURCES:
                  1995 ECAR OE-411
                  1995 MAIN OE-411
                  1995 MAPP OE-411
                  1995 SERC OE-411
                  1995 SPP OE-411
                  CIPS: Exhibit No.___(GWM-2)
                  Data provided by MidAmerican Energy Company
                  Data provided by IES Utilities
                  Union Electric, Energy Resource Plan, June 1995

                  *Computations use 15 percent reserve margins for all utilities except SPA, where it is 9.9 percent

                                                              EXHIBIT __ (RWF-9)
                                                                     PAGE 1 OF 2

                             FIRST TIER UTILITIES

                             [GRAPH APPEARS HERE]



     Page 1 of Exhibit RWF-9 to Mr. Frame's testimony consists of a schematic diagram of first-tier utilities. This diagram will be provided to the Commission upon request.

                                                           Exhibit ___ (RWF _ 9)
                                                                     Page 2 of 2

                              FIRST TIER UTILITIES

                                           POSTMERGER              POSTMERGER
   A'S FIRST           PREMERGER          MARKET/BEFORE            MARKET/AFTER
TIER UTILITIES           MARKET            OPEN ACCESS             OPEN ACCESS
---------------------------------------------------------------------------------------
      B                  N/A                   N/A                     N/A
      F             A, B, E, G, L       A-B, E, G, L       A-B, C*, D*, E, G, H*, L
      G             A, F, H, K, L       A-B, F, H, K, L    A-B, C*, D*, E*, F, H, K, L
      H             A, B, C, G, I, J    A-B, C, G, I, J    A-B, C, D*, E*, F*, G, I, J,


                                           POSTMERGER              POSTMERGER
   B'S FIRST           PREMERGER          MARKET/BEFORE            MARKET/AFTER
TIER UTILITIES           MARKET            OPEN ACCESS             OPEN ACCESS
---------------------------------------------------------------------------------------
      A                  N/A                   N/A                       N/A
      C             B, D, H, I, N       A-B, D, H, I, N    A-B, D, E*, F*, G*, H, I, N
      D             B, C, E, M          A-B, C, E, M       A-B, C, E, F*, G*, H*, M
      E             B, D, F, M          A-B, D, F, M       A-B, C*, D, F, G*, H*, M
      F             A, B, E, G, L       A-B, E, G, L       A-B, C*, D*, E, G, H*, L
      H             A, B, C, G, I, J    A-B, C, G, I, J    A-B, C, D*, E*, F*, G, I, J

*  Utilities added as a result of open acces tariff

                                                               Exhibit__(RWF-10)
                                                                    Page 1 of 27
                         FIRST TIER MARKET CENTERED ON
                                      AEC



                    Participants              Relationship
                ======================    ====================
                AEC                       Center
                UE                        First Tier (Pre Merger)
                CSW                       First Tier
                Empire                    First Tier
                Entergy                   First Tier
                IES                       First Tier
                KCPL                      First Tier
                MEC                       First Tier
                MoPub                     First Tier
                SJLP                      First Tier
                WR                        First Tier
                Columbia                  First Tier
                GRDA                      First Tier
                LES                       First Tier
                NPPD                      First Tier
                OPPD                      First Tier
                SPA                       First Tier
                AMEREN                    First Tier (Post Merger)
                AEP                       AMEREN Open Access Tariff
                CILCO                     AMEREN Open Access Tariff
                CINergy                   AMEREN Open Access Tariff
                CE                        AMEREN Open Access Tariff
                IP                        AMEREN Open Access Tariff
                NIPSCO                    AMEREN Open Access Tariff
                SIPCO                     AMEREN Open Access Tariff
                Soyland                   AMEREN Open Access Tariff
                WVPA                      AMEREN Open Access Tariff
                IMEA                      AMEREN Open Access Tariff
                IMPA                      AMEREN Open Access Tariff
                Springfield, IL           AMEREN Open Access Tariff

                                                             Exhibit ___(RWF-10)
                                                                    Page 2 of 27




                         FIRST TIER MARKET CENTERED ON
                                      AEP



                   Participants               Relationship
                ==================         ===================

                AEP                        Center
                CIPS                       First Tier (Pre Merger)
                APS                        First Tier
                CPL                        First Tier
                Centerior                  First Tier
                CINergy                    First Tier
                CE                         First Tier
                Consumers                  First Tier
                DPL                        First Tier
                Duke                       First Tier
                Duquesne                   First Tier
                IP                         First Tier
                IPL                        First Tier
                KU                         First Tier
                NIPSCO                     First Tier
                OE                         First Tier
                VEPCO                      First Tier
                EKPC                       First Tier
                OVEC                       First Tier
                Richmond                   First Tier
                TVA                        First Tier
                AMEREN                     First Tier (Post Merger)
                CILCO                      AMEREN Open Access Tariff
                IES                        AMEREN Open Access Tariff
                KCPL                       AMEREN Open Access Tariff
                MEC                        AMEREN Open Access Tariff
                MoPub                      AMEREN Open Access Tariff
                SJLP                       AMEREN Open Access Tariff
                AEC                        AMEREN Open Access Tariff
                SIPCO                      AMEREN Open Access Tariff
                Soyland                    AMEREN Open Access Tariff
                WVPA                       AMEREN Open Access Tariff
                Columbia                   AMEREN Open Access Tariff
                IMEA                       AMEREN Open Access Tariff
                IMPA                       AMEREN Open Access Tariff
                Springfield, IL            AMEREN Open Access Tariff
                SPA                        AMEREN Open Access Tariff

                                                             Exhibit ___(RWF-10)
                                                                    Page 3 of 27




                         FIRST TIER MARKET CENTERED ON
                                      CE



                    Participants              Relationship
                ===================        ===================

                CE                         Center
                CIPS                       First Tier (Pre Merger)
                AEP                        First Tier
                CILCO                      First Tier
                IP                         First Tier
                IPW                        First Tier
                MEC                        First Tier
                NIPSCO                     First Tier
                WEPCO                      First Tier
                WPL                        First Tier
                AMEREN                     First Tier (Post Merger)
                CINergy                    AMEREN Open Access Tariff
                IES                        AMEREN Open Access Tariff
                KCPL                       AMEREN Open Access Tariff
                MoPub                      AMEREN Open Access Tariff
                SJLP                       AMEREN Open Access Tariff
                AEC                        AMEREN Open Access Tariff
                SIPCO                      AMEREN Open Access Tariff
                Soyland                    AMEREN Open Access Tariff
                WVPA                       AMEREN Open Access Tariff
                Columbia                   AMEREN Open Access Tariff
                IMEA                       AMEREN Open Access Tariff
                IMPA                       AMEREN Open Access Tariff
                Springfield, IL            AMEREN Open Access Tariff
                SPA                        AMEREN Open Access Tariff

                                                             Exhibit ___(RWF-10)
                                                                    Page 4 of 27



                         FIRST TIER MARKET CENTERED ON
                                     CILCO



                   Participants               Relationship
                ==================         ===================

                CILCO                      Center
                CIPS                       First Tier (Pre Merger)
                CE                         First Tier
                IP                         First Tier
                Springfield, IL            First Tier
                AMEREN                     First Tier (Post Merger)
                AEP                        AMEREN Open Access Tariff
                CINergy                    AMEREN Open Access Tariff
                IES                        AMEREN Open Access Tariff
                KCPL                       AMEREN Open Access Tariff
                MEC                        AMEREN Open Access Tariff
                MoPub                      AMEREN Open Access Tariff
                NIPSCO                     AMEREN Open Access Tariff
                SJLP                       AMEREN Open Access Tariff
                AEC                        AMEREN Open Access Tariff
                SIPCO                      AMEREN Open Access Tariff
                Soyland                    AMEREN Open Access Tariff
                WVPA                       AMEREN Open Access Tariff
                Columbia                   AMEREN Open Access Tariff
                IMEA                       AMEREN Open Access Tariff
                IMPA                       AMEREN Open Access Tariff
                SPA                        AMEREN Open Access Tariff

                                                             Exhibit ___(RWF-10)
                                                                    Page 5 of 27




                         FIRST TIER MARKET CENTERED ON
                                    CINergy



                   Participants               Relationship
                =================          ===================

                CINergy                    Center
                CIPS                       First Tier (Pre Merger)
                AEP                        First Tier
                DPL                        First Tier
                IPL                        First Tier
                KU                         First Tier
                LGE                        First Tier
                NIPSCO                     First Tier
                SIGECO                     First Tier
                EKPC                       First Tier
                Hoosier                    First Tier
                OVEC                       First Tier
                WVPA                       First Tier
                IMPA                       First Tier
                AMEREN                     First Tier (Post Merger)
                CILCO                      AMEREN Open Access Tariff
                CE                         AMEREN Open Access Tariff
                IES                        AMEREN Open Access Tariff
                IP                         AMEREN Open Access Tariff
                KCPL                       AMEREN Open Access Tariff
                MEC                        AMEREN Open Access Tariff
                MoPub                      AMEREN Open Access Tariff
                SJLP                       AMEREN Open Access Tariff
                AEC                        AMEREN Open Access Tariff
                SIPCO                      AMEREN Open Access Tariff
                Soyland                    AMEREN Open Access Tariff
                Columbia                   AMEREN Open Access Tariff
                IMEA                       AMEREN Open Access Tariff
                Springfield, IL            AMEREN Open Access Tariff
                SPA                        AMEREN Open Access Tariff

                                                             Exhibit ___(RWF-10)
                                                                    Page 6 of 27






                         FIRST TIER MARKET CENTERED ON
                                   Columbia



                   Participants               Relationship
                ==================         ===================

                Columbia                   Center
                UE                         First Tier (Pre Merger)
                AEC                        First Tier
                AMEREN                     First Tier (Post Merger)
                AEP                        AMEREN Open Access Tariff
                CILCO                      AMEREN Open Access Tariff
                CINergy                    AMEREN Open Access Tariff
                CE                         AMEREN Open Access Tariff
                IES                        AMEREN Open Access Tariff
                IP                         AMEREN Open Access Tariff
                KCPL                       AMEREN Open Access Tariff
                MEC                        AMEREN Open Access Tariff
                MoPub                      AMEREN Open Access Tariff
                NIPSCO                     AMEREN Open Access Tariff
                SJLP                       AMEREN Open Access Tariff
                SIPCO                      AMEREN Open Access Tariff
                Soyland                    AMEREN Open Access Tariff
                WVPA                       AMEREN Open Access Tariff
                IMEA                       AMEREN Open Access Tariff
                IMPA                       AMEREN Open Access Tariff
                Springfield, IL            AMEREN Open Access Tariff
                SPA                        AMEREN Open Access Tariff

                                                             Exhibit ___(RWF-10)
                                                                    Page 7 of 27












                         FIRST TIER MARKET CENTERED ON
                                      CSW



                   Participants               Relationship
                ==================         ===================

                CSW                        Center
                UE                         First Tier (Pre Merger)
                CLECO                      First Tier
                Empire                     First Tier
                Entergy                    First Tier
                OGE                        First Tier
                SWPS                       First Tier
                AECC                       First Tier
                WF                         First Tier
                WR                         First Tier
                AEC                        First Tier
                GRDA                       First Tier
                Springfield, MO            First Tier
                SPA                        First Tier
                AMEREN                     First Tier (Post Merger)

                                                             Exhibit ___(RWF-10)
                                                                    Page 8 of 27












                         FIRST TIER MARKET CENTERED ON
                                    Entergy



                  Participants                Relationship
                =================          ===================

                Entergy                    Center
                UE                         First Tier (Pre Merger)
                CLECO                      First Tier
                CSW                        First Tier
                Southern                   First Tier
                AEC                        First Tier
                Cajun                      First Tier
                Lafayette                  First Tier
                Plaquemine                 First Tier
                TVA                        First Tier
                AMEREN                     First Tier (Post Merger)

                                                                Exhibit_(RWF-10)
                                                                    Page 9 of 27




                         FIRST TIER MARKET CENTERED ON
                                      IES



              Participants                 Relationship
          ===================          ===================

          IES                          Center
          CIPS                         First Tier (Pre Merger, 1998)
          UE                           First Tier (Pre Merger)
          IPW                          First Tier
          MEC                          First Tier
          NSP                          First Tier
          AEC                          First Tier
          CBPC                         First Tier
          Central Iowa                 First Tier
          WAPA                         First Tier
          AMEREN                       First Tier (Post Merger)
          AEP                          AMEREN Open Access Tariff
          CE                           AMEREN Open Access Tariff
          CILCO                        AMEREN Open Access Tariff
          CINergy                      AMEREN Open Access Tariff
          IP                           AMEREN Open Access Tariff
          KCPL                         AMEREN Open Access Tariff
          MoPub                        AMEREN Open Access Tariff
          NIPSCO                       AMEREN Open Access Tariff
          SJLP                         AMEREN Open Access Tariff
          SIPCO                        AMEREN Open Access Tariff
          Soyland                      AMEREN Open Access Tariff
          WVPA                         AMEREN Open Access Tariff
          Columbia                     AMEREN Open Access Tariff
          IMEA                         AMEREN Open Access Tariff
          IMPA                         AMEREN Open Access Tariff
          Springfield, IL              AMEREN Open Access Tariff
          SPA                          AMEREN Open Access Tariff

                                                                Exhibit_(RWF-10)
                                                                  Page 10 of 27




                         FIRST TIER MARKET CENTERED ON
                                     IMEA



              Participants                 Relationship
          ===================          ===================

          IMEA                         Center
          CIPS                         First Tier (Pre Merger)
          AMEREN                       First Tier (Post Merger)
          AEP                          AMEREN Open Access Tariff
          CILCO                        AMEREN Open Access Tariff
          CINergy                      AMEREN Open Access Tariff
          CE                           AMEREN Open Access Tariff
          IES                          AMEREN Open Access Tariff
          IP                           AMEREN Open Access Tariff
          KCPL                         AMEREN Open Access Tariff
          MEC                          AMEREN Open Access Tariff
          MoPub                        AMEREN Open Access Tariff
          NIPSCO                       AMEREN Open Access Tariff
          SJLP                         AMEREN Open Access Tariff
          AEC                          AMEREN Open Access Tariff
          SIPCO                        AMEREN Open Access Tariff
          Soyland                      AMEREN Open Access Tariff
          WVPA                         AMEREN Open Access Tariff
          Columbia                     AMEREN Open Access Tariff
          IMPA                         AMEREN Open Access Tariff
          Springfield, IL              AMEREN Open Access Tariff
          SPA                          AMEREN Open Access Tariff

                                                                Exhibit_(RWF-10)
                                                                   Page 11 of 27




                         FIRST TIER MARKET CENTERED ON
                                     IMPA



              Participants                 Relationship
          ===================          ===================

          IMPA                         Center
          CIPS                         First Tier (Pre Merger)
          CINergy                      First Tier
          IPL                          First Tier
          KU                           First Tier
          LGE                          First Tier
          NIPSCO                       First Tier
          SIGECO                       First Tier
          Hoosier                      First Tier
          WVPA                         First Tier
          AMEREN                       First Tier (Post Merger)
          AEP                          AMEREN Open Access Tariff
          CILCO                        AMEREN Open Access Tariff
          CE                           AMEREN Open Access Tariff
          IES                          AMEREN Open Access Tariff
          IP                           AMEREN Open Access Tariff
          KCPL                         AMEREN Open Access Tariff
          MEC                          AMEREN Open Access Tariff
          MoPub                        AMEREN Open Access Tariff
          SJLP                         AMEREN Open Access Tariff
          AEC                          AMEREN Open Access Tariff
          SIPCO                        AMEREN Open Access Tariff
          Soyland                      AMEREN Open Access Tariff
          Columbia                     AMEREN Open Access Tariff
          IMEA                         AMEREN Open Access Tariff
          Springfield, IL              AMEREN Open Access Tariff
          SPA                          AMEREN Open Access Tariff

                                                                Exhibit_(RWF-10)
                                                                  Page 12 of 27




                         FIRST TIER MARKET CENTERED ON
                                      IP



              Participants                 Relationship
          ===================          ===================

          IP                           Center
          CIPS                         First Tier (Pre Merger)
          UE                           First Tier (Pre Merger)
          AEP                          First Tier
          CILCO                        First Tier
          CE                           First Tier
          KU                           First Tier
          MEC                          First Tier
          SIPCO                        First Tier
          Springfield, IL              First Tier
          TVA                          First Tier
          AMEREN                       First Tier (Post Merger)
          CINergy                      AMEREN Open Access Tariff
          IES                          AMEREN Open Access Tariff
          KCPL                         AMEREN Open Access Tariff
          MoPub                        AMEREN Open Access Tariff
          NIPSCO                       AMEREN Open Access Tariff
          SJLP                         AMEREN Open Access Tariff
          AEC                          AMEREN Open Access Tariff
          Soyland                      AMEREN Open Access Tariff
          WVPA                         AMEREN Open Access Tariff
          Columbia                     AMEREN Open Access Tariff
          IMEA                         AMEREN Open Access Tariff
          IMPA                         AMEREN Open Access Tariff
          SPA                          AMEREN Open Access Tariff

                                                               Exhibit__(RWF-10)
                                                                   Page 13 of 27

                         FIRST TIER MARKET CENTERED ON
                                      IPW



              Participants         Relationship
           ===================  ===================

           IPW                  Center
           UE                   First Tier (Pre Merger)
           CE                   First Tier
           DPC                  First Tier
           IES                  First Tier
           KCPL                 First Tier
           MEC                  First Tier
           NSP                  First Tier
           SJLP                 First Tier
           CBPC                 First Tier
           Central Iowa         First Tier
           SMMPA                First Tier
           OPPD                 First Tier
           AMEREN               First Tier (Post Merger)

                                                               Exhibit__(RWF-10)
                                                                   Page 14 of 27
                         FIRST TIER MARKET CENTERED ON
                                     KCPL



              Participants         Relationship
           ===================  ===================

           KCPL                 Center
           UE                   First Tier (Pre Merger)
           Empire               First Tier
           IPW                  First Tier
           MEC                  First Tier
           MoPub                First Tier
           NSP                  First Tier
           SJLP                 First Tier
           WR                   First Tier
           AEC                  First Tier
           BPU                  First Tier
           Independence         First Tier
           LES                  First Tier
           NPPD                 First Tier
           OPPD                 First Tier
           AMEREN               First Tier (Post Merger)
           AEP                  AMEREN Open Access Tariff
           CILCO                AMEREN Open Access Tariff
           CINergy              AMEREN Open Access Tariff
           CE                   AMEREN Open Access Tariff
           IES                  AMEREN Open Access Tariff
           IP                   AMEREN Open Access Tariff
           NIPSCO               AMEREN Open Access Tariff
           SIPCO                AMEREN Open Access Tariff
           Soyland              AMEREN Open Access Tariff
           WVPA                 AMEREN Open Access Tariff
           Columbia             AMEREN Open Access Tariff
           IMEA                 AMEREN Open Access Tariff
           IMPA                 AMEREN Open Access Tariff
           Springfield, IL      AMEREN Open Access Tariff
           SPA                  AMEREN Open Access Tariff

                                                               Exhibit__(RWF-10)
                                                                   Page 15 of 27

                        FIRST TIER MARKET CENTERED ON
                                      KU



              Participants         Relationship
           ===================  ===================

           KU                   Center
           CIPS                 First Tier (Pre Merger)
           UE                   First Tier (Pre Merger)
           AEP                  First Tier
           CINergy              First Tier
           IP                   First Tier
           LGE                  First Tier
           EKPC                 First Tier
           OVEC                 First Tier
           Big Rivers           First Tier
           Owensboro            First Tier
           TVA                  First Tier
           AMEREN               First Tier (Post Merger)

                                                              Exhibit___(RWF-10)
                                                                   Page 16 of 27


                         FIRST TIER MARKET CENTERED ON
                                      MEC



            Participants              Relationship
           ===============      =========================

           MEC                  Center
           UE                   First Tier (Pre Merger)
           CE                   First Tier
           IES                  First Tier
           IP                   First Tier
           IPW                  First Tier
           KCPL                 First Tier
           Muscatine            First Tier
           NSP                  First Tier
           SJLP                 First Tier
           CBPC                 First Tier
           Central Iowa         First Tier
           AEC                  First Tier
           Ames                 First Tier
           Atlantic             First Tier
           Cedar Falls          First Tier
           Eldridge             First Tier
           Geneseo              First Tier
           Harlan               First Tier
           LES                  First Tier
           Waverly              First Tier
           NPPD                 First Tier
           OPPD                 First Tier
           WAPA                 First Tier
           AMEREN               First Tier (Post Merger)
           AEP                  AMEREN Open Access Tariff
           CILCO                AMEREN Open Access Tariff
           CINergy              AMEREN Open Access Tariff
           MoPub                AMEREN Open Access Tariff
           SIPCO                AMEREN Open Access Tariff
           Soyland              AMEREN Open Access Tariff
           WVPA                 AMEREN Open Access Tariff
           Columbia             AMEREN Open Access Tariff
           IMEA                 AMEREN Open Access Tariff
           IMPA                 AMEREN Open Access Tariff
           Springfield, IL      AMEREN Open Access Tariff
           SPA                  AMEREN Open Access Tariff

                                                               Exhibit__(RWF-10)
                                                               page 17 of 27

                         FIRST TIER MARKET CENTERED ON
                                     MoPub



                      Participants           Relationship
                ===================  ========================

                MoPub                Center
                UE                   First Tier (Pre Merger)
                Empire               First Tier
                KCPL                 First Tier
                WR                   First Tier
                AEC                  First Tier
                KAMO                 First Tier
                Independence         First Tier
                AMEREN               First Tier (Post Merger)
                AEP                  AMEREN Open Access Tariff
                CILCO                AMEREN Open Access Tariff
                CINergy              AMEREN Open Access Tariff
                CE                   AMEREN Open Access Tariff
                IES                  AMEREN Open Access Tariff
                IP                   AMEREN Open Access Tariff
                MEC                  AMEREN Open Access Tariff
                NIPSCO               AMEREN Open Access Tariff
                SJLP                 AMEREN Open Access Tariff
                SIPCO                AMEREN Open Access Tariff
                Soyland              AMEREN Open Access Tariff
                WVPA                 AMEREN Open Access Tariff
                Columbia             AMEREN Open Access Tariff
                IMEA                 AMEREN Open Access Tariff
                IMPA                 AMEREN Open Access Tariff
                Springfield, IL      AMEREN Open Access Tariff
                SPA                  AMEREN Open Access Tariff

                                                               Exhibit__(RWF-10)
                                                                   Page 18 of 27

                    FIRST TIER MARKET CENTERED ON
                               NIPSCO




                    Participants           Relationship
                ===================  =========================

                NIPSCO               Center
                CIPS                 First Tier (Pre Merger)
                AEP                  First Tier
                CINergy              First Tier
                CE                   First Tier
                Consumers            First Tier
                AMEREN               First Tier (Post Merger)
                CILCO                AMEREN Open Access Tariff
                IES                  AMEREN Open Access Tariff
                IP                   AMEREN Open Access Tariff
                KCPL                 AMEREN Open Access Tariff
                MEC                  AMEREN Open Access Tariff
                MoPub                AMEREN Open Access Tariff
                SJLP                 AMEREN Open Access Tariff
                AEC                  AMEREN Open Access Tariff
                SIPCO                AMEREN Open Access Tariff
                Soyland              AMEREN Open Access Tariff
                WVPA                 AMEREN Open Access Tariff
                Columbia             AMEREN Open Access Tariff
                IMEA                 AMEREN Open Access Tariff
                IMPA                 AMEREN Open Access Tariff
                Springfield, IL      AMEREN Open Access Tariff
                SPA                  AMEREN Open Access Tariff




                                                               Exhibit__(RWF-10)
                                                                   Page 19 of 27


                              FIRST TIER MARKET CENTERED ON
                                            NSP


                       Participants               Relationship
                   ===================       ======================
                        NSP                  Center
                        UE                   First Tier (Pre Merger)
                        Dahlberg             First Tier
                        IES                  First Tier
                        IPW                  First Tier
                        KCPL                 First Tier
                        MEC                  First Tier
                        MH                   First Tier
                        MPL                  First Tier
                        NCPC                 First Tier
                        NWPS                 First Tier
                        OPPD                 First Tier
                        OTP                  First Tier
                        SJLP                 First Tier
                        UPA                  First Tier
                        WEPCO                First Tier
                        WPL                  First Tier
                        WPSC                 First Tier
                        Basin                First Tier
                        CPA                  First Tier
                        CPC                  First Tier
                        DPC                  First Tier
                        Minnkota             First Tier
                        Heartland            First Tier
                        MBMPA                First Tier
                        SMMPA                First Tier
                        WAPA                 First Tier
                        AMEREN               First Tier (Post Merger)
















































                                                               Exhibit__(RWF-10)
                                                                   Page 20 of 27




                         FIRST TIER MARKET CENTERED ON
                                     SIPCO


                       Participants         Relationship
                   ===================  ===================
                   SIPCO                Center
                   CIPS                 First Tier (Pre Merger)
                   IP                   First Tier
                   AMEREN               First Tier (Post Merger)
                   AEP                  AMEREN Open Access Tariff
                   CILCO                AMEREN Open Access Tariff
                   CINergy              AMEREN Open Access Tariff
                   CE                   AMEREN Open Access Tariff
                   IES                  AMEREN Open Access Tariff
                   KCPL                 AMEREN Open Access Tariff
                   MEC                  AMEREN Open Access Tariff
                   MoPub                AMEREN Open Access Tariff
                   NIPSCO               AMEREN Open Access Tariff
                   SJLP                 AMEREN Open Access Tariff
                   AEC                  AMEREN Open Access Tariff
                   Soyland              AMEREN Open Access Tariff
                   WVPA                 AMEREN Open Access Tariff
                   Columbia             AMEREN Open Access Tariff
                   IMEA                 AMEREN Open Access Tariff
                   IMPA                 AMEREN Open Access Tariff
                   Springfield, IL      AMEREN Open Access Tariff
                   SPA                  AMEREN Open Access Tariff

                                                                Exhibit_(RWF-10)
                                                                   Page 21 of 27

                         FIRST TIER MARKET CENTERED ON
                                     SJLP

                         Participants         Relationship
                      ===================  ===================

                      SJLP                 Center
                      UE                   First Tier (Pre Merger)
                      IPW                  First Tier
                      KCPL                 First Tier
                      MEC                  First Tier
                      AEC                  First Tier
                      Independence         First Tier
                      LES                  First Tier
                      NPPD                 First Tier
                      NSP                  First Tier
                      OPPD                 First Tier
                      AMEREN               First Tier (Post Merger)
                      AEP                  AMEREN Open Access Tariff
                      CILCO                AMEREN Open Access Tariff
                      CINergy              AMEREN Open Access Tariff
                      CE                   AMEREN Open Access Tariff
                      IES                  AMEREN Open Access Tariff
                      IP                   AMEREN Open Access Tariff
                      MoPub                AMEREN Open Access Tariff
                      NIPSCO               AMEREN Open Access Tariff
                      SIPCO                AMEREN Open Access Tariff
                      Soyland              AMEREN Open Access Tariff
                      WVPA                 AMEREN Open Access Tariff
                      Columbia             AMEREN Open Access Tariff
                      IMEA                 AMEREN Open Access Tariff
                      IMPA                 AMEREN Open Access Tariff
                      Springfield, IL      AMEREN Open Access Tariff
                      SPA                  AMEREN Open Access Tariff

                                                                Exhibit_(RWF-10)
                                                                   Page 22 of 27


                   FIRST TIER MARKET CENTERED ON
                              Soyland

              Participants            Relationship
           ===================  =========================

           Soyland              Center
           CIPS                 First Tier (Pre Merger)
           AMEREN               First Tier (Post Merger)
           AEP                  AMEREN Open Access Tariff
           CILCO                AMEREN Open Access Tariff
           CINergy              AMEREN Open Access Tariff
           CE                   AMEREN Open Access Tariff
           IES                  AMEREN Open Access Tariff
           IP                   AMEREN Open Access Tariff
           KCPL                 AMEREN Open Access Tariff
           MEC                  AMEREN Open Access Tariff
           MoPub                AMEREN Open Access Tariff
           NIPSCO               AMEREN Open Access Tariff
           SJLP                 AMEREN Open Access Tariff
           AEC                  AMEREN Open Access Tariff
           SIPCO                AMEREN Open Access Tariff
           WVPA                 AMEREN Open Access Tariff
           Columbia             AMEREN Open Access Tariff
           IMEA                 AMEREN Open Access Tariff
           IMPA                 AMEREN Open Access Tariff
           Springfield, IL      AMEREN Open Access Tariff
           SPA                  AMEREN Open Access Tariff

                                                                Exhibit_(RWF-10)
                                                                   Page 23 of 27



                   FIRST TIER MARKET CENTERED ON
                                SPA


               Participants           Relationship
           ==================== =========================

           SPA                  Center
           UE                   First Tier (Pre Merger)
           CSW                  First Tier
           OGE                  First Tier
           Empire               First Tier
           AEC                  First Tier
           WF                   First Tier
           AMEREN               First Tier (Post Merger)
           AEP                  AMEREN Open Access Tariff
           CILCO                AMEREN Open Access Tariff
           CINergy              AMEREN Open Access Tariff
           CE                   AMEREN Open Access Tariff
           IES                  AMEREN Open Access Tariff
           IP                   AMEREN Open Access Tariff
           KCPL                 AMEREN Open Access Tariff
           MEC                  AMEREN Open Access Tariff
           MoPub                AMEREN Open Access Tariff
           NIPSCO               AMEREN Open Access Tariff
           SJLP                 AMEREN Open Access Tariff
           SIPCO                AMEREN Open Access Tariff
           Soyland              AMEREN Open Access Tariff
           WVPA                 AMEREN Open Access Tariff
           Columbia             AMEREN Open Access Tariff
           IMEA                 AMEREN Open Access Tariff
           IMPA                 AMEREN Open Access Tariff
           Springfield, IL      AMEREN Open Access Tariff

                                                             Exhibit ___(RWF-10)
                                                                   Page 24 of 27


                         FIRST TIER MARKET CENTERED ON
                                Springfield, IL



               Participants         Relationship
           ==================== ====================

           Springfield, IL      Center
           CIPS                 First Tier (Pre Merger)
           CILCO                First Tier
           IP                   First Tier
           AMEREN               First Tier (Post Merger)
           AEP                  AMEREN Open Access Tariff
           CINergy              AMEREN Open Access Tariff
           CE                   AMEREN Open Access Tariff
           IES                  AMEREN Open Access Tariff
           KCPL                 AMEREN Open Access Tariff
           MEC                  AMEREN Open Access Tariff
           MoPub                AMEREN Open Access Tariff
           NIPSCO               AMEREN Open Access Tariff
           SJLP                 AMEREN Open Access Tariff
           AEC                  AMEREN Open Access Tariff
           SIPCO                AMEREN Open Access Tariff
           Soyland              AMEREN Open Access Tariff
           WVPA                 AMEREN Open Access Tariff
           Columbia             AMEREN Open Access Tariff
           IMEA                 AMEREN Open Access Tariff
           IMPA                 AMEREN Open Access Tariff
           SPA                  AMEREN Open Access Tariff

                                                              Exhibit___(RWF-10)
                                                                   Page 25 of 27



                        FIRST TIER MARKET CENTERED ON
                                      TVA





            Participants              Relationship
           ===============      =========================

           TVA                  Center
           CIPS                 First Tier (Pre Merger)
           UE                   First Tier (Pre Merger)
           AEP                  First Tier
           CPL                  First Tier
           Duke                 First Tier
           Entergy              First Tier
           IP                   First Tier
           LGE                  First Tier
           KU                   First Tier
           Southern             First Tier
           Big Rivers           First Tier
           EKPC                 First Tier
           AMEREN               First Tier (Post Merger)
           CE                   AMEREN Open Access Tariff
           CILCO                AMEREN Open Access Tariff
           CINergy              AMEREN Open Access Tariff
           IES                  AMEREN Open Access Tariff
           KCPL                 AMEREN Open Access Tariff
           MEC                  AMEREN Open Access Tariff
           MoPub                AMEREN Open Access Tariff
           NIPSCO               AMEREN Open Access Tariff
           SJLP                 AMEREN Open Access Tariff
           AEC                  AMEREN Open Access Tariff
           SIPCO                AMEREN Open Access Tariff
           Soyland              AMEREN Open Access Tariff
           WVPA                 AMEREN Open Access Tariff
           Columbia             AMEREN Open Access Tariff
           IMEA                 AMEREN Open Access Tariff
           IMPA                 AMEREN Open Access Tariff
           Springfield, IL      AMEREN Open Access Tariff
           SPA                  AMEREN Open Access Tariff

                                                               Exhibit__(RWF-10)
                                                                   Page 26 of 27




                         FIRST TIER MARKET CENTERED ON
                                      WR



                       Participants           Relationship
                   ===================  ========================
                   WR                   Center
                   UE                   First Tier (Pre Merger)
                   CSW                  First Tier
                   Empire               First Tier
                   KCPL                 First Tier
                   Midwest              First Tier
                   MoPub                First Tier
                   OGE                  First Tier
                   WestPlains           First Tier
                   AEC                  First Tier
                   BPU                  First Tier
                   OPPD                 First Tier
                   AMEREN               First Tier (Post Merger)

                                                              Exhibit __(RWF-10)
                                                                   Page 27 of 27



                         FIRST TIER MARKET CENTERED ON
                                     WVPA


                       Participants         Relationship
                   ===================  ===================

                   WVPA                 Center
                   CIPS                 First Tier (Pre Merger)
                   CINergy              First Tier
                   IMPA                 First Tier
                   IPL                  First Tier
                   KU                   First Tier
                   LGE                  First Tier
                   NIPSCO               First Tier
                   SIGECO               First Tier
                   Hoosier              First Tier
                   AMEREN               First Tier (Post Merger)
                   AEP                  AMEREN Open Access Tariff
                   CILCO                AMEREN Open Access Tariff
                   CE                   AMEREN Open Access Tariff
                   IES                  AMEREN Open Access Tariff
                   IP                   AMEREN Open Access Tariff
                   KCPL                 AMEREN Open Access Tariff
                   MEC                  AMEREN Open Access Tariff
                   SJLP                 AMEREN Open Access Tariff
                   AEC                  AMEREN Open Access Tariff
                   SIPCO                AMEREN Open Access Tariff
                   Soyland              AMEREN Open Access Tariff
                   Columbia             AMEREN Open Access Tariff
                   IMEA                 AMEREN Open Access Tariff
                   Springfield, IL      AMEREN Open Access Tariff
                   SPA                  AMEREN Open Access Tariff

                                                                Exhibit_(RWF-11)

                    AMEREN'S SHARE OF UNCOMMITTED CAPACITY
                              FIRST TIER MARKETS
                              18% RESERVE MARGIN
                                     1996


                                                  Pre Merger                             Post Merger
                                     -------------------------------------    -----------------------------------------
                                                                                                      AMEREN Share
                                                                                                       With Open
   First Tier Market Centered On         UE Share           CIPS Share             AMEREN Share       Access Tariff
================================     =================   =================    ==================     ==================
                                           (%)                 (%)                     (%)                 (%)

                                           (1)                 (2)                     (3)                 (4)

AEC                                                0.0%                0.0%                  5.7%                   4.6%
------------------------------------------------------------------------------------------------------------------------------------
AEP                                                0.0                 3.7                   3.7                    2.8
------------------------------------------------------------------------------------------------------------------------------------
CE                                                 0.0                11.4                  11.4                    6.6
------------------------------------------------------------------------------------------------------------------------------------
CILCO                                              0.0                23.2                  23.2                    7.4
------------------------------------------------------------------------------------------------------------------------------------
CINergy                                            0.0                14.0                  14.0                    5.3
------------------------------------------------------------------------------------------------------------------------------------
Columbia                                           0.0                 0.0                  22.2                    7.4
------------------------------------------------------------------------------------------------------------------------------------
CSW                                                0.0                 0.0                   4.9                    4.9
------------------------------------------------------------------------------------------------------------------------------------
Entergy                                            0.0                 0.0                   6.1                    6.1
------------------------------------------------------------------------------------------------------------------------------------
IES                                                0.0                 0.0                   8.7                    5.5
------------------------------------------------------------------------------------------------------------------------------------
IMEA                                               0.0               100.0                 100.0                    7.4
------------------------------------------------------------------------------------------------------------------------------------
IMPA                                               0.0                18.2                  18.2                    5.8
------------------------------------------------------------------------------------------------------------------------------------
IP                                                 0.0                 7.3                   7.3                    4.9
------------------------------------------------------------------------------------------------------------------------------------
IPW                                                0.0                 0.0                   9.1                    9.1
------------------------------------------------------------------------------------------------------------------------------------
KCPL                                               0.0                 0.0                   5.0                    4.1
------------------------------------------------------------------------------------------------------------------------------------
KU                                                 0.0                 8.2                   8.2                    8.2
------------------------------------------------------------------------------------------------------------------------------------
MEC                                                0.0                 0.0                   4.6                    4.4
------------------------------------------------------------------------------------------------------------------------------------
MoPub                                              0.0                 0.0                  11.4                    6.4
------------------------------------------------------------------------------------------------------------------------------------
NIPSCO                                             0.0                34.7                  34.7                    7.4
------------------------------------------------------------------------------------------------------------------------------------
NSP                                                0.0                 0.0                   3.6                    3.6
------------------------------------------------------------------------------------------------------------------------------------
SIPCO                                              0.0                27.5                  27.5                    7.4
------------------------------------------------------------------------------------------------------------------------------------
SJLP                                               0.0                 0.0                   5.9                    4.5
------------------------------------------------------------------------------------------------------------------------------------
Soyland                                            0.0               100.0                 100.0                    7.4
------------------------------------------------------------------------------------------------------------------------------------
SPA                                                0.0                 0.0                   6.9                    4.3
------------------------------------------------------------------------------------------------------------------------------------
Springfield, IL                                    0.0                32.2                  32.2                    7.4
------------------------------------------------------------------------------------------------------------------------------------
TVA                                                0.0                 7.7                   7.7                    4.3
------------------------------------------------------------------------------------------------------------------------------------
WR                                                 0.0                 0.0                   5.5                    5.5
------------------------------------------------------------------------------------------------------------------------------------
WVPA                                               0.0                18.2                  18.2                    6.0
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                   Exhibit__(RWF-12)


                                              AMEREN'S SHARE OF UNCOMMITTED CAPACITY
                                                        FIRST TIER MARKETS
                                                        15% RESERVE MARGIN
                                                               1996




                                                       Pre Merger                                   Post Merger
                                         --------------------------------------     -------------------------------------------
                                                                                                                 AMEREN Share
                                                                                                                   With Open
   First Tier Market Centered On           UE Share                CIPS Share         AMEREN Share               Access Tariff
====================================     ============            ==============     ================           ================
                                             (%)                       (%)                (%)                         (%)

                                             (1)                       (2)                (3)                         (4)

AEC                                               3.5%                      0.0%                 8.6%                        5.7%
------------------------------------------------------------------------------------------------------------------------------------
AEP                                               0.0                       2.8                  4.5                         3.8
------------------------------------------------------------------------------------------------------------------------------------
CE                                                0.0                       7.8                 12.2                         8.2
------------------------------------------------------------------------------------------------------------------------------------
CILCO                                             0.0                      14.0                 21.1                         9.2
------------------------------------------------------------------------------------------------------------------------------------
CINergy                                           0.0                      10.7                 16.4                         7.1
------------------------------------------------------------------------------------------------------------------------------------
Columbia                                         19.7                       0.0                 38.6                         9.2
------------------------------------------------------------------------------------------------------------------------------------
CSW                                               3.2                       0.0                  7.9                         7.9
------------------------------------------------------------------------------------------------------------------------------------
Entergy                                           2.7                       0.0                  6.6                         6.6
------------------------------------------------------------------------------------------------------------------------------------
IES                                               6.8                       0.0                 15.7                         7.4
------------------------------------------------------------------------------------------------------------------------------------
IMEA                                              0.0                     100.0                100.0                         9.2
------------------------------------------------------------------------------------------------------------------------------------
IMPA                                              0.0                      14.1                 21.2                         7.6
------------------------------------------------------------------------------------------------------------------------------------
IP                                                3.3                       5.1                  8.4                         6.2
------------------------------------------------------------------------------------------------------------------------------------
IPW                                               5.0                       0.0                 11.8                        11.8
------------------------------------------------------------------------------------------------------------------------------------
KCPL                                              3.8                       0.0                  9.3                         6.0
------------------------------------------------------------------------------------------------------------------------------------
KU                                                3.8                       6.0                  9.8                         9.8
------------------------------------------------------------------------------------------------------------------------------------
MEC                                               3.1                       0.0                  7.6                         6.6
------------------------------------------------------------------------------------------------------------------------------------
MoPub                                             8.6                       0.0                 19.5                         8.2
------------------------------------------------------------------------------------------------------------------------------------
NIPSCO                                            0.0                      10.9                 16.7                         8.7
------------------------------------------------------------------------------------------------------------------------------------
NSP                                               3.0                       0.0                  7.4                         7.4
------------------------------------------------------------------------------------------------------------------------------------
SIPCO                                             0.0                      30.6                 42.0                         9.2
------------------------------------------------------------------------------------------------------------------------------------
SJLP                                              4.7                       0.0                 11.1                         6.6
------------------------------------------------------------------------------------------------------------------------------------
Soyland                                           0.0                     100.0                100.0                         9.2
------------------------------------------------------------------------------------------------------------------------------------
SPA                                               5.6                       0.0                 13.1                         6.3
------------------------------------------------------------------------------------------------------------------------------------
Springfield, IL                                   0.0                      33.1                 44.8                         9.2
------------------------------------------------------------------------------------------------------------------------------------
TVA                                               2.7                       4.2                  6.9                         4.4
------------------------------------------------------------------------------------------------------------------------------------
WR                                                4.1                       0.0                 10.0                        10.0
------------------------------------------------------------------------------------------------------------------------------------
WVPA                                              0.0                      14.1                 21.2                         7.8
------------------------------------------------------------------------------------------------------------------------------------


                                                         EXHIBIT NO. __ (RWF-13)

                   DEFINING FIRST TIER MARKETS SYMMETRICALLY

                             [GRAPH APPEARS HERE]


     This exhibit consists of a schematic diagram that will be provided to the Commission upon request.

                                                               Exhibit_(RWF-14)


                       AMEREN'S SHARE OF TOTAL CAPACITY
                              FIRST TIER MARKETS




                                             Pre Merger                         Post Merger
                                    ---------------------------     ----------------------------------
                                                                                        AMEREN Share
                                                                                          With Open
 First Tier Market Centered On       UE Share       CIPS Share       AMEREN Share       Access Tariff
===============================     ==========     ============     ==============     ===============
                                       (%)              (%)              (%)                 (%)

                                       (1)              (2)              (3)                 (4)

AEC                                       12.8%             0.0%              16.3%                8.2%
----------------------------------------------------------------------------------------------------------
AEP                                        0.0              1.5                5.7                 5.1
----------------------------------------------------------------------------------------------------------
CE                                         0.0              4.0               14.3                10.7
----------------------------------------------------------------------------------------------------------
CILCO                                      0.0              8.8               28.1                11.7
----------------------------------------------------------------------------------------------------------
CINergy                                    0.0              4.6               16.2                 9.7
----------------------------------------------------------------------------------------------------------
Columbia                                  68.9              0.0               74.7                11.7
----------------------------------------------------------------------------------------------------------
CSW                                       12.9              0.0               16.4                16.4
----------------------------------------------------------------------------------------------------------
Entergy                                    7.3              0.0                9.5                 9.5
----------------------------------------------------------------------------------------------------------
IES                                       27.2              0.0               33.2                10.4
----------------------------------------------------------------------------------------------------------
IMEA                                       0.0             88.2               96.8                11.7
----------------------------------------------------------------------------------------------------------
IMPA                                       0.0              8.9               28.4                10.4
----------------------------------------------------------------------------------------------------------
IP                                         8.5              2.8               11.3                 8.8
----------------------------------------------------------------------------------------------------------
IPW                                       15.4              0.0               19.5                19.5
----------------------------------------------------------------------------------------------------------
KCPL                                      19.5              0.0               24.3                 9.6
----------------------------------------------------------------------------------------------------------
KU                                         9.3              3.1               12.4                12.4
----------------------------------------------------------------------------------------------------------
MEC                                       12.5              0.0               16.0                10.2
----------------------------------------------------------------------------------------------------------
MoPub                                     35.1              0.0               41.8                10.9
----------------------------------------------------------------------------------------------------------
NIPSCO                                     0.0              4.0               14.3                10.8
----------------------------------------------------------------------------------------------------------
NSP                                       15.4              0.0               19.5                19.5
----------------------------------------------------------------------------------------------------------
SIPCO                                      0.0             36.2               69.6                11.7
----------------------------------------------------------------------------------------------------------
SJLP                                      24.0              0.0               29.5                10.2
----------------------------------------------------------------------------------------------------------
Soyland                                    0.0             90.2               97.4                11.7
----------------------------------------------------------------------------------------------------------
SPA                                       28.5              0.0               34.6                10.0
----------------------------------------------------------------------------------------------------------
Springfield, IL                            0.0             30.4               63.8                11.7
----------------------------------------------------------------------------------------------------------
TVA                                        5.0              1.6                6.6                 5.0
----------------------------------------------------------------------------------------------------------
WR                                        20.4              0.0               25.4                25.4
----------------------------------------------------------------------------------------------------------
WVPA                                       0.0              8.9               28.4                10.5
----------------------------------------------------------------------------------------------------------

                                                               Exhibit__(RWF-15)

                  TOTAL CAPACITY IN ONE WHEEL MARKET
                           CENTERED ON WR

                                                         Total
                                                       Capacity
                Trading Partner                          1996
         ============================                  ========
                     (1)                                  (2)

     I   Center Utility
         --------------
              WR                                         5,159 MW

     II  Directly Interconnected Merger Partner(s)
         -----------------------------------------
             UE                                          8,385 MW

     III Other Interconnections
         ----------------------
              CSW                                        8,420 MW
              Empire                                       997
              KCPL                                       3,720
              Midwest                                      272
              MoPub                                      1,263
              OGE                                        6,237
              WestPlains                                   514
              ------------------------------------------------
              AEC                                        3,557
              ------------------------------------------------
              BPU                                          619
              ------------------------------------------------
              OPPD                                       1,968
                                                        ------
              Total (I + II + III)                      41,111 MW

     IV  Other Merger Partner
         --------------------
              CIPS                                       2,766 MW

     V   Additional Utilities Accessible Under Open
         ------------------------------------------
             Access Tariff of CSW & KCPL
             ---------------------------
             Entergy                                    21,209 MW
             IPW                                         1,310
             MEC                                         4,347
             NSP                                         8,311
             SJLP                                          422
             SWPS                                        3,939
             -------------------------------------------------
             AECC                                        1,946
             WF                                          1,226
             -------------------------------------------------
             GRDA                                          789
             Independence                                  348
             LES                                           604
             Springfield, MO                               753
             -------------------------------------------------
             NPPD                                        2,033
             SPA                                           643

             Total (I + II + III + IV + V)              91,757 MW
         -----------------------------------------------------
         UE Premerger Share                       (a) :   20.4%
         CIPS Premerger Share                     (b) :    0.0%
         Merged Entity Share
             Before CSW & KCPL Tariff            (c) :    25.4%
             After CSW & KCPL Tariff             (d) :    12.2%

         (a) :[8,385/41,111]*100
         (b) :[0/41,111]*100
         (c) :[(8,385+2,776)/43,887]*100
         (d) :[(8,385+2,776)/91,767]*100
         -----------------------------------------------------

                                                               Exhibit__(RWF-16)


                           NON FIRM ENERGY SALES BY
                     UE, CIPS AND INTERCONNECTED UTILITIES
                               ALL TRANSACTIONS

                                     1993


                ------------------------------------------------------------
                     SELLER          Sales             Share           HHI
                ------------------------------------------------------------
                      (1)             (2)              (3)             (4)
                ------------------------------------------------------------
                CE                   10,605 GWH        14.5%           210
                ------------------------------------------------------------
                AEP                  10,052            13.7            188
                ------------------------------------------------------------
                TVA                   6,818             9.3             87
                ------------------------------------------------------------
                NSP                   6,338             8.7             75
                ------------------------------------------------------------
                UE                    6,230             8.5             72
                ------------------------------------------------------------
                IP                    4,762             6.5             42
                ------------------------------------------------------------
                CINergy               4,730             6.5             42
                ------------------------------------------------------------
                CIPS                  4,505             6.2             38
                ------------------------------------------------------------
                Entergy               3,479             4.8             23
                ------------------------------------------------------------
                KCPL                  3,343             4.6             21
                ------------------------------------------------------------
                MEC                   3,333             4.6             21
                ------------------------------------------------------------
                WR                    2,398             3.3             11
                ------------------------------------------------------------
                AEC                   2,028             2.8              8
                ------------------------------------------------------------
                IES                   1,885             2.6              7
                ------------------------------------------------------------
                KU                      773             1.1              1
                ------------------------------------------------------------
                NIPSCO                  689             0.9              1
                ------------------------------------------------------------
                CSW                     581             0.8              1
                ------------------------------------------------------------
                CILCO                   203             0.3              0
                ------------------------------------------------------------
                IPW                     117             0.2              0
                ------------------------------------------------------------
                SIPCO                   114             0.2              0
                ------------------------------------------------------------
                MoPub                   107             0.1              0
                ------------------------------------------------------------
                SJLP                     92             0.1              0
                ------------------------------------------------------------
                IMEA                     33             0.0              0
                ------------------------------------------------------------
                Springfield, IL          12             0.0              0
                ------------------------------------------------------------
                WVPA                      2             0.0              0
                ------------------------------------------------------------
                IMPA                      0             0.0              0
                ------------------------------------------------------------
                Pre Merger Total     73,228 GWH         100%           846
                ------------------------------------------------------------
                ------------------------------------------------------------
                Increase in HHI  [2 * UE Share * CIPS Share]           105
                ------------------------------------------------------------
                ------------------------------------------------------------
                Post Merger Total                                      951
                ------------------------------------------------------------

                Source: Workpapers

                                                                EXHIBIT (RWF-17)

                           NON FIRM ENERGY SALES BY
                     UE, CIPS AND INTERCONNECTED UTILITIES
                               ALL TRANSACTIONS

                                     1994

                ----------------------------------------------------
                     SELLER               Sales         Share    HHI

                       (1)                 (2)           (3)     (4)
                ----------------------------------------------------
                AEP                       7,688 GWH     11.8%    139
                ----------------------------------------------------
                CE                        6,976         10.7     114
                ----------------------------------------------------
                UE                        6,443          9.9      97
                ----------------------------------------------------
                TVA                       6,314          9.7      94
                ----------------------------------------------------
                CINergy                   4,878          7.5      56
                ----------------------------------------------------
                NSP                       4,841          7.4      55
                ----------------------------------------------------
                KCPL                      4,207          6.4      42
                ----------------------------------------------------
                IP                        3,797          5.8      34
                ----------------------------------------------------
                CIPS                      3,767          5.8      33
                ----------------------------------------------------
                AEC                       3,405          5.2      27
                ----------------------------------------------------
                Entergy                   3,404          5.2      27
                ----------------------------------------------------
                KU                        2,214          3.4      11
                ----------------------------------------------------
                MEC                       1,895          2.9       8
                ----------------------------------------------------
                WR                        1,698          2.6       7
                ----------------------------------------------------
                IES                       1,137          1.7       3
                ----------------------------------------------------
                CSW                       1,001          1.5       2
                ----------------------------------------------------
                CILCO                       359          0.5       0
                ----------------------------------------------------
                IPW                         277          0.4       0
                ----------------------------------------------------
                NIPSCO                      253          0.4       0
                ----------------------------------------------------
                SIPCO                       249          0.4       0
                ----------------------------------------------------
                SJLP                        222          0.3       0
                ----------------------------------------------------
                MoPub                       158          0.2       0
                ----------------------------------------------------
                Springfield, IL              52          0.1       0
                ----------------------------------------------------
                IMEA                         44          0.1       0
                ----------------------------------------------------
                WVPA                         12          0.0       0
                ----------------------------------------------------
                Pre Merger Total         65,290 GWH      100%    751
                ----------------------------------------------------
                ----------------------------------------------------
                Increase in HHI  [2* UE Share* CIPS Share]       114
                ----------------------------------------------------
                ----------------------------------------------------
                Post Merger Total                                864
                ----------------------------------------------------
                Source: Workpapers